   As filed with the Securities and Exchange Commission on August 11, 1999

                                                          Registration No. 333

------------------------------------------------------------------------------
------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549

                                  ---------

                                  FORM S-11
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                  ---------

                          CRUSADE MANAGEMENT LIMITED
                              (ACN 072 715 916)
     (Exact name of registrant as specified in its governing instruments)

                                    Level 4
                            4-16 Montgomery Street
                               Kogarah NSW 2217
                                  Australia
                           Telephone: 612 9952 1315
 (Address, including zip code/post code, and telephone number, including area code, of registrant's principal executive offices)

                                  ---------

                              agent for service

                            CT Corporation System
                                1633 Broadway
                           New York, New York 10019
                           Telephone: 212-479-8247
      (Name, address, including zip code and telephone number, including area code, of agent for service)

                               With a copy to:

        Paul Gibbeson                                Diane Citron, Esq.
     Company Secretary                              Mayer, Brown & Platt
Crusade Management Limited                              1675 Broadway
          Level 4                                  New York, New York 10019
  4-16 Montgomery Street
    Kogarah NSW 2217
       Australia

                                  ---------

     Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

     If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. /_/


                       CALCULATION OF REGISTRATION FEE

                                                  Proposed Maximum    Proposed Maximum
Title of Each Class of            Amount to be     Offering Price    Aggregate Offering        Amount of
Securities to Be Registered       Registered           Per Unit            Price*          Registration Fee
Mortgage Backed Floating Rate
  Notes........................    $1,000,000            100%              $1,000,000            $278.00


     *    Estimated for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                 CROSS REFERENCE SHEET

           Name and Caption in Form S-11                         Caption in Prospectus

1.    Forepart of Registration Statement and             Front Cover of Registration Statement;
      Outside Front Cover Page of Prospectus             Outside Front Cover Page of Prospectus
2.    Inside Front and Outside Back Cover Pages          Inside Front Cover Page of Prospectus;
      of Prospectus                                      Outside Back Cover Page of Prospectus
3.    Summary Information, Risk Factors and              Summary; Risk Factors
      Ratio of Earnings to Fixed Charges
4.    Determination of Offering Price                    *
5.    Dilution                                           *
6.    Selling Security Holders                           *
7.    Plan of Distribution                               Method of Distribution
8.    Use of Proceeds                                    Use of Proceeds
9.    Selected Financial Data                            *
10.   Management's Discussion and Analysis of            Description of the Trust; Description of the
      Financial Condition and Results of                 Assets of the Trust
      Operations
11.   General Information as to Registrant               The Issuer Trustee, St.George Bank and the
                                                         Manager - The Manager
12.   Policy with respect to Certain Activities          Description of the Class A Notes
13.   Investment Policies of Registrant                  Description of the Transaction Documents
14.   Description of Real Estate                         The Assets of the Trust; St.George Residential
                                                         Loan Program
15.   Operating Data                                     *
16.   Tax Treatment of Registrant and Its Security       United States Federal Income Tax Matters,
      Holders                                            Australian Tax Matters
17.   Market Price of and Dividends on the               *
      Registrant's Common Equity and Related
      Stockholder Matters
18.   Description of Registrant's Securities             Description of the Class A Notes
19.   Legal Proceedings                                  *
20.   Security Ownership of Certain Beneficial           The Issuer Trustee, St.George Bank and the
      Owners and Management                              Manager
21.   Directors and Executive Officers                   *
22.   Executive Compensation                             *
23.   Certain Relationships and Related                  *
      Transactions
24.   Selection, Management and Custody of               Description of the Class A Notes; Description
      Registrant's Investments                           of the Transaction Documents; St.George
                                                         Residential Loan Program
25.   Policies with Respect to Certain Transactions      Description of the Class A Notes
26.   Limitations of Liability                           Description of the Transaction Documents
27.   Financial Statements and Information               *
28.   Interests of Named Experts and Counsel             *
29.   Disclosure of Commission Position on               Part II of Registration Statement
      Indemnification for Securities Act Liabilities
30.   Quantitative and Qualitative Disclosures           *
      about Market Risk

* Not Applicable

                                                   2


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS
                    Subject to Completion, Dated    , 1999

                                    US$_____
                                  (Approximate)

                       CRUSADE GLOBAL TRUST NO. 1 OF 1999

                  CRUSADE MANAGEMENT LIMITED (ACN 072 715 916)
                                     Manager

                    ST.GEORGE BANK LIMITED (ACN 055 513 070)
                               Seller and Servicer

                     AXA TRUSTEES LIMITED (ACN 004 029 841)
                                 Issuer Trustee


                                Initial                                    Underwriting        Proceeds
                              Principal         Initial       Price to    Discounts and        to Issuer
                                Balance   Interest Rate       Public        Commissions         Trustee
                              ---------   -------------       --------    -------------        ---------
  Class A-1 Notes .......     $_____       LIBOR + _____%      _____%         _____%             _____%
  Class A-2 Notes .......     $_____       LIBOR + _____%      _____%         _____%             _____%
  Total .................     $_____                          $_____         $_____             $_____


      The notes will be collateralized by a pool of housing loans secured by properties located in Australia. The trust will be governed by the laws of New South Wales, Australia.

       Please consider carefully the risk factors beginning on page 20 in the prospectus.

      The notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The notes represent obligations of the Crusade Global Trust No. 1 of 1999 only and do not represent obligations of or interests in, and are not guaranteed by, Crusade Management Limited or St.George Bank Limited.

       We have made an application to the London Stock Exchange Limited to admit the Class A-1 and Class A-2 notes to the Official List.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                          Credit Suisse First Boston

                   The date of this prospectus is [_____].

                                        Table of Contents

                                                Page                                                 Page

  Disclaimers with Respect to Sales to                   Breach of Representations and
    Non-U.S. Investors..........................           Warranties ...............................
  Australian Disclaimers .......................         Substitution of Housing Loans ..............
  Summary ......................................         Other Features of the Housing
    Parties to the Transaction .................          Loans .....................................
    Structural Diagram .........................         Details of the Housing Loan Pool............
    Summary of Crusade Global                          Housing Loan Information ...............
       Trust No. 1 of 1999 Terms ...............       St.George Residential Loan
     Structural Overview .......................         Program ....................................
    Credit Enhancements ........................       Origination Process ..........................
     Liquidity Enhancements ....................         Special Features of the Housing
    Redraws ....................................           Loans ....................................
    Limited Substitution .......................         Additional Features ........................
    Hedging Arrangements .......................       The Mortgage Insurance Policies ..............
    Optional Termination .......................         General ....................................
    The Housing Loan Pool ......................         Coverage ...................................
    Withholding Tax ............................         Timely Payment Cover .......................
    U.S. Tax Status ............................         Requirement and Restrictions ...............
    Legal Investment ...........................         Description of the Mortgage
    ERISA Considerations .......................          Insurer ...................................
    Book-Entry Registration ....................       Description of the Class A Notes .............
    Collections ................................         General ....................................
    Interest on the Class A Notes ..............         Form of the Class A Notes ..................
    Allocation of Cash Flows....................       Distribution of the Notes ....................
    Distribution of Total Available                    Key Dates and Periods ........................
      Funds on a Payment Date ....................       Calculation of Total Available
    Distribution of Principal Collections                  Funds ....................................
      on a Payment Date ..........................       Distribution of Total Available
    Risk Factors .................................         Funds ....................................
    Capitalized Terms ............................       Interest on the Notes ......................
    U.S. Dollar Presentation .....................       Excess Available Income ....................
    The Issuer Trustee, St.George Bank                   Gross Principal Collections ................
      and the Manager ............................       Principal Distributions ....................
      The Issuer Trustee .........................       Redraws ....................................
      St.George Bank .............................       Application of Principal Charge
      The Manager ................................         Offs .....................................
    Description of the Trust .....................       Payments into US$ Account ..................
      St.George Bank Securitisation                      Payments out of US$ Account ................
         Trust Programme .........................       The Interest Rate Swaps ....................
      Crusade Global Trust No. 1 of                      The Currency Swap ..........................
         1999 ....................................       Withholding or Tax Deductions ..............
      Assets of the Trust ........................       Redemption of the Notes for
    Description of the Assets of the                       Taxation or Other Reasons ................
      Trust ......................................       Redemption of the Notes ....................
      General ....................................       Clean-up Offer .............................
      Transfer and Assignment of                         Termination of the Trust ...................
      Housing Loans ..............................       Prescription ...............................
      Representations and Warranties .............




                                                Page                                                   Page

  Voting of Noteholders;                                   Consumer Credit Legislation .............
    Modification; Consents; Waiver..............         United States Federal Income Tax
  Reports to Noteholders .......................           Matters..................................
Description of the Transaction                             General..................................
  Documents ....................................           Sale of Notes............................
  Trust Accounts ...............................           Market Discount..........................
  The Standby Bank Guarantee ...................           Premium..................................
  Liquidity Reserve ............................           Backup Withholding.......................
  Modifications Without                                  Australian Tax Matters ....................
    Noteholder Consent ...........................         Payments of Principal, Premiums
  Modifications With Noteholder                              and Interest ..........................
    Consent ......................................         Profit on Sale...........................
  The Issuer Trustee ...........................           Goods and Services Tax...................
  The Manager ..................................           Other Taxes..............................
  The Note Trustee .............................         Enforcement of Foreign
  Security Trust Deed ..........................           Judgments in Australia...................
  The Redraw Facility ..........................         Exchange Controls and Limitations..........
  The Servicing Agreement ......................         ERISA Considerations.......................
  The Custodian Agreement ......................         Legal Investment Considerations............
  Seller Loan Agreement ........................         Available Information......................
The Servicer ...................................         Ratings of the Notes.......................
  Servicing of Housing Loans ...................         Method of Distribution
  Servicer Delinquency Experience...............           Underwriting.............................
 St.George Bank Year 2000                                  Offering Restrictions ...................
  Programme ....................................         Listing and General Information ...........
 Prepayment and Yield...........................           Listing..................................
  Considerations ...............................           Authorization............................
  General ......................................           Litigation...............................
  Prepayments ..................................           Euroclear and Cedelbank..................
  Weighted Average Lives .......................           Documents Available for
Use of Proceeds ................................             Inspection.............................
Legal Aspects of the Housing                               Consents to Opinions ....................
  Loans ........................................         Announcement...............................
  General ......................................         Legal Matters..............................
  Nature of Housing Loans as                              Glossary..................................
    Security ...................................         Appendix I
  Enforcement of Housing Loans .................           Terms and Conditions of the
  Penalties and Prohibited Fees ................            Class A-1 Notes.........................
  Bankruptcy ...................................         Appendix II
  Environmental ................................           Terms and Conditions of the
  Insolvency Considerations ....................            Class A-2 Notes.........................
  Tax Treatment of Interest on
    Australian Housing Loans ...................


             Disclaimers with Respect to Sales to Non-U.S. Investors

     This section applies only to the offering of the notes in countries other than the United States of America. AXA Trustees Limited, in its capacity as trustee of the trust, is not responsible or liable for this prospectus in the United States of America. Crusade Management Pty Limited is responsible and liable for this prospectus in the United States of America.

     Other than in the United States of America, no person has taken and or will not take any action that would permit a public offer of the notes in any country or jurisdiction. The notes may be offered privately in other jurisdictions. The notes may not be offered or sold, directly or indirectly, and neither this prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. The underwriters have represented that all offers and sales by them have been and will comply with all applicable laws and regulations. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the notes, see "Method of Distribution."

     This prospectus does not and is not intended to constitute an offer to sell or a solicitation of any offer to buy any of the notes by or on behalf of AXA Trustee Limited, in its capacity as trustee of the trust, in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

     For the purposes of the Financial Services Act 1986 of the United Kingdom and the London Stock Exchange only, AXA Trustees Limited, in its capacity as trustee of the trust, accepts responsibility for the information contained in this prospectus, other than with respect to those matters for which St.George Bank Limited, _______, Morgan Guaranty Trust Company of New York or Credit Suisse First Boston accept responsibility in the following four paragraphs. To the best of the knowledge and belief of AXA Trustees Limited, in its capacity as trustee of the trust, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus for which it accepts responsibility is in accordance with the facts and does not omit anything likely to affect the import of the information for which it accepts responsibility contained in this prospectus.

     St.George Bank Limited accepts responsibility for the information contained in "The Issuer Trustee, St.George Bank and the Manager - St.George Bank" and "- the Manager", "Description of the Assets of the Trust", "St.George Residential Loan Programme", "Description of the Class A Notes - Form of the Class A Notes" and "- The Interest Rate Swaps", "The Servicer" and "St.George Bank Year 2000 Programme". To the best of the knowledge and belief of St.George Bank Limited, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of the information contained in this prospectus.

     o accepts responsibility for the information contained in "Description of the Class A Notes - The Interest Rate Swaps - The Standby Swap Provider". To the best of the knowledge and belief of _______, which has taken all reasonable care to ensure that such is the case, the information contained in this section is in accordance with the facts and does not omit anything likely to affect the import of the information contained in this prospectus.

     Morgan Guaranty Trust Company of New York accepts responsibility for the information contained in "Description of the Class A Notes - The Currency Swap
- The Currency Swap Provider". To the best of the knowledge and belief of Morgan Guaranty Trust Company of New York, which has taken all reasonable care to ensure that such is the case, the information contained in this section is in accordance with the facts and does not omit anything likely to affect the import of the information contained in this prospectus.

     Credit Suisse First Boston accepts responsibility for the information contained in "Description of the Transaction Documents - The Standby Bank Guarantee - The Standby Guarantor". To the best of the knowledge and belief of Credit Suisse First Boston, which has taken all reasonable care to ensure that such is the case, the information contained in this section is in accordance with the facts and does not omit anything likely to affect the import of the information contained in this prospectus.

     Except as described in the preceding four paragraphs, St.George Bank Limited, in its individual capacity and as seller, servicer, fixed-floating rate swap provider and basis swap provider, AXA Trustees Limited, Crusade Management Limited, as manager, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, ________, as standby fixed-floating rate swap provider and standby basis swap provider, Morgan Guaranty Trust Company of New York, as currency swap provider, Credit Suisse First Boston, as standby guarantor, Housing Loan Insurance Corporation Pty Limited and the underwriters: do not accept any responsibility for any information contained in this prospectus and have not separately verified the information contained in this prospectus; make no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus or any other information supplied in connection with the notes; do not recommend that any person should purchase any of the notes; and do not accept any responsibility or make any representation as to the tax consequences of investing in the notes.

     Each person receiving this prospectus: acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus or his or her investment decisions; acknowledges that this prospectus and any other information supplied in connection with the notes is not intended to provide the basis of any credit or other evaluation; acknowledges that the underwriters have expressly not undertaken to review the financial condition or affairs of the trust or any party named in the prospectus during the life of the notes; should make his or her own independent investigation of the trust and the notes; and should seek its own tax, accounting and legal advice as to the consequences of investing in any of the notes.

     No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the issue or sale of the notes. If such information or representation is given or received, it must not be relied upon as having been authorized by AXA Trustees Limited, in its capacity as trustee of the trust, or any of the underwriters.

     Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that:

     o there has been no material change in the affairs of the trust or any party named in this prospectus since the date of this prospectus or the date upon which this prospectus has been most recently amended or supplemented; or

     o any other information supplied in connection with the notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

                             Australian Disclaimers

     o The notes do not represent deposits or other liabilities of St.George Bank Limited (ACN 055 513 070) or associates of St.George Bank Limited.

     o The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     o Neither St.George Bank Limited, any associate of St.George Bank Limited, AXA Trustees Limited, in its capacity as trustee of the trust, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee nor any underwriter in any way stands behind the capital value or the performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

     o None of St.George Bank Limited, in its individual capacity and as seller, servicer, basis swap provider and fixed-floating rate swap provider, AXA Trustees Limited, in its capacity as trustee of the trust, Crusade Management Limited, as manager, National Mutual Life Nominees Limited, as security trustee, Bankers Trust Company, as note trustee, St.George Custodial Pty Limited, as custodian, _______, as standby fixed-floating rate swap provider and standby basis swap provider, Morgan Guaranty Trust Company of New York, as currency swap provider, Credit Suisse First Boston, as standby guarantor or any of the underwriters guarantees the payment of interest or the repayment of principal due on the notes.

     o None of the obligations of AXA Trustees Limited, in its capacity as trustee of the trust, or Crusade Management Limited, as manager, are guaranteed in any way by St.George Bank Limited or any associate of St.George Bank Limited.

                                   Summary

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus.

                          Parties to the Transaction

Trust:................................  Crusade Global Trust No. 1 of 1999
Issuer Trustee:.......................  AXA Trustees Limited (ACN 004 029 841),
                                        in its capacity as trustee of the Trust
Manager:..............................  Crusade Management Limited
                                        (ACN 072 715 916), 4-16 Montgomery
                                        Street, Kogarah NSW 2217
                                        612-9320-5605
Note Trustee:.........................  Bankers Trust Company
Security Trustee:.....................  National Mutual Life Nominees Limited
                                        (ACN 004 387 133)
Seller:...............................  St.George Bank Limited (ACN 055 513 070)
Servicer:.............................  St.George Bank Limited (ACN 055 513 070)
Custodian:............................  St.George Custodial Pty Limited
                                        (ACN 003 017 411)
Principal Paying Agent:...............  HSBC Issuer Services
Calculation Agent:....................  HSBC Issuer Services
Residual Beneficiary:.................  Crusade Management Limited (ACN 072
                                        715 916)
Underwriters:.........................  Credit Suisse First Boston Corporation
Listing Agent:........................  Credit Suisse First Boston Limited
Redraw Facility Provider:.............  St.George Bank Limited (ACN 055 513 070)
Mortgage Insurer:.....................  Housing Loans Insurance Corporation
                                        Pty Limited (ACN 071 466 334)
Standby Guarantor:....................  Credit Suisse First Boston, Melbourne
                                        Branch
Fixed-Floating Rate Swap
Provider:.............................  St.George Bank Limited (ACN 055 513 070)
Standby Fixed-Floating Rate
Swap Provider:........................
Basis Swap Provider:..................  St.George Bank Limited (ACN 055 513 070)
Standby Basis Swap Provider:..........
Currency Swap Provider:...............  Morgan Guaranty Trust Company of
                                        New York, London Branch
Rating Agencies:......................  Fitch IBCA (Australia) Pty Limited
                                        Moody's Investor Service, Inc.
                                        Standard & Poor's Ratings Group


                                   Structural Diagram

                                   -----------------
                                         SELLER
                                    St. George Bank
                                        Limited
                                   -----------------
                                           |
                                           |       Equitable assignment
                                           |         of housing loans
                                           |
                        -------------------------------------
                        |                                   |
                        |                                   |
                        |          ISSUER TRUSTEE           |
                        |  National Mutual Trustees Limited |
--------------------    |                                   |
      MANAGER       |   |  -------------------------------  |   Charge over
Crusade Management  |------|                             |  |   the assets          ----------------------
      Limited       |   |  |                             |  |   of the Trust       |  SECURITY TRUSTEE
--------------------    |  |                             |  |                      | National Mutual Life
                        |  |                             |-------------------------|   Nominees Limited
--------------------    |  |                             |  |                       ----------------------
      SERVICER      |   |  |                             |  |   Mortgage
  St.George Bank    |------|                             |  |   Insurance          -------------------
      Limited       |   |  |           Crusade           |  |   Policies           | MORTGAGE INSURER
--------------------    |  |           Global            |-------------------------|       HLIC
     CUSTODIAN      |   |  |           Trust             |  |                       -------------------
St. George Custodial|------|           No. 1             |  |
    Pty Limited     |   |  |            of               |  |
--------------------    |  |           1999              |  |                        -------------------
                        |  |                             |  |                       |     RESIDUAL
--------------------    |  |                             |  |                       |    BENEFICIARY
  REDRAW FACILITY   |   |  |                             |--------------------------|     Crusade
      PROVIDER      |   |  |                             |  |                       | Management Limited
  St. George Bank   |------|                             |  |                        -------------------
      Limited       |   |  |                             |  |
--------------------    |  |                             |  |                        -------------------
                        |  |                             |--------------------------|  Class A notes    |
--------------------    |  |                             |  |                       | and Class B notes |--
   FIXED-FLOATING   |   |  |                             |  |   Payments on          -------------------   |
     RATE SWAP      |   |  |                             |  |    the notes                    |            |
     PROVIDER       |------|                             |  |                                 |            |
  St. George Bank   |   |  |                             |  |                        -------------------   |
     Limited        |   |  -------------------------------  |                           NOTE TRUSTEE       |
--------------------    --------|--------------------|-------                           Bankers Trust      |
         |                      |                    |                               -------------------   |
         |                      |                    |                                                     |
--------------------     -----------------   -----------------                                             |
   STANDBY FIXED-           BASIS SWAP         CURRENCY SWAP                                               |
   FLOATING RATE             PROVIDER            PROVIDER                                                  |
   SWAP PROVIDER          St. George Bank     Morgan Guaranty                                              |
       [   ]                 Limited           Trust Company                                               |
--------------------     -----------------     of New York                                                 |
                                |             ----------------                                             |
                                |                     |                                                    |
                                |                     |                                                    |
                         -----------------   ---------------------                                         |
                          STANDBY BASIS         PRINCIPAL PAYING                                           |
                          SWAP PROVIDER              AGENT                                                 |
                             [   ]            HSBC Issuer Services                                         |
                         -----------------   ---------------------                                         |
                                                       |                                                   |
                                                       |                                                   |
                                               ------------------                                          |
                                                 THE DEPOSITORY                                            |
                                                 TRUST COMPANY                                             |
                                                 CLEARING SYSTEM                                           |
                                               ------------------                                          |
                                                        |                                                  |
                                                        |                                                  |
                                               ------------------                                          |
                                                   Noteholders   |-----------------------------------------
                                               ------------------


Summary of Crusade Global Trust No. 1 of 1999 Terms


      The issuer trustee will also issue Class B notes collateralized by the same pool of housing loans. The Class B notes have not been registered in the United States and are not being offered by this prospectus. The term "notes" will mean the Class A notes and the Class B notes when used in this prospectus.



The NotesClass A-1/Class A-2Class B
------------------------------------------------------------------

% of Total:                             __%/__%                                __%

Anticipated Ratings:
  Fitch IBCA (Australia)
    Pty Limited                            AAA                                 AAA

Moody's Investor
  Service, Inc.                            Aaa                                 Aa1

Standard & Poor's
  Ratings Group                            AAA                                 AAA

Interest Rate before the               three-month LIBOR +                 three-month Australian
quarterly payment date in                  __%/                            bank bill rate + __%
__, 20__:                              three-month LIBOR + __%

Interest Rate on and after             three-month LIBOR +                 three-month Austrialian
the quarterly payment date                  __%/                           bank bill rate + __%
in __, 20__:                           three-month LIBOR + __%

Interest Accrual Method:               actual/360                          actual/365

Quarterly Payment Dates:               15th day or, if 15th day is         15th day or, if 15th day is
                                       not a business day, then            not a business day, then
                                       the next business day, of           the next business day, of
                                       each of November,                   each of November,
                                       February, May and                   February, May and
                                       August, beginning in                August, beginning in
                                       November, 1999                      November, 1999

Final Maturity Date:                   __, 20__                            __, 20__

Clearance/Settlement:                  DTC/Euroclear/Cedelbank             Offered in Australia only

Cut-Off Date:                          __, 1999                            __, 1999

Pricing Date:                          __, 1999                            __, 1999

Closing Date:                          __, 1999                            __, 1999


                             Structural Overview

     St.George Bank established the Crusade Global Trust Programme pursuant to a master trust deed dated March 14, 1998 among St.George Bank, Crusade Management Limited and the issuer trustee. The master trust deed provides the general terms and structure for securitizations under the programme. A supplementary terms notice among the issuer trustee, St.George Bank, as seller and servicer, Crusade Management Limited, as manager, St.George Custodial Pty Limited, as custodian, Bankers Trust Company, as note trustee, and National Mutual Life Nominees Limited, as security trustee, will set out the specific details of the Crusade Global Trust No.1 of 1999 and the notes, which may vary from the terms set forth in the master trust deed. Each securitization under the programme is a separate transaction with a separate trust. The assets of the Crusade Global Trust No. 1 of 1999 will not be available to pay the obligations of any other trust, and visa versa. See "Description of the Trust."

     The Crusade Global Trust No. 1 of 1999 involves the securitization of housing loans originated by St.George Bank or its predecessors and secured by mortgages over residential property located in Australia. St.George Bank will equitably assign the housing loans to the trust, which will in turn issue the floating rate notes to fund the acquisition of the housing loans.

     The issuer trustee will grant a first ranking floating charge over all of the assets of the trust under the security trust deed in favor of National Mutual Life Nominees Limited, as security trustee, to secure the trust's payment obligations to the noteholders and its other creditors. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystalizes. For a description of floating charges, see "Security Trust Deed--Nature of the Charge".

     Payments of interest and principal to the notes will come only from the housing loans and other assets of the trust. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

Credit Enhancements

     Payments of interest and principal to the notes will be supported by the following forms of credit enhancement:

Subordination and Allocation of Losses

     The Class B notes will always be subordinated to the Class A-1 and A-2 notes in their right to receive interest and principal payments. They will bear all losses on the housing loans before the Class A-1 and A-2 notes. The support provided by the Class B notes is intended to enhance the likelihood that the Class A-1 and A-2 notes will receive expected quarterly payments of interest and principal. The following chart sets forth the initial support percentage of the Class B notes:

                                                                   Initial
                                                  Credit           Support
 Class(es)                                       Support        Percentage
 ---------                                       -------        ----------
 A-1 and A-2                                         B                o

     You should note that the initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the housing loan pool balance as of the cut-off date.

Mortgage Insurance Policies

     Mortgage insurance policies issued by Housing Loans Insurance Corporation Pty Limited will provide full coverage for all principal payments and timely interest payments for up to twenty-four months in the aggregate for each of the housing loans.

Excess Interest Collections

     Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by mortgage insurance.

Liquidity Enhancements

     To cover possible liquidity shortfalls in the payment obligations of the trust, the issuer trustee will have the following forms of liquidity enhancements:

Principal Draws

     The manager may direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in its payment obligations on a monthly payment date.

Liquidity Reserve

     At the closing date, A$*, representing 0.25% of the initial outstanding principal balance of the notes, will be deposited into a liquidity account. The issuer trustee, if directed by the manager, will use the money in the liquidity account to cover any shortfalls in its payment obligations on a payment date which are not covered by principal draws. The liquidity reserve amount will be reduced from time to time so that it will equal 0.25% of the aggregate principal amount outstanding of the housing loans. Any additional amounts in the liquidity account will be treated as a principal collection.

Timely Payment Cover

     The mortgage insurance policies guarantee the timely payment of interest and principal on each of the housing loans for up to 24 months.

Redraws

     Under the terms of each variable rate housing loan, a borrower may, at the discretion of St.George Bank, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan and the current principal balance of the loan. St.George Bank will be reimbursed for any redraws it advances to borrowers from principal collections on the housing loans. Thus, the trust will have less funds available to pay principal on the next payment date, but will have a corresponding greater amount of assets with which to make future payments. The amount that St.George Bank may advance in respect of a loan from time to time is limited to the amount of principal that has been prepaid on the loans at that time. See "St.George Residential Loan Program".

Limited Substitution

     At the direction of the manager, the issuer trustee must use the proceeds from the repurchase of a housing loan by the seller because of a breach of a representation or warranty to purchase an eligible substitute housing loan, if available.

Hedging Arrangements

     To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

     o a basis swap to hedge the basis risk between the interest rate on the housing loans which are subject to a discretionary variable rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap.

     o a fixed-floating rate swap to hedge the basis risk between the interest rate on the housing loans which are subject to a fixed rate of interest and the floating rate obligations of the trust, which includes the issuer trustee's payments under the currency swap and "Description of the Transaction Documents--The Redraw Facility".

     o a currency swap to hedge the currency risk between the collections on the housing loans and the amounts received by the issuer trustee under the basis swap and the fixed-floating rate swap, which are denominated in Australian dollars, and the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars.

Optional Termination

     The seller may repurchase the housing loans from the trust at a price equal to their outstanding principal balance upon the earlier of the quarterly payment date falling in November, 2006 or the quarterly payment date when the current total outstanding principal balance of the notes, as reduced by principal charge offs, is less than 10% of the total initial principal balance of the notes. If the seller repurchases the housing loans, the noteholders will receive a payment equal to the outstanding principal balance of the notes, together with accrued interest, unless the noteholders consent to receiving the outstanding principal balance of the notes, as reduced by principal chargeoffs, together with accrued interest.

                            The Housing Loan Pool

     The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on one-to-four family residential properties. The housing loans will have original terms to stated maturity of no more than 30 years. St.George Bank expects the pool of housing loans to have the following characteristics:

Selected Housing Loan Pool Data as of o, 1999

 Number of Housing Loans .........................................   o
 Housing Loan Pool Size ..........................................   o
 Average Housing Loan Balance ....................................   o
 Maximum Housing Loan Balance ....................................   o
 Minimum Housing Loan Balance ....................................   o
 Total Valuation .................................................   o
 Weighted Average Property Value .................................   o
 Maximum Term to Maturity ........................................   o
 Weighted Average Term to Maturity ...............................   o
 Weighted Average Seasoning ......................................   o
 Weighted Average Original Loan-to-Value Ratio ...................   o
 Maximum Current Loan-to-Value Ratio .............................   o
 Weighted Average Current Loan-to-Value Ratio ....................   o

     The Original Loan-to-Value Ratio of a housing loan is calculated by comparing the initial amount of the housing loan to the value at the date of origination of the property that is still currently securing the housing loan. Thus, if collateral has been released from the mortgage securing a housing loan since the housing loan was originated, the Original Loan-to-Value Ratio of that housing loan will be inflated.

     Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. New housing loans may also be substituted for housing loans in the housing loan pool. In no case will the housing loan pool size vary by more than plus or minus 5%. This may result in changes in the housing loan pool characteristics shown in the preceeding table and could affect the weighted average lives and yields of the notes.

Withholding Tax

     Payments of principal and income on the Class A notes will be made subject to any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the Class A noteholders to cover any withholding taxes.

     If the Commonwealth of Australia requires the withholding of amounts from payment of principal or interest to the Class A noteholders or if the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans, the manager may direct the issuer trustee to redeem all of the notes. However, Class A noteholders owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the Class A notes. See "Description of the Class A Notes - Redemption of the Notes for Taxation or Other Reasons."

U.S. Tax Status

     In the opinion of Mayer, Brown & Platt, special tax counsel for the issuer trustee, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "United States Federal Income Tax Matters."

Legal Investment

     The Class A notes will not constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors concerning the status of the Class A notes as legal investments for you. See "Legal Investment Considerations".

ERISA Considerations

     In general, the Class A notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act. Investors should consult their counsel with respect to the consequences under the Employee Retirement Income Security Act and the Internal Revenue Code of the plan's acquisition and ownership of the certificates.

Book-Entry Registration

     Persons acquiring beneficial ownership interests in the Class A notes will hold their Class A notes through the Depository Trust Company in the United States or Cedelbank or Euroclear outside of the U.S. Transfers within the Depository Trust Company, Cedelbank or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Cedelbank or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Cedelbank or Euroclear.

Collections

     The issuer trustee will receive for each monthly and quarterly collection period the following amounts, which are known as collections:

     o payments of interest, principal and fees and prepayments of principal under the housing loans;

     o    proceeds from enforcement of the housing loans;

     o    amounts received under mortgage insurance policies;

     o amounts received from the seller or servicer for breaches of representations or undertakings; and

     o    interest on amounts in the collection account.

     Collections will be allocated between income and principal. Collections attributable to income, less some amounts, are known as available income. The collections attributable to principal, less some amounts, are known as gross principal collections.

     Available income is normally used to pay fees, expenses and interest on the notes. Gross principal collections are normally used to pay principal on the notes. However, if there is not enough available income to pay fees, expenses and interest on the notes, gross principal collections will be treated as income and applied in the income stream. If there is an excess of available income after payment of fees, expenses and interest on the notes, the excess income will be treated as principal and applied in the principal stream. The charts on the pages o and o summarize the flow of payments.

Interest on the Class A Notes

     Interest on the notes is payable quarterly in arrears on each quarterly payment date. Interest will be paid proportionately between the Class A-1 and Class A-2 notes. Interest will be paid on the Class B notes only after the payments of interest on the

Class A-1 and Class A-2 notes are made. Interest on the Class A notes is calculated for each interest period as follows:

     o    at the note's interest rate;

     o on the outstanding principal balance of that note at the beginning of that interest period; and

     o on the basis of the actual number of days in that interest period and a year of 360 days.

Allocation of Cash Flows

     On each quarterly payment date, the issuer trustee will repay principal and interest to each noteholder to the extent that there are collections received for payment on that quarterly payment date. On each quarterly payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that quarterly payment date on that note. The charts on the next two pages summarize the flow of payments.

            Distribution of Total Available Funds on a Payment Date
 Total Available Funds = Available Income + Principal Draws + Liquidity Draws

               -------------------------------------------------
               On the first payment date only, pay to St. George
                 Bank Limited the Accrued Interest Adjustment
              -------------------------------------------------
                                        |
                                        |
              -------------------------------------------------
                      Repay the Standby Guarantor for any
                      Recovered Amount relating to income
              -------------------------------------------------
                                       |
                                       |
              -------------------------------------------------
                     Repay the mortgage insurer any timely
                       cover payments relating to income
              -------------------------------------------------
                   |                                  |
                   |                                  |
      On monthly payment dates              On quarterly payment dates
(Other than quarterly payment dates)                  |
               |                                      |
               |                                      |
-----------------------     ----------------------------------------------------
Pay interest owed under     Pay the Fixed-Floating Rate Swap Provider any break
 the Redraw Facility        payments received from borrowers or mortgage insurer
-----------------------     ----------------------------------------------------
               |                                      |
               |                                      |
-----------------------     ----------------------------------------------------
Repay any outstanding                     Pay Trust Expenses
  Liquidity Draws
-----------------------     ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                                Pay pari passu and rateably:
                                o  fees under the Redraw Facility
                                o  Fees under the Basis Swap
                                o  Fees under the Fixed-Floating Rate Swap
                            ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                               Pay any unpaid amounts from previous quarterly
                               payment dates (other than amounts owed to the
                                           Currency Swap Provider)
                            ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                                Pay pari passu and rateably:
                                o  interest under the Redraw Facility
                                o  payments under the Basic Rate Swap of the
                                   Fixed-Floating Rate Swap
                                o  any outstanding Liquidity Draws
                                o  the Currency Swap Provider Interest to be
                                   paid on the Class A-1 and Class A-2 notes
                            ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                             Pay any unpaid amounts owing to the Currency Swap
                              Provider from previous quarterly payment dates
                            ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                               Pay the Currency Swap Provider Interest to be
                                       paid on the Class B notes
                            ----------------------------------------------------
                                                      |
                                                      |
                            ----------------------------------------------------
                                 Distribute any remaining amounts to the
                                          Residual Beneficiary
                            ----------------------------------------------------

             Distribution of Principal Collections on a Payment Date

 Principal Collections = Gross Principal Collections - Reimbursement of Current Period Redraws - Any Amount Paid by the Issuer Trustee to Replace a Housing Loan

 -----------------------------------------------------------------------------

     Repay the Standby Guarantor any Recovered Amount relating to principal

 -----------------------------------------------------------------------------
                                       |
                                       |
 -----------------------------------------------------------------------------

 Repay the Mortgage Insurer for any timely cover payments relating to principal

 -----------------------------------------------------------------------------
                                       |
                                       |
 -----------------------------------------------------------------------------

         Allocate any required Principal Draw to Total Available Funds

 -----------------------------------------------------------------------------
                                       |
                                       |
 -----------------------------------------------------------------------------

   Retain in the collection account funds to cover any anticipated shortfalls

 -----------------------------------------------------------------------------
              |                                           |
    On monthly payment dates                  On quarterly payment dates
     (Other than quarterly                                |
         payment dates)                                   |
              |                                           |
 -------------------------------     -----------------------------------------
 Repay any principal outstanding         Repay the Seller for any Redraws
    under the Redraw Facility                       it has funded
 -------------------------------     -----------------------------------------
                                                          |
                                                          |
                                     -----------------------------------------
                                          Repay any principal outstanding
                                              under the Redraw Facility
                                     -----------------------------------------
                                                          |
                                                          |
                                     -----------------------------------------
                                        Retain the Redraw Retention Amount
                                             in the collection account
                                     -----------------------------------------
                                                          |
                                                          |
                                     -----------------------------------------
                                         Pay to the Currency Swap Provider
                                       principal to be paid on the Class A-1
                                                 and Class A-2 notes
                                     -----------------------------------------
                                                          |
                                                          |
                                     -----------------------------------------
                                          Pay to the Currency Swap Provider
                                     principal to be paid on the Class B notes
                                     -----------------------------------------

                                  Risk Factors

       The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus in the context of your financial situation and your tolerance for the prepayment, credit, liquidity and market risks related to the notes.

       You should consider the following risk factors in deciding whether to purchase the Class A notes.

 The notes will be paid only from           o  The notes are debt obligations
 the assets of the trust                       of the issuer trustee only in its
                                               capacity as trustee of the
                                               trust. The notes do not represent
                                               an interest in or obligation of
                                               any of the other parties to the
                                               transaction. The assets of the
                                               trust will be the sole source of
                                               payments on the notes. The issuer
                                               trustee's other assets will only
                                               be available to make payments on
                                               the notes if the issuer trustee
                                               is negligent, commits fraud or in
                                               some circumstances where the
                                               issuer trustee falls to comply
                                               with an obligation expressly
                                               imposed upon it by written
                                               direction from the manager. Thus,
                                               if the assets of the trust are
                                               insufficient to make the required
                                               payments on the notes, you will
                                               suffer losses. Therefore, if the
                                               assets of the trust are
                                               insufficient to pay the interest
                                               and principal on your notes when
                                               due, there will be no other
                                               source from which to receive
                                               these payments and you may not
                                               get back your entire investment
                                               or the yield you expected to
                                               receive.

You face an additional                      o  Although St.George Bank could
possibility of loss because the                have legally assigned legal title
issuer trustee will initially not              to the housing loans to the
hold legal title to the housing                issuer trustee, it will initially
loans                                          only equitably assign the housing
                                               loans. The housing loans will be
                                               legally assigned to the issuer
                                               trustee only upon the occurrence
                                               of a title perfection event, as
                                               described in "Description of the
                                               Assets of the Trust - Transfer
                                               and Assignment of the Housing
                                               Loans." Because the issuer
                                               trustee does not hold legal title
                                               to the housing loans you will be
                                               subject to the following risks,
                                               which may lead to a failure to
                                               receive collections on the
                                               housing loans, delays in
                                               receiving the collections or
                                               losses to you:

                                               o    The issuer trustee's
                                                    interest in a housing loan
                                                    may be impaired by the
                                                    creation or existence of an
                                                    equal or higher ranking
                                                    security interest over the
                                                    related mortgaged
                                                    property created after the
                                                    creation of the issuer
                                                    trustee's equitable interest
                                                    but prior to it acquiring a
                                                    legal interest in the
                                                    housing loans.

                                               o    Until a borrower has notice
                                                    of the assignment, that
                                                    borrower is not bound to
                                                    make payments under its
                                                    housing loan to anyone other
                                                    than the seller. Until a
                                                    borrower receives notice of
                                                    the assignment, if he or she
                                                    makes the payments under his
                                                    or her housing loan to the
                                                    seller, the borrower will
                                                    have validly discharged his
                                                    or her obligations under his
                                                    or her housing loan even if
                                                    the issuer trustee does not
                                                    receive the payments from
                                                    the seller. Therefore, if
                                                    the seller does not deliver
                                                    collections to the issuer
                                                    trustee, for whatever
                                                    reason, neither the issuer
                                                    trustee nor you will have
                                                    any recourse against the
                                                    related borrowers for such
                                                    collections.

                                               o    The issuer trustee may not
                                                    be able to initiate any
                                                    legal proceedings against a
                                                    borrower to enforce a
                                                    housing loan without the
                                                    involvement of the seller.

The seller and servicer may               o    Before the seller or the
commingle collections on the                   servicer remits collections
housing loans with their assets                to the collection account, the
                                               collections may be commingled
                                               with the assets of the seller or
                                               servicer. If the seller or the
                                               servicer becomes insolvent, the
                                               issuer trustee may only be able
                                               to claim those collections as an
                                               unsecured creditor of the
                                               insolvent company. This could
                                               lead to a failure to receive the
                                               collections on the housing loans,
                                               delays in receiving the
                                               collections, or losses to you.

There is no way to predict the                 The rate of principal and
actual rate and timing of                      interest payments on pools of
payments on the housing loans                  housing loans varies among pools,
                                               and is influenced by a variety of
                                               economic, demographic, social,
                                               tax, legal and other factors,
                                               including prevailing market
                                               interest rates for housing loans
                                               and the particular terms of the
                                               housing loans. Australian housing
                                               loans have features and options
                                               that are different from housing
                                               loans in the United States, and
                                               thus will have different rates
                                               and timing of payments. There is
                                               no guarantee as to the actual
                                               rate of prepayment on the housing
                                               loans, or that the actual rate of
                                               prepayments will conform to any
                                               model described in this
                                               prospectus. The rate and timing
                                               of principal and interest
                                               payments on the housing loans
                                               will affect the rate and timing
                                               of payments of principal and
                                               interest on your notes.
                                               Unexpected prepayment rates could
                                               have the following negative
                                               effects:

                                               o    If you bought your notes for
                                                    more than their face amount,
                                                    the yield on your notes will
                                                    drop if principal payments
                                                    occur at a faster rate than
                                                    you expect.

                                               o    If you bought your notes for
                                                    less than their face amount,
                                                    the yield on your notes will
                                                    drop if principal payments
                                                    occur at a slower rate than
                                                    you expect.

 Losses and delinquent payments             o  If borrowers fall to make
 on the housing loans may affect               payments of interest and
 the return on your notes                      principal under the housing loans
                                               when due and the credit
                                               enhancement described in this
                                               prospectus is not enough to
                                               protect your notes from their
                                               failure to pay, then the issuer
                                               trustee may not have enough funds
                                               to make full payments of interest
                                               and principal due on your notes.
                                               Consequently, the yield on your
                                               notes could be lower than you
                                               expect and you could suffer
                                               losses.

 Enforcement of the housing                 o  Substantial delays could be
 loans may cause delays in                     encountered in connection with
 payment and losses                            the liquidation of a housing
                                               loan, which may lead to
                                               shortfalls in distributions to
                                               you to the extent not covered by
                                               a mortgage insurance policy.

                                            o  If the proceeds of the sale of a
                                               mortgaged property, net of
                                               preservation and liquidation
                                               expenses, are less than the
                                               amount due under the related
                                               housing loan, the issuer trustee
                                               may not have enough funds to make
                                               full payments of interest and
                                               principal due to you, unless the
                                               difference is covered under a
                                               mortgage insurance policy.

 The Class B notes provide only             o  The amount of credit enhancement
 limited protection against losses             provided through the
                                               subordination of the Class B
                                               notes to the Class A notes is
                                               limited and could be depleted
                                               prior to the payment in full of
                                               the Class A notes. If the
                                               principal amount of the Class B
                                               notes is reduced to zero, you may
                                               suffer losses on your notes.

 The mortgage insurance policies            o  The mortgage insurance policies
 may not be available to cover                 are subject to some exclusions
 losses on the housing loans                   from coverage and rights of
                                               termination which are described
                                               in "The Mortgage Insurance
                                               Policies - Restrictions".
                                               Therefore, a borrower's payments
                                               that are expected to be covered
                                               by the mortgage insurance
                                               policies may not be covered
                                               because of these exclusions, and
                                               the issuer trustee may not have
                                               enough money to make timely and
                                               full payments of principal and
                                               interest on your notes.

 You may not be able to resell              o  The underwriters are not required
 your notes                                    to assist you in reselling your
                                               notes. A secondary market for
                                               your notes may not develop. If a
                                               secondary market does develop, it
                                               might not continue or might not
                                               be sufficiently liquid to allow
                                               you to resell any of your notes
                                               readily or at the price you
                                               desire. The market value of your
                                               notes is likely to fluctuate,
                                               which could result in significant
                                               losses to you.

The termination of any of the               o  The issuer trustee will exchange
swaps may subject you to losses                the interest payments from the
from interest rate or currency                 fixed rate housing loans for
fluctuations                                   variable rate payments based upon
                                               the three month Australian bank
                                               bill rate. If the fixed floating
                                               rate swap is terminated or the
                                               fixed floating rate swap provider
                                               falls to perform its obligations,
                                               you will be exposed to the risk
                                               that the floating rate of
                                               interest payable on the notes
                                               will be greater than the
                                               discretionary fixed rate set by
                                               the servicer on the fixed rate
                                               housing loans, which may lead to
                                               losses to you.

                                            o  The issuer trustee will exchange
                                               the interest payments from the
                                               variable rate housing loans for
                                               variable rate payments based upon
                                               the three-month Australian bank
                                               bill rate. If the basis swap is
                                               terminated, the manager will
                                               direct the servicer to set the
                                               interest rate on the variable
                                               rate housing loans at a rate high
                                               enough to cover the payments owed
                                               by the trust. If the rates on the
                                               variable rate housing loans are
                                               set above the market interest
                                               rate for similar variable rate
                                               housing loans, the affected
                                               borrowers will have an incentive
                                               to refinance their loans with
                                               another institution, which may
                                               lead to higher rates of principal
                                               repayment than you initially
                                               expected and affect the yield on
                                               your notes.

                                            o  The issuer trustee will receive
                                               payments from the borrowers on
                                               the housing loans in

                                               Australian dollars and make
                                               payments to you in U.S. dollars.
                                               The currency swap counterparty
                                               will exchange Australian dollars
                                               for U.S. dollars pursuant to the
                                               cross currency swap. If the cross
                                               currency swap counterparty falls
                                               to perform its obligation or if
                                               the cross currency swap is
                                               terminated, the issuer trustee
                                               might have to exchange its
                                               Australian dollars for U.S.
                                               dollars at an exchange rate that
                                               does not provide sufficient U.S.
                                               dollars to make payments to you
                                               in full.

Prepayments during a collection             o  If a prepayment is received on a
period may result in you not                   housing loan during a collection
receiving your full interest                   period, interest on the housing
payments                                       loan will cease to accrue on that
                                               portion of the housing loan that
                                               has been prepaid, starting on the
                                               date of prepayment. The amount
                                               prepaid will be invested in
                                               investments that may earn a rate
                                               of interest lower than that paid
                                               on the housing loan. If it is
                                               less, the issuer trustee may not
                                               have sufficient funds to pay you
                                               the full amount of interest due
                                               to you on the next payment date.

The proceeds from the                       o  If the security trustee enforces
enforcement of the security trust              the security interest over the
deed may be insufficient to pay                assets of the trust after an
amounts due to you                             event of default under the
                                               security trust deed, there is no
                                               assurance that the market value
                                               of the assets of the trust will
                                               be equal to or greater than the
                                               outstanding principal and
                                               interest due on the notes, or
                                               that the security trustee will be
                                               able to realize the full value of
                                               the assets of the trust. The
                                               issuer trustee, the security
                                               trustee, the note trustee, the
                                               swap providers and other service
                                               providers will generally be
                                               entitled to receive the proceeds
                                               of any sale of the assets of the
                                               trust, to the extent they are
                                               owed fees and expenses, before
                                               you. Consequently, the proceeds
                                               from the sale of the trust assets
                                               after an event of default under
                                               the security trust deed may be
                                               insufficient to pay you principal
                                               and interest in full.

If the manager directs the issuer           o  If the manager directs the issuer
trustee to redeem the notes                    trustee to redeem the notes
earlier, you could suffer losses               earlier as described in
and the yield on your notes                    "Description of the Class A
could be lower than expected                   Notes - Clean-up Offer",
                                               noteholders owning at least 75%
                                               of the aggregate outstanding
                                               amount of the notes may consent
                                               to receiving an amount equal to
                                               the outstanding principal amount
                                               of the notes, less chargeoffs. As
                                               a result, you may not fully
                                               recover your investment. In
                                               addition, the
                                               purchase of the housing loans
                                               will result in the early
                                               retirement of your notes, which
                                               will shorten their average lives
                                               and potentially lower their
                                               yields.

The imposition of a withholding             o  If a withholding tax is imposed
tax will reduce payments to you                on payments of interest on your
and may lead to an early                       notes, you will not be entitled
redemption of the notes                        to receive grossed-up amounts to
                                               compensate for such withholding
                                               tax. Thus, you will receive less
                                               interest than is scheduled to be
                                               paid on your notes.

                                            o  If the option to redeem the notes
                                               affected by withholding tax is
                                               exercised, you may not be able to
                                               reinvest the redemption payments
                                               at a comparable interest rate.

St.George Bank's ability to set             o  The interest rates on the
the interest rate on variable rate             variable rate housing loans are
housing loans may lead to                      not tied to an objective interest
increased delinquencies or                     rate  index, but are set at the
prepayments                                    sole discretion of St.George
                                               Bank. If St.George Bank increases
                                               the interest rates on the
                                               variable rate housing loans,
                                               borrowers may be unable to make
                                               their required payments under the
                                               housing loans, and accordingly,
                                               may become delinquent or may
                                               default on their payments. In
                                               addition, if the interest rates
                                               are raised above market interest
                                               rates, borrowers may refinance
                                               their loans with another lender
                                               to obtain a lower interest rate.
                                               This could cause higher rates of
                                               principal prepayment than you
                                               expected and affect the yield on
                                               your notes.

The features of the housing                 o  The features of the housing
loans may change, which could                  loans, including  their interest
affect the timing and amount of                rates, may be changed by
payments                                       St.George Bank, either on its
                                               own initiative or to you at a
                                               borrower's request. Some of these
                                               changes may include the addition
                                               of newly developed features which
                                               are not described in this
                                               prospectus. As a result of these
                                               changes and borrower's payments
                                               of principal, the concentration
                                               of housing loans with specific
                                               characteristics is likely to
                                               change over time, which may
                                               affect the timing and amount of
                                               payments you receive.

                                            o  If St.George Bank changes the
                                               features of the housing loans,
                                               borrowers may elect to refinance
                                               their loan with another lender to
                                               obtain more favorable features.
                                               In addition, the housing loans
                                               included in the trust are not
                                               permitted to have some features.
                                               If a borrower opts to add one of
                                               these features to his or her
                                               housing
                                               loan, the housing loan will be
                                               removed from the trust. The
                                               refinancing or removal of housing
                                               loans could cause you to
                                               experience higher rates of
                                               principal prepayment than you
                                               expected, which will affect the
                                               yield on your notes.

There are limits on the amount              o  If the interest collections
of available liquidity to insure               during a collection period are
payments of interest to you                    insufficient to cover fees,
                                               expenses and the interest
                                               payments due on the notes on the
                                               next payment date, principal
                                               collections collected during the
                                               collection period may be used to
                                               cover these amounts. If principal
                                               collections are not sufficient to
                                               cover the shortfall, the issuer
                                               trustee will draw funds from the
                                               liquidity account. In the event
                                               that there is not enough money
                                               available under the liquidity
                                               account, you may not receive a
                                               full payment of interest that
                                               payment date, which will reduce
                                               the yield on your notes.

The use of principal collections            o  If principal collections are
to cover to cover liquidity shortfalls may     drawn upon shortfalls in interest
lead to principal losses                       collections, and there is
                                               insufficient excess interest
                                               collections in succeeding
                                               collection periods to repay such
                                               principal draws, you may not
                                               receive full repayment of
                                               principal on your notes.

Consumer protection laws may                o  Some of the borrowers may attempt
affect the timing or amount of                 to make a claim to a court
interest or principal payments to              requesting changes in the terms
you                                            and conditions of their housing
                                               loans or compensation or
                                               penalties from the seller for
                                               breaches of the Consumer Credit
                                               Legislation. Any changes which
                                               allow the borrower to pay less
                                               principal or interest under his
                                               or her housing loan may delay or
                                               decrease the amount of payments
                                               to you. In addition, if the
                                               issuer trustee obtains legal
                                               title to the housing loans, the
                                               issuer trustee will be subject to
                                               the penalties and compensation
                                               provisions of the applicable
                                               consumer protection laws instead
                                               of the seller. To the extent that
                                               the issuer trustee is unable to
                                               recover any such liabilities
                                               under the consumer protection
                                               laws from the seller, the assets
                                               of the trust will be used to
                                               indemnify the issuer trustee.
                                               This may delay or decrease the
                                               amount of collections available
                                               to make payments to you.

The removal or resignation of               o  If St.George Bank is removed from
St.George Bank as servicer may                 or resigns its position as
cause you to suffer                            servicer of the housing loans,
                                               the issuer trustee will service
                                               the housing loans if a
                                               replacement servicer is not
                                               found. There is no guarantee that
                                               a replacement servicer, or the
                                               issuer trustee, if no replacement
                                               servicer is found, will be able
                                               to service the housing loans with
                                               the same level of skill and
                                               competence as St.George Bank.
                                               This could lead to an increase in
                                               delinquencies and defaults on the
                                               housing loans, which may cause
                                               you to suffer losses to the
                                               extent not covered by mortgage
                                               insurance.

The concentration of housing                o  If the trust contains a high
loans in specific geographic                   concentration of housing loans
areas may increase the                         secured by properties located
possibility of loss on your notes              within a single state or region,
                                               any deterioration in the real
                                               estate values or the economy of
                                               any of those states or regions
                                               could result in higher rates of
                                               delinquencies, foreclosures and
                                               loss than expected on the housing
                                               loans. In addition, these states
                                               or regions may experience natural
                                               disasters, which may not be fully
                                               insured against and which may
                                               result in property damage and
                                               losses on the housing loans.
                                               These events may in turn have a
                                               disproportionate impact on funds
                                               available to the trust, which
                                               could cause you to suffer losses.

The failure of St.George, its               o  St.George Bank has developed a
affiliates or third parties to be              plan, which is described in
year 2000 computer ready could                 "St.George Bank Year 2000
disrupt the distributions on your              Programme", to address the year
notes                                          2000 issue. St.George Bank cannot
                                               guarantee, however, that its
                                               efforts to achieve year 2000
                                               readiness will be fully
                                               effective. Moreover, St.George
                                               Bank cannot guarantee that the
                                               borrowers' banks or any of its
                                               third-party service providers,
                                               such as the issuer trustee, the
                                               swap providers, the paying agents
                                               and DTC, will be year 2000 ready.
                                               St.George Bank also cannot assure
                                               you that any future developments
                                               in connection with its year 2000
                                               readiness or the readiness of
                                               third parties will be those that
                                               have been anticipated.

                                            o  The failure of St.George Bank,
                                               its affiliates or third-parties
                                               to become fully year 2000 ready
                                               could disrupt, at least
                                               temporarily, the servicer's
                                               ability to carry out the
                                               servicing duties described in
                                               this prospectus, including the
                                               calculation of amounts
                                               distributable to you and the
                                               timely transfer of funds to the
                                               issuer trustee for your benefit.
                                               Your investment in the notes
                                               could consequently suffer.

The implementation of the new               o  From July 1, 2000, a Goods and
Goods and Services Tax in                      Services Tax will be payable by
Australia is likely to decrease                all entities which make taxable
the funds available to the trust               supplies in Australia. Although
to pay you                                     legislation has been passed to
                                               enact the Goods and Services Tax,
                                               it is not yet certain how the
                                               legislation will be applied to
                                               transactions of the type
                                               described by this prospectus.
                                               However, to the extent that the
                                               issuer trustee or entities
                                               providing services to the issuer
                                               trustee are subject to the Goods
                                               and Services Tax in relation to
                                               the trust, the issuer trustee
                                               will have less funds available to
                                               meet its obligations, and you may
                                               suffer losses.

You will not receive physical               o  Your ownership of the notes will
notes representing your notes,                 be registered electronically
which can cause delays in                      through DTC, Euroclear and
receiving distributions and                    Cedelbank. The lack of physical
hamper your ability to pledge or               certificates could:
resell your notes
                                               o  cause you to experience delays
                                                  in receiving payments on the
                                                  notes because the principal
                                                  paying agent will be sending
                                                  distributions on the notes to
                                                  DTC instead of directly to
                                                  you;

                                               o  limit or prevent you from
                                                  using your notes as
                                                  collateral;

                                               o  and hinder your ability to
                                                  resell the notes or reduce
                                                  the price that you receive for
                                                  them.

                                Capitalized Terms

     The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page ____.

                            U.S. Dollar Presentation

     In this prospectus, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus, any translations of Australian dollars into U.S. dollars have been made at a rate of US$___ = A$ 1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on _____, 1999. Use of such rate is not a representation that Australian dollar amounts actually represent such U.S. dollar amounts or could be converted into U.S. dollars at that rate.

               The Issuer Trustee, St.George Bank and the Manager

The Issuer Trustee

     The issuer trustee was incorporated on July 30, 1887 as National Trustees Executors and Agency Company Australasia Limited under the Companies State 1864 of Victoria as a public company. After name changes in 1987 and 1999, AXA Trustees Limited now operates as a limited liability public company under the Corporations Law of Australia, with its registered office at Level 15, 447 Collins Street, Melbourne. AXA Trustees Limited's principal business is the provision of fiduciary, trustee and other commercial services. In this regard, AXA Trustees Limited is an authorized trustee corporation and holds a Securities Dealers Licence No 16424, both under the Corporations Law of Australia.

     AXA Trustees Limited has issued 31,127,695 shares as of the date of this prospectus. There are 29,072,305 with a paid amount of A$1.00, 1,500,000 shares with a paid amount of A$0.10 and 555,390 shares with a paid amount of A$0.50, giving a total share capital of A$29,500,000. The issuer trustee has not agreed to issue any additional shares. The shares are all held by National Mutual Life Nominees Limited (ACN 004 387 133).

Directors

      The directors of the issuer trustee are as follows:

Name                   Business Address                  Principal Activities
----                   ----------------                  --------------------

Gregory Mark Armour    16th Floor, 447 Collins           Chief Executive, Funds
                       Street, Melbourne, Victoria       Management
                       3000, Australia

Alan Cowan             Level 3, 4 Bank Place,            Director
                       Melbourne, Victoria 3000,
                       Australia

John Wallace Nairn     9th Floor, 447 Collins            General Manager,
                       Street, Melbourne, Victoria       Corporate Affairs
                       3000, Australia

Matthew John Walsh     Level 28 Rialto, 525              Solicitor
                       Collins Street, Melbourne,
                       Victoria 3000, Australia

Elaine Henry OAM       The Smith Family, 16              Director
                       Larkin Street,
                       Camperdown, New South
                       Wales, 2050

     Matthew John Walsh is a partner of Mallesons Stephens Jaques, Melbourne office.

St.George Bank

     St.George Bank commenced operations as a group of building societies in 1937, and converted into a bank, becoming a public company registered in New South Wales on July 1, 1992. Following a merger with Advance Bank Australia Limited in January 1997, St.George Bank is the fifth largest banking group in Australia in terms of total assets, which, at March 31, 1999, totaled A$44.7 billion with shareholders' equity of A$3.8 billion. St.George Bank's registered office is 4-16 Montgomery Street, Kogarah, New South Wales.

     St.George Bank's primary business is providing retail banking services, including residential mortgage loans for owner occupied and investment housing and retail call and term deposits. For a further description of the business operations of St.George Bank, see "The Servicer."

The Manager

     The manager is a wholly owned subsidiary of St.George Bank. Its principal business activity is the management of securitization trusts established under St.George Bank's Crusade Trust and Crusade Euro Trust Programmes. The manager's registered office is Level 4, 4-16 Montgomery Street, Kogarah NSW 2217, Australia.

                           Description of the Trust

St.George Bank Securitisation Trust Programme

     St.George Bank established its Securitisation Trust Programme pursuant to a Master Trust Deed for the purpose of enabling AXA Trustees Limited, as trustee of each trust established pursuant to the Securitisation Trust Programme, to invest in pools of assets originated or purchased from time to time by St.George Bank. The Master Trust Deed provides for the creation of an unlimited number of trusts. The Master Trust Deed establishes the general framework under which trusts may be established from time to time. It does not actually establish any trusts. The Crusade Global Trust No. I of 1999 is separate and distinct from any other trust established under the Master Trust Deed. The assets of the Crusade Global Trust No. I of 1999 are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Crusade Global Trust No. I of 1999.

Crusade Global Trust No. I of 1999

     The detailed terms of the Crusade Global Trust No. I of 1999 will be as set out in the Master Trust Deed and the Supplementary Terms Notice. To establish the trust, the manager and the issuer trustee will execute a Notice of Creation of Trust.

     The Supplementary Terms Notice, which supplements the general framework under the Master Trust Deed with respect to the trust, does the following:

     o    specifies the details of the notes;

     o    establishes the cashflow allocation;

     o sets out the various representations and undertakings of the parties specific to the housing loans, which supplement those in the Master Trust Deed; and

     o amends the Master Trust Deed to the extent necessary to give effect to the specific aspects of the trust and the issue of the notes.

     You should read both the Master Trust Deed and the Supplementary Terms Notice, along with the other documents described in this prospectus, when determining the rights, powers and obligations of the issuer trustee, the manager, the seller and other parties in relation to the trust.

Assets of the Trust

     The  assets of the trust will include the following:

     o    the pool of housing loans, including all:

          o principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

          o interest payments paid or payable on the housing loans after the closing date;

     o rights under the mortgage insurance policies issued by Housing Loan Insurance Corporation and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

     o amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

     o    the issuer trustee's rights under the Transaction Documents.

                    Description of the Assets of the Trust

General

     The primary assets of the trust will be housing loans secured by registered first ranking mortgages on properties located in Australia. The housing loans are from St.George Bank's general residential mortgage product pool and have been originated by St.George Bank in the ordinary course of its businesses. Each housing loan will be one of the types of products described in "St.George Bank Residential Loan Program - St.George Product Types." Each housing loan may have some or all of the features described in the "St.George Bank Residential Loan Program - Special Features of the Housing Loans." The housing loans are either fixed rate or variable rate loans. Each housing loan is secured by a registered first ranking mortgage over the related mortgaged property or, if the relevant mortgage is not a first ranking mortgage, the seller will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties consist of owner-occupied properties and one-to-four family investment properties, but do not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

Transfer and Assignment of Housing Loans

     On the closing date, the housing loans purchased by the trust will be specified in a sale notice from St.George Bank, in its capacity as originator of the housing loans, to the issuer trustee.

     The seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage insurance policies and insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice, after which the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by St.George Bank to take the actions necessary to perfect its legal title in the housing loans.

     The seller may in some instances equitably assign a housing loan to the issuer trustee secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the trust, but is instead retained by the seller. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as bare trustee in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other financial indebtedness. If a housing loan is secured on the closing date by a first mortgage over one property and a second mortgage over a second property, the seller will assign to the trust both the first and second mortgages over that second property. The housing loan included in the trust will then have the benefit of security from both properties ahead of any financial indebtedness owed to St.George Bank which is secured by the second property.

Representations and Warranties

     The seller will make various representations and warranties to the issuer trustee with respect to the housing loans being equitably assigned by it to the issuer trustee, including that:

     o the housing loans are assignable and all consents required for the assignment have been obtained;

     o each housing loan is legally valid, binding and enforceable against the related borrower(s) in all material respects, except to the extent that it is affected by laws relating to creditors' rights generally or doctrines of equity;

     o each housing loan is the subject of a mortgage insurance policy;

     o each housing loan was originated in the ordinary course of the seller's business and entered into in compliance in all material respects with the seller's underwriting and operations procedures, as agreed upon with the manager;

     o at the time each housing loan was entered into and up to and including the closing date, it complied in all material respects with applicable laws, including, the Consumer Credit Legislation, if applicable;

     o the performance by the seller of its obligations in respect of each housing loan and related security, including its variation, discharge, release, administration, servicing and enforcement, up to and including the closing date, complied in all material respects with applicable laws including the Consumer Credit Legislation, if applicable;

     o each housing loan is denominated and payable only in Australian dollars in Australia;

     o the loan agreement for each housing loan includes a clause to the effect that the borrower waives all rights of set-off as between the borrower and the seller; and

     o as of the cut-off date, each housing loan satisfies the following eligibility criteria:

          o it is from the seller's general residential housing loan product pool;

          o it is secured by a mortgage which constitutes a first ranking mortgage over residential owner-occupied or investment land situated in capital city metropolitan areas or regional centres in Australia, which mortgage is or will be registered under the Real Property Legislation or, where a mortgage is not, or will not be when registered, a first ranking mortgage, the Sale Notice includes an offer for all prior ranking registered mortgages;

          o it is secured by a mortgage over a property which has erected on it a residential dwelling and which is required under the terms of the mortgage to be covered by general insurance by an insurer approved in accordance with the Transaction Documents;

          o it has a loan-to-value ratio less than or equal to 95% for owner occupied properties and 90% for investment properties;

          o it was not purchased by the seller, but was approved and originated by the seller in the ordinary course of its business;

          o the borrower does not owe more than A$500,000 under the housing loan;

          o the borrower is required to repay such loan within 30 years of the cut-off date;

          o no payment from the borrower is in arrears for more than 30 consecutive days;

          o the sale of an equitable interest in the housing loan, or the sale of an equitable interest in any related mortgage or guarantee, does not contravene or conflict with any law;

          o together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

          o    it is on fully amortizing repayment terms;

          o it is secured by a mortgage that is covered by the mortgage insurance policy for 100% of amounts outstanding under such loan, which policy includes a timely payment cover;

          o    it is fully drawn;

          o it complies in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation; and

          o it is subject to the terms and conditions of St.George Bank's Great Australian Home Loan product, its Standard Variable Rate Loan, including loans entitled to a "loyalty" rate due to a home loan relationship with St.George Bank of 5 years or more, or loans that bear a fixed rate of interest for up to 5 years as of the cut-off date.

     The issuer trustee has not investigated or made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless it has actual notice to the contrary.

Breach of Representations and Warranties

     If St.George Bank, the manager or the issuer trustee becomes actually aware that a representation or warranty from St.George Bank relating to any housing loan or mortgage is incorrect within 120 days after the closing date, it must notify the other parties and the rating agencies within ten business days. If the breach is not waived or remedied to the satisfaction of the issuer trustee within ten business days then, without any action being required by either party, St.George Bank shall be obligated to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance.

     Upon payment of the Unpaid Balance, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage and St.George Bank shall hold both the legal and beneficial interest in such housing loan and mortgage and be entitled to all interest and fees that are paid in respect of them from, and including, the date of repurchase.

     In any other case, the issuer trustee's rights in relation to a breach of a representation or warranty shall give rise only to a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time St.George Bank pays the damages.

Substitution of Housing Loans

Seller Substitution

     The issuer trustee must, at the manager's direction and option, at any time replace a housing loan which has been repurchased by the seller following a breach of representation using the funds received from the repurchase to purchase a substitute housing loan from the seller. The seller may elect to sell a substitute housing loan to the issuer trustee, which the issuer trustee shall acquire if the manager directs it to do so, provided the substitute housing loan satisfies the following requirements;

     o    it complies with the Eligibility Criteria;

     o at the time of substitution, the substitute housing loan has a maturity date no later than the date being 2 years prior to the Final Maturity Date;

     o the mortgage insurer has confirmed that the substitute housing loan will be insured under the mortgage insurance policy; and

     o    the substitution will not adversely affect the rating of the notes.

Other Substitutions

     The issuer trustee must, at the manager's direction at any time:

     o    replace a housing loan;

     o    allow a borrower to replace the property securing a housing loan; or

     o allow a borrower to refinance a housing loan to purchase a new property,

provided all of the following conditions are met:

     o the same borrower continues to be the borrower under the new housing loan;

     o either the replacement mortgage or the replacement property does not result in the related housing loan failing to comply with the Eligibility Criteria or the refinanced housing loan satisfies the Eligibility Criteria, as the case may be;

     o any such replacement or refinancing occurs simultaneously with the release of the previous mortgage, property or housing loan, as the case may be; and

     o the principal outstanding under the related housing loan is, after the replacement or refinancing, the same as before that replacement or refinancing.


Selection Criteria

     The manager will apply the following criteria, in descending order of importance, when selecting a substitute housing loan or approving a substitution:

     o the substitute housing loan will have an Unpaid Balance within A$30,000 of the outgoing housing loan's Unpaid Balance, as determined at the time of substitution;

     o an outgoing housing loan secured by an owner-occupied or investment property will be replaced by another housing loan secured by an owner-occupied or investment mortgage, as the case may be;

     o the substitute housing loan will have a current loan-to-value ratio no more than 5% greater than the outgoing housing loan's current loan-to-value ratio, as determined at the time of substitution;

     o an outgoing housing loan will be replaced by a housing loan with a mortgage over a property located in the same state or territory;

     o an outgoing housing loan will be replaced by an housing loan with a mortgage over a property with the same or similar postcode; and

     o in the case of a selection of substitute housing loan, the substitute housing loan will have the closest possible original loan amount to that of the outgoing housing loan.

Other Features of the Housing Loans

     The housing loans have the following features.

     o    Interest is calculated daily and charged in arrears.

     o Payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, checks and in most cases automatic transfer.

     o They are governed by the laws of one of the following Australian States or Territories:

          o    New South Wales;
          o    Victoria;
          o    Western Australia;
          o    Queensland;
          o    South Australia;
          o    Northern Territory;
          o    Tasmania; or
          o    the Australian Capital Territory



Details of the Housing Loan Pool

     The information in the following tables set forth in tabular format various details relating to the housing loans proposed to be sold to the trust on the closing date. The information is provided as of the cut-off date. All amounts have been rounded to the nearest Australian dollar.

     Note that these details may not reflect the housing loan pool as of the closing date because between the cut-off date and the closing date, the seller may substitute loans proposed for sale with other eligible housing loans. The seller will find it necessary to do this because, for example, the loans originally selected are repaid early. In no case will the aggregate outstanding principal balance of the housing loans vary by more than plus or minus 5% from $0.

                           Housing Loan Information

                              Seasoning Analysis

                             Number of          Balance    Average
                                  Loan      Outstanding    Balance       % by         % by
Year                         Sequences             (AS)       (AS)     Number      Balance
-----                        ----------     -----------   --------    -------    ---------


less than 1 year .........
1-2 Years ................
2-3 Years ................
3-4 Years ................
greater than 4 Years .....
                             ----------      -----------   --------  --------    ---------
Total                        ==========      ===========   ========  ========    =========


                   Pool Profile by Geographic Distribution

                                                            Total
                                        Number of       Valuation        % by            % by
                                       Properties            (AS)      Number       Valuation
                                       ----------     -----------      ------    ------------

Region (Metro vs. Country)..........   __________     ___________      ______    ____________
Australian Capital Territory........
                                       ==========     ===========      ======    ============
New South  Wales - Metro............   __________     ___________      ______    ____________
New South Wales - Non Metro.........
                                       ==========     ===========      ======    ============
Victoria - Metro....................   __________     ___________      ______    ____________
Victoria - Non Metro................
                                       ==========     ===========      ======    ============
Queensland - Metro..................   __________     ___________      ______    ____________
Queensland - Non Metro .............
                                       ==========     ===========      ======    ============
South Australia - Metro ............   __________     ___________      ______    ____________
South Australia - Non Metro.........
                                       ==========     ===========      ======    ============
Western Australia - Metro...........   __________     ___________      ______    ____________
Western Australia - Non Metro.......
                                       ==========     ===========      ======    ============
                                       __________     ___________      ______    ____________
Total...............................
                                       ==========     ===========      ======    ============

                                      35

                     Pool Profile by Balance Outstanding

                                            Total      Balance
                           Number of    Valuation  Outstanding    Average        % by         % by
Current Balance (AS)           Loans         (AS)         (AS)    LVR (%)      Number      Balance
-------------------        ---------    ---------   ----------   --------      ------    ---------





Total..............
                           ---------    ---------   ----------   --------      ------    ---------
                           =========    =========   ==========   ========      ======    =========


                             Pool Profile by LVR



                                             Total      Balance
                            Number of    Valuation  Outstanding   Average      % by           % by
Current LVR (%)                 Loans         (AS)         (AS)   LVR (%)    Number        Balance
----------------            ---------    ---------  -----------   -------   -------      ---------





Total........
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========



                       Pool Profile by Year of Maturity

                          Number of        Balance    Average
                              Loans    Outstanding    Balance    Average         % by         % by
Maturity Year             Sequences           (AS)       (AS)        LVR       Number      Balance
----------------        -----------    -----------    -------    -------     --------     --------






Total ..........
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========


                        Pool Profile by Security Type


                                             Total      Balance
                            Number of    Valuation  Outstanding   Average      % by           % by
                                Loans         (AS)         (AS)   LVR (%)    Number        Balance
                            ---------    ---------  -----------   -------   -------      ---------

House ..................
Unit/Villa/T-Hse........
Total...................
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========



                          Pool Profile by Occupancy


                                             Total      Balance
                            Number of    Valuation  Outstanding   Average      % by           % by
                                Loans         (AS)         (AS)   LVR (%)    Number        Balance
                            ---------    ---------  -----------   -------   -------      ---------

Owner Occupied
 Investment ...............

 Total ....................
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========




                         Pool Profile by Loan Purpose


                                             Total      Balance
                            Number of    Valuation  Outstanding   Average      % by           % by
                                Loans         (AS)         (AS)   LVR (%)    Number        Balance
                            ---------    ---------  -----------   -------   -------      ---------

Purchase ..............
New Construction ......
Refinance..............
Home Equity............
Home Improvement ......
Total..................
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========


                Pool Profile by Settlement Period Distribution


                                             Total      Balance
                            Number of    Valuation  Outstanding   Average      % by           % by
Year                            Loans         (AS)         (AS)   LVR (%)    Number        Balance
--------                    ---------    ---------  -----------   -------   -------      ---------

Prior 01/11/96 .........
After 01/11/96 .........
 Total .................
                            ---------    ---------  -----------   -------   -------      ----------
                            =========    =========  ===========   =======   =======      ==========



                             Fixed/Variable Loans



                            Number of
                                 Loan        Balance         % by          % by
Type                        Sequences    Outstanding       Number       Balance
--------                    ---------    -----------     --------      --------

1 Year....................
2 Year....................
3 Year....................
4 Year....................
5 Year....................
Total Fixed ..............
Total Variable............
Total.....................
                            ----------   -----------     ---------     --------
                            ==========   ===========     =========     ========


                      St.George Residential Loan Program

Origination Process

     The housing loans were originated by St.George Bank from new loan applications and refinancings of acceptable current St.George Bank housing loans. St.George Bank sources its housing loans through its national branch network, the national telemarketing center, St.George Direct, accredited mortgage brokers, mobile lenders and through the internet.

Approval and Underwriting Process

     Each lending officer must pass a formal training program conducted by St.George Bank to obtain an approval authority limit. The lending officer's performance and approval authority is constantly monitored and reviewed by St.George Bank. This ensures that all loans are approved by a lending officer with the proper authority level and that the quality of the underwriting process by each individual lending officer is maintained.

      Housing loans being processed through the credit system will either be approved or declined by a lending officer or referred to a credit specialist. A loan will generally be referred to a credit specialist where the lending officer's delegated authority is exceeded.

      All housing loan applications must satisfy St.George Bank's residential housing loan credit policy and procedures. St.George Bank does not divide its borrowers into groups of differing credit quality. All borrowers must satisfy St.George's underwriting criteria and are not charged different rates of interest based on their credit quality.

     The approval process consists of determining the valuation of the proposed security property, verifying the borrowers details and ensuring these details satisfy St.George Bank's underwriting criteria. This process is conducted by St.George Bank. Once it is established that the loan application meets St.George Bank's credit standards, the loan must be approved by an authorized bank officer.

      The property to be secured is required to be appraised by a registered panel valuer if the loan-to-value ratio of the property is above 80% and in the following circumstances:

     o    newly constructed homes and other dwellings not previously occupied

     o    refinancings from other financial institutions;

     o the purchase of vacant land with the commitment to build a house immediately; and

     o if the loan amount exceeds A$250,000 if the related mortgaged property is located in the Sydney metropolitan area, or A$200,000 if located elsewhere.

     In non valuation cases, St.George Bank requires a copy of the stamped contract of sale settlement which confirms the value. In addition, St.George Bank requires valuers to be members of the Australian Property Institute. A housing loan may be secured by more than one property, in which case the combined value of the properties is considered. The loan-to-value ratio may not exceed 95% for owner occupied properties or 90% for investment properties.

     Verification of an applicant's information is central to the approval process. St.George Bank verifies all income on all loan applications by procedures such as

                                      38
employment checks, including a review of the applicant's last three years of employment history, and tax returns. It also conducts credit checks and enquiries through the Credit Reference Association of Australia in accordance with current credit criteria. A statement of the applicant's current assets and liabilities is also obtained.

     The prospective borrower must have a satisfactory credit history, stable employment, evidence of a genuine savings pattern and a minimum 5% deposit plus costs in genuine savings. Gifts, inheritance and money borrowed from other sources are not genuine savings and are not considered as part of the 5% deposit plus costs.

     St.George Bank requires all borrowers to satisfy a minimum disposable income level after all commitments, including allowances for living expenses and the proposed housing loan, with an allowance for interest rate increases. This is to ensure that the applicant has the capacity to repay loans from his or her current income over time.

     All borrowers in respect of housing loans are natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

     St.George Bank conducts a review of a sample of approved housing loans on a monthly basis to ensure individual lending officers maintain all policy standards. Once a verified application is accepted, St.George Bank provides each loan applicant with a loan contract comprised of a loan offer document together with a general terms and conditions booklet. Upon receipt of acceptance of this offer from all borrowers under the particular loan, the loan will proceed to execution of the mortgage documentation and certification of title. When St.George Bank or its solicitors have received these documents, settlement will occur. Upon settlement, the mortgage is registered and the documents stored at St.George Bank's Head Office at Kogarah, Sydney. A condition of settlement is that the mortgagor establish and maintain full replacement property insurance on the related property.

     St.George Bank's credit policies and approval procedures are subject to constant review. Improvements in procedures are continuous. Credit policy may change from time to time due to business conditions and legal or regulatory changes.

St.George Bank's Product Types

St.George Great Australian Home Loan

     The St.George Great Australian Home Loan product has a low variable interest rate which is not linked to, and historically has been lower than, St.George Bank's standard variable rate. Further, the interest rate of the St.George Great Australian Home Loan could fluctuate independently of standard variable rates.

     The St.George Great Australian Home Loan product is not convertible to a fixed rate mortgage product without the payment of a switch fee. Additionally, no interest offset account is available under this product and loan payments may be made monthly, bi-monthly or weekly and must be made by automatic transfer. Lump sum payments are permitted under the St.George Great Australian Home Loan Product at any time without penalty and there is no provision to stop automatic transfers when payments are made in advance.

Standard Variable Rate Loan

     This type of loan is St.George Bank's traditional standard variable rate product. There is not a stated or defined explicit link to the interest rates in the financial markets, although in general the standard variable rate does follow movements in the financial markets. Standard variable rate loans are convertible to a fixed rate mortgage product.

     An additional subproduct of the standard variable rate loan is the St.George Bank loyalty loan. Existing and previous St.George Bank home loan customers with a St.George Bank home loan relationship of 5 years or more are entitled to a "loyalty" rate whenever their loan is at the standard variable rate. New St.George Bank customers and Advance Bank home loan customers are not entitled to the "loyalty" rate. The "loyalty" discount rate is guaranteed to be
0.25 percentage points below the standard variable rate until January 1, 2006.

Fixed Rate Loan

     Some of the housing loans bear a fixed rate of interest for up to 5 years as of the cut-off date. At the expiry of that fixed rate period, unless the interest rate is re-fixed at a rate and for a term agreed between the borrower and St.George Bank, the loans will automatically convert to the standard variable rate of interest.

     Should the interest rate on a fixed rate loan be re-fixed at the end of its fixed rate term, that loan will only remain in the housing loan pool if it will not result in a downgrade or withdrawal of the rating of the notes.

Special Features of the Housing Loans

     Each housing loan may have some or all of the features described in this section. In addition, during the term of any housing loan, St.George Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

Switching Interest Rates

     Most housing loans allow the relevant borrower the option to request a change from a fixed interest rate to a variable interest rate, or vice versa. Any of these converted loans will remain in the housing loan pool provided that no downgrade of the notes will result. Any variable rate converting to a fixed rate product will automatically be matched by an increase in the fixed-floating rate swap to hedge the fixed rate exposure.

Increase Loans

     A borrower who is not a St.George Great Australia Home Loan borrower may apply to St.George Bank to borrow additional funds secured by the existing mortgage. The proceeds from these "increase" loans may be used by the borrower for any purpose.

     Some of the loans in the housing loan pool as of the cut-off date were originated as these increase loans. All of these increase loans will be assigned to the trust, together with each related housing loan, and form part of the assets of the trust.

     Where a borrower seeks to obtain an increase loan with respect to a housing loan after the cut-off date, and the aggregate of the existing housing loan and the increase loan meets the Eligibility Criteria, the increase loan will be approved and settled by St.George Bank. St. George Bank will provide the funding for the increase loan which will be secured by the existing mortgage. In the event, however, that it becomes necessary to enforce the loan or the related mortgage, the Master Trust Deed requires that any proceeds of that enforcement be applied in satisfaction of all amounts - actual or contingent - owing under the housing loan included in the assets of the trust, before any amounts may be applied in satisfaction of the increase loan.

     St.George Bank will provide all funding for that increase loan, which will be secured by the related mortgage. Under the Master Trust Deed, the servicer will, at the direction of the manager, in the event of enforcement of a housing loan, distribute the proceeds to the issuer trustee of all housing loans which are assets of the trust in priority to any increase loan advanced by St.George Bank after the cut-off date.

Substitution of Security

     A borrower may apply to the servicer to achieve the following:

     o substitute a different security property in place of the existing security property securing a housing loan;

     o    add a further mortgage as security for a loan; or

     o    release a security property from a mortgage.

     If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan.

     If all of the following conditions occur then the housing loan will remain in the housing loan pool, secured by the new mortgage:

     o    a new property subject to a mortgage satisfies the Eligibility
          Criteria,

     o the principal outstanding under the housing loan does not increase;

     o the purchase of the new property by the borrower occurs simultaneously with the discharge of the original mortgage; and

     o    the new property is acceptable to the Mortgage Insurer.

     If any of the following conditions occur then the Unpaid Balance will be repaid and the housing loan will cease to be an asset of the trust:

     o    the new property does not satisfy the Eligibility Criteria,

     o    the principal outstanding under the housing loan will change
          (increase), or

     o    settlement does not occur simultaneously with discharge.

     That payment of the Unpaid Balance will form part of the collections for the relevant collection period.

Redraw

     Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Redraws must be for at least $2,000 per transaction. Borrowers may request a redraw at any time, but its availability is always at the discretion of St.George Bank. The borrower is required to pay a fee in connection with a redraw. Currently, St.George Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the housing loan being removed from the trust.

Payment Holiday

     The documentation for a housing loan may allow the borrower a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday may not necessarily lead the relevant housing loan to be considered delinquent.

Early Repayment

     A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a variable rate housing loan contract.

     However, a borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. Any housing loan approved before November 1, 1996 has a break fee of up to three months' interest on the portion of principal prepaid on the housing loan. Any housing loan approved before May 15, 1999 will be subject to an economic break fee equal to a maximum of:

     o 3 months interest, if the housing loan had an original fixed rate term of 1 to 3 years;

     o 4 months interest, if the housing loan had an original fixed rate term of 4 years; or

     o 5 months interest, if the housing loan had an original fixed rate term of 5 years.

     Any housing loan approved on or after May 16, 1999 will not be subject to these limits on break fees.

     Currently, the servicer's policy is not to charge break fees in respect of a housing loan if prepayments for that housing loan are less than A$5,000 in any 12 month period while the interest rate is fixed. Where break fees are payable, payment is required upon receipt of the prepayment or discharge. In some circumstances, the break fees will be capitalized.

Switching to an Investment or Owner-Occupied Housing Loan

     A borrower may elect to switch the use of the security property from owner-occupied property to investment or vice versa. The related housing loans will remain an asset of the trust if it meets the Eligibility Criteria. St.George Bank requires notification from the borrower of a switch and reserves the right to change the interest rate charged with respect to the housing loan.

Capitalized Fees

     A borrower may request St.George Bank to provide product features under its housing loan contract without having to pay the usual up-front fee relating to that product. In those cases, St.George Bank may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.

Combination or "Split" Housing Loans

     A borrower may elect to split its loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are all secured by the same mortgage.

     If a housing loan is split, each separate loan will remain in the trust as long as each individual loan matures before the Final Maturity Date. If any loan matures after the final maturity date, that loan will be removed from the trust and the Unpaid Balance of the loan will be repaid by St.George Bank. The other segments of the "split" loan which mature before the final maturity date will remain in the trust.

Loan Offset

     St.George Bank offers borrowers an interest offset product under which the interest rate accrued on the borrower's deposit account is offset against interest on the borrower's housing loan on a monthly basis. St.George Bank does not actually pay interest to the borrower on the loan offset account, but reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. St.George Bank will pay to the trust the aggregate of all interest amounts offset on a monthly basis. These amounts will constitute Finance Charge Collections for the relevant period. The loan offset account must be in the same name as the housing loan.

     If, following a Title Perfection Event, the trust obtains legal title to a housing loan, St.George Bank will no longer be able to offer an interest offset arrangement for that housing loan.

     Under the housing loan documentation, borrowers have waived the right to set off against all deposits held with St.George Bank.

Additional Features

     St.George Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceeding section. However, before doing so, St.George Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loan and would not cause a downgrade or withdrawal of the rating of any notes.

                       The Mortgage Insurance Policies

General

     Each housing loan is insured under a mortgage insurance policy by Housing Loans Insurance Corporation Pty Limited (ACN 071 466 334) of 259 George Street, Sydney, NSW 2000, Australia. The seller will equitably assign its interest in each mortgage insurance policy to the issuer trustee on the closing date. The consent of the mortgage insurer is required for the equitable assignment of the mortgages and the mortgage insurance policies to the issuer trustee and for the servicer to service the housing loans. The seller will ensure that this consent is obtained on or prior to the closing date. This section is a summary of the general provisions of the policies.

Coverage

     The amount covered by each mortgage insurance policy will be the amount owed with respect to the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage on the related property, including sale proceeds, compensation for compulsory acquisition of the related property and any rents or profits received by the issuer trustee.

Timely Payment Cover

     Each mortgage insurance policy also includes a timely payment cover for losses resulting from the failure of a borrower to pay all or part of a regular installment payment when due. The loss covered by a timely payment cover is the amount by which the actual payment, if any, received by the issuer trustee is less than the amount of the regular payment, calculated at the non-default interest rate for the housing loan. A timely payment cover will cover up to 24 monthly payments on a housing loan.

Requirement and Restrictions

     There are a number of requirements and restrictions imposed on the insured under each mortgage insurance policy which may entitle the mortgage insurer to cancel the mortgage insurance policy or reduce the amount of a claim with respect to a housing loan, including:

     o the failure to pay any premium when due or within the relevant grace period;

     o    the failure to file a claim on time;

     o    the failure of the servicer to be approved by the mortgage insurer;

     o the failure of the related mortgaged property to be insured under a general insurance policy;

     o a material omission or misstatement by the insured in relation to the policy;

     o the existence of an encumbrance or other interest which affects or has priority over the related mortgage;

     o the related mortgage or any guarantee or indemnity relating to the mortgage, ceasing to be effective;

     o    the issuer trustee fails to comply with its reporting obligations;

     o the housing loan or related mortgage is modified without the mortgage insurer's consent; and

     o the occurrence of other circumstances which affect the insured's rights or recoveries under the relevant housing loan or related mortgage.

     The manager will perform the issuer trustee's obligations under the mortgage insurance policies on its behalf

Description of the Mortgage Insurer

     The mortgage insurer is owned by GE Capital Australia, which is a wholly owned subsidiary of GE Capital Services Inc. GE Capital Services is a diversified industrial and financial services company with operations in over 100 countries. GE Capital Services is rated AAA by Fitch IBCA, Aaa by Moody's and AAA by Standard & Poor's. It has significant lender's mortgage insurance business around the world, operating in the United States, United Kingdom, Canada and Australia and has over US$200 billion of loans insured globally. The mortgage insurer has been given a AAA claims paying rating in its own right by Fitch IBCA, a Aal rating by Moody's and a AAA rating by Standard & Poor's.

                   Description of the Class A Notes

General

     The issuer trustee will issue the Class A notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the notes and the terms of the Master Trust Deed, the Supplementary Terms Notice and the Note Trust Deed. The notes will be governed by the laws of New South Wales. The following summary describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to the terms and conditions of the Class A notes, which are attached as appendices to this prospectus.

Form of the Class A Notes

Book-Entry Registration

     The Class A notes will be issued only in permanent book-entry format in minimum denominations of US$100,000. Unless definitive notes are issued, all references to actions by the Class A noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to Class A noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the Class A notes in accordance with DTCs procedures.

     Class A noteholders may hold their interests in the notes through DTC, in the United States, or Cedelbank or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Cede & Co., as nominee for DTC, will hold the Class A notes. Cedelbank and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC has advised the manager and the underwriters that it is:

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

     DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

     Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Cedelbank system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank participants and Euroclear participants may not deliver instructions directly to their system's depositary.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Cedelbank participant or Euroclear participant on that business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Cedelbank or Euroclear cash account until the business day following settlement in DTC.

     Purchases of Class A notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the Class A notes on DTC's records. The ownership interest of each actual Class A noteholder is in turn to be recorded on the DTC participants' and indirect participants' records. Class A noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the Class A notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the Class A noteholders. Class A noteholders will not receive notes representing their ownership interest in offered notes unless use of the book-entry system for the Class A notes is discontinued.

     To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the Class A notes; DTC's records reflect only the identity of the DTC participants to whose accounts the Class A notes are credited, which may or may not be the actual beneficial owners of the Class A notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to Class A noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor Cede & Co. will consent or vote on behalf of the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the Class A notes are credited on the record date, identified in a listing attached to the proxy

     Principal and interest payments on the Class A notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to Class A noteholders. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to Class A noteholders is the responsibility of DTC participants and indirect participants.

     DTC may discontinue providing its services as securities depository for the notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

     DTC management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems continue to function appropriately, as the same relate to the timely payment of distributions to securityholders, book-entry deliveries, and settlement of trades within DTC. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which it expects to complete within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including issuers and their agents, DTC's direct and indirect participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers. DTC has informed the manager that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to impress upon them the importance of these services being Year 2000 compliant and determine the extent of their efforts for

Year 2000 remediation and testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedelbank participants through electronic book-entry changes in accounts of Cedelbank participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 32 currencies, including U.S. dollars.

     Cedelbank participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Cedelbank is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

     The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, the Euroclear operator, under contract with Euroclear Clearance System, Societe Cooperative, a Belgium cooperative corporation, the Euroclear cooperative. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear cooperative. The board of the Euroclear cooperative establishes policy for the Euroclear System.

     Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the Class A notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Cedelbank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a Class A noteholder on behalf of a Cedelbank participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depositary's ability to effect these actions on its behalf through DTC.

      Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

      Notes issued in definitive form are referred to in this prospectus as "definitive notes." A class of notes will be issued as definitive notes, rather than in book entry form to DTC or its nominees, only if one of the following events occurs:

       o the principal paying agent advises the manager in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the class of notes, and the manager is not able to locate a qualified successor;

       o the issuer trustee, at the direction of the manager, advises the principal paying agent in writing that it elects to terminate the book-entry system through DTC; or

       o after the occurrence of an event of default, the note trustee, at the written direction of noteholders holding a majority of the outstanding principal balance of a class of notes, advises the issuer trustee and the principal paying agent, that the continuation of a book-entry system is no longer in the best interest of the noteholders of that class.

      If any of these events occur, DTC is required to notify all of its participants of the availability of definitive notes. The Class A notes will be serially numbered if issued in definitive form.

      Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which is initially the principal paying agent. The transfer agent and registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes within the thirty days preceding a quarterly distribution date for the definitive notes.

Distributions on the Notes

      Collections in respect of interest and principal will be received during each monthly collection period. Collections include the following:

       o    interest and principal receipts from the housing loans;

       o    proceeds from enforcement of the housing loans;

       o    proceeds from claims under the mortgage insurance policies; and

       o payments by the seller, the servicer or the custodian relating to breaches of their representations or undertakings.

      The issuer trustee will make some payments on a monthly basis on each monthly payment date, which will primarily be to the providers of support facilities to the trust. The issuer trustee will make the majority of its payments on a quarterly basis on each quarterly payment date, including payments to noteholders. On each quarterly payment date, the principal paying agent will distribute principal and interest, if any, to the registered Class A noteholders as of the related quarterly determination date if the Class A notes are held in book-entry form, or, if the Class A notes are held in definitive form, the last day of the prior calendar month.

Key Dates and Periods

      The following are the relevant dates and periods for the allocation of cashflows and their payments.


  Monthly Collection Period ...............   in relation to a monthly payment date, means
                                              the calendar month which precedes the
                                              calendar month in which the monthly payment
                                              date occurs. However, the first and last monthly
                                              collection periods are as follows:

                                               o    first: period from and including the
                                                    cut-off date to and including ______, 1999

                                               o    last: period from but excluding the last
                                                    day of the calendar month preceding the
                                                    termination date to and including the
                                                    termination date

  Monthly Determination Date ..............   The date which is 2 business days before a
                                              monthly payment date

  Monthly Payment Date ....................   15th day of each of January, March, April,
                                              June, July, September, October and December,
                                              or, if 15th day is not a business day, then the
                                              next business day, beginning in _________, 1999

  Quarterly Collection Period .............   in relation to a quarterly payment date, means
                                              the three monthly collection periods that
                                              precede the calendar month in which the
                                              quarterly payment date falls. However, the first
                                              and last quarterly collection periods are as
                                              follows:

                                               o    first: period from and including the cut-
                                                    off date to and including ________, 1999.

                                               o    last: period from but excluding the last
                                                    day of the prior quarterly collection
                                                    period to and including the termination
                                                    date.

  Quarterly Determination Date ............   The date which is 2 business days before a
                                              quarterly payment date

  Quarterly Payment Date ..................   15th day of each of November, February, May
                                              and August, or, if 15th day is not a business
                                              day, then the next business day, beginning in
                                              November, 1999


Example Calendar

      The following example calendar for a quarter assumes that all relevant days are business days:


       Monthly Collection Period .................  August 1st to August 31st

       Monthly Determination Date ................  September 13th

       Monthly Payment Date ......................  September 15th

       Monthly Collection Period..................  September 1st to September 30th

       Monthly Determination Date ................  October 13th

       Monthly Payment Date ......................  October 15th

       Monthly Collection Period .................  October 1st to October 31st

       Quarterly Collection Period ...............  August 1st to October 31st

       Quarterly Determination Date ..............  November 13th

       Quarterly Payment Date ....................  November 15th

       Interest Period ...........................  August 15th to November 14th



Calculation of Total Available Funds

      On each determination date, the manager will calculate the Available Income, Principal Draws and Liquidity Draws for the immediately preceding collection period. The sum of those amounts is the Total Available Funds.

Available Income

      Available Income for a monthly collection period means the aggregate of:

       o the Finance Charge Collections for that collection period, which are:

            o the aggregate of all amounts received by or on behalf of the issuer trustee during that collection period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the housing loans and related security and other rights with respect to the housing loans, including:

            o amounts on account of interest recovered from the enforcement of a housing loan;

            o any payments by the seller to the issuer trustee on the repurchase of a housing loan during that collection period which are attributable to interest;

            o any break fees paid by borrowers under fixed rate housing loans received during that collection period; and

            o any amount paid to the issuer trustee by the seller equal to the reduction in interest payable by a borrower in respect of their housing loan where that reduction is attributable to amounts standing to the credit of the borrower's loan offset account;

       o all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

            o from the seller, the servicer, the manager, the issuer trustee in its personal capacity, in respect of a breach in relation to which it is not entitled to be indemnified out of the assets of the trust, or the custodian, in respect of any breach of a representation, warranty or undertaking contained in the Transaction Documents; and

            o from the seller, the servicer, the indemnifier, the manager or the custodian, under any obligation under the Transaction Documents, to indemnify or reimburse the issuer trustee for any amount or from the issuer trustee in its personal capacity under any obligation under the Transaction Documents to indemnify the trust, in each case which the manager determines to be in respect of interest, fees and other amounts in the nature of income payable under the housing loans and related security and other rights with respect thereto; and

       o recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has arisen, by or on behalf of the issuer trustee during that collection period;

less:

o governmental charges collected by or on behalf of the issuer trustee for that collection period; and

o the aggregate of all bank fees and charges due to the servicer or the seller from time to time as agreed by them and consented to by the issuer trustee, that consent not be unreasonably withheld, and collected by the seller or the servicer during that collection period; plus

o      to the extent not included in Finance Charge Collections:


       o any amount received by or on behalf of the issuer trustee in relation to that collection period on or by the payment date immediately following the end of that collection period with respect to net receipts under the basis swap or the fixed-floating rate swap;

       o any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

       o amounts in the nature of interest otherwise paid by the seller, the servicer or the manager to the issuer trustee in respect of collections held by it;

       o all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income; and

       o all amounts received by or on behalf of the issuer trustee in the nature of interest during that collection period from any provider of a support facility, other than the redraw facility, under a support facility, including any amounts received under a mortgage insurance policy by way of a timely payment cover, and which the manager determines should be accounted for in respect of a Finance Charge Loss;

       o but excluding any interest credited to a collateral account of a support facility.


Principal Draws

       If the manager determines on any determination date that the Available Income of the trust for the collection period ending immediately prior to that determination date is insufficient to meet Total Payments of the trust for that collection period, then the manager will direct the issuer trustee to apply Principal Collections collected during that collection period to the Payment Shortfall to the extent available.

       Principal Draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

Liquidity Draws

       If the manager determines on any determination date that the related Payment Shortfall, if any, will not be covered fully by a Principal Draw, the manager must direct the issuer trustee to draw on the liquidity account in an amount equal to the lesser of the amount of the shortfall or the amount remaining in the liquidity account.

 Distribution of Total Available Funds

       In relation to a collection period, all amounts payable by the issuer trustee as described in one of the next two subsections, as applicable, on the payment date relating to that collection period, constitute Total Payments.

Monthly Total Payments

       On each monthly payment date, but not a quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

       o first, an amount equal to the Accrued Interest Adjustment to the seller;

       o      second, repayment to the standby guarantor of any Recovered
              Amount;

       o third, repayment to the mortgage insurer, of any payment in the nature of income received from a borrower for which the mortgage insurer previously paid under the related mortgage insurance policy by way of a timely payment cover;

       o fourth, any interest payable by the issuer trustee under the redraw facility; and

       o fifth, any repayment of a Liquidity Draw made on or prior to the previous monthly payment date.

Quarterly Total Payments

       On each quarterly payment date, based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must pay or cause to be paid out of Total Available Funds, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

       o first, an amount equal to the Accrued Interest Adjustment to the seller;

       o second, repayment to the standby guarantor of any Recovered Amount allocable, as determined by the manager, to income;

       o third, repayment to the mortgage insurer, of any payment in the nature of income received from a borrower for which the mortgage insurer previously paid under the related mortgage insurance policy by way of a timely payment cover;

       o fourth, payment to the fixed-floating rate swap provider under the fixed-floating rate swap of any break fees received from a borrower or the mortgage insurer during the quarterly collection period;

       o fifth, unless specified later in this paragraph, Trust Expenses which have been incurred prior to that quarterly payment date and which have not previously been paid or reimbursed, in the order set out in the definition of Trust Expenses;

              o      sixth, pro rata between themselves:

              o any fees payable by the issuer trustee under the redraw facility;

              o any fees payable by the issuer trustee under the basis swap; and

              o any fees payable by the issuer trustee under the fixed-floating rate swap;

       o seventh, any amounts that would have been payable under this paragraph, other than under the tenth clause of this section, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee, in the order they would have been paid under that prior application of funds as described in this section;

       o      eighth, pro rata between themselves;

              o any interest payable by the issuer trustee under the redraw facility;

              o any amounts payable by the issuer trustee under the basis swap or the fixed-floating rate swap not included in the preceding clauses;

              o any repayment of a Liquidity Draw made on or prior to the previous payment date;

              o      the payment to the currency swap provider of the A$
                     Class A-1 Interest Amount at that date, which is thereafter to be applied to payments of interest on the Class A-1 notes; and

              o      the payment to the currency swap provider of the A$
                     Class A-2 Interest Amount at that date, which is thereafter to be applied to payments of interest on the Class A-2 notes;

       o ninth, any amounts that would have been payable under the next clause, on any previous quarterly payment date, if there had been sufficient Total Available Funds, which have not been paid by the issuer trustee; and

       o tenth, the payment to the currency swap provider of the A$ Class B Interest Amount at that date, which is thereafter to be applied to payments of interest on the Class B notes.

       The issuer trustee shall only make a payment described in any of the preceeding clauses to the extent that any Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

Trust Expenses

       Trust Expenses are, in relation to a collection period, in the following order of priority:

       o first, taxes payable in relation to the trust for that collection period;

       o second, any expenses relating to the trust for that collection period which are not already covered in the following seven clauses;

       o third, pro rata, the issuer trustee's fee, the security trustee's fee and the note trustee's fee for that collection period;

       o      fourth, the servicer's fee for that collection period;

       o      fifth, the manager's fee for that collection period;

       o      sixth, the custodian's fee for that collection period;

       o seventh, pro rata, any fee or expenses payable to the principal paying agent, any other paying agent or the calculation agent under the Agency Agreement;

       o eighth, any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the underwriters, the manager, the security trustee, the servicer, the note trustee, a paying agent or the calculation agent in relation to the trust under the Transaction Documents, for that collection period; and

       o ninth, any amounts payable by the issuer trustee to the currency swap provider upon the termination of the currency swap.

Interest on the Notes

Calculation of Interest Payable on the Notes

       Up to, but excluding, the quarterly payment date falling in _______, the interest rate for the Class A-1 notes for a particular Interest Period will be equal to LIBOR on the quarterly determination date immediately prior to the start of that Interest Period plus __%. If the issuer trustee has not redeemed all of the Class A-1 notes by the quarterly payment date falling in ______, the interest rate will be equal to LIBOR on the related quarterly determination date plus __%. The interest rate on the Class A notes for the first Interest Period will be determined on ______, 1999.

       Up to, but excluding, the quarterly payment date falling in ______, the interest rate for the Class A-2 notes for a particular Interest Period will be equal to LIBOR on the quarterly determination date immediately prior to the start of that Interest Period plus __%. If the issuer trustee has not redeemed all of the Class A-2 notes by the quarterly payment date falling in ______, the interest rate will be equal to LIBOR on the related quarterly determination date plus __%. The interest rate on the Class A notes for the first Interest Period will be determined on ______, 1999.

       Up to, but excluding, the quarterly payment date falling in ______, the interest rate for the Class B notes for a particular Interest Period will be equal to the Three Month Bank Bill Rate on the quarterly determination date immediately prior to the start of that Interest Period plus __%. If the issuer trustee has not redeemed all of the Class B notes by the quarterly payment date falling in ______, the interest rate will be equal to the Three Month Bank Bill Rate on the related quarterly determination date plus __%.

The interest rate on the Class B notes for the first Interest Period will be determined on ______, 1999.

       With respect to any payment date, interest on the notes will be calculated as the product of:

       o the outstanding principal balance of such class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to such class on such day;

       o      the interest rate for such class of notes for that Interest
              Period; and

       o a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days for the Class A notes, or 365 days for the Class B notes.

       A note will stop earning interest on any date on which the Stated Amount of the note is zero or, if the Stated Amount of the note is not zero on the due date for redemption of the note, then that date, unless payment of principal is improperly withheld or refused following which the note will continue to earn interest until the later of the date on which the note trustee or principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the Stated Amount of the note has been reduced to zero. The Stated Amount of a note on a quarterly payment date is equal to:

       o      the initial outstanding principal balance of the note; less

       o the aggregate of all principal payments previously made on the note; less

       o      Carryover Charge Offs on the note; less

       o      principal to be paid on the note on the next payment date; less

       o Charge Offs to be applied against the note on the next payment date; plus

       o any Excess Available Income to be applied to reinstating Carryover Charge Offs on the note.

       A note will begin earning interest again from and including any date that its Stated Amount becomes greater than zero.

Calculation of LIBOR

       On the second London banking day before the beginning of each Interest Period, the calculation agent will determine LIBOR for the next Interest Period as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc.

Excess Available Income

General

       On each quarterly determination date, the manager must determine the amount, if any, by which the Total Available Funds for the quarterly collection period ending immediately prior to that quarterly determination date exceeds the Total Payments for that same quarterly collection period.

Distribution of Excess Available Income

       On each quarterly determination date, the manager must apply any Excess Available Income for the quarterly collection period relating to that quarterly determination date in the following order of priority:

       o first, to reimburse all Principal Charge Offs for that quarterly collection period;

       o      second, pro rata between themselves;

              o to pay the currency swap provider the A$ Equivalent of any Carryover Class A Charge Offs; and

              o to repay the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

       o third, to repay all Principal Draws which have not been repaid as of that quarterly payment date;

       o fourth, as a payment to the Class B noteholders in or towards reinstating the Stated Amount of the Class B notes to the extent of any Carryover Class B Charge Offs;

       o fifth, to pay the standby guarantor for any amounts due under the Standby Bank Guarantee that it has paid to the issuer trustee under the Standby Bank Guarantee which have not been repaid as of that quarterly payment date; and

       o sixth, at the direction of the manager, to pay the residual beneficiary any remaining Excess Available Income.

       The issuer trustee shall only make a payment described in the preceeding clauses if the manager directs it in writing to do so and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

       Any amount applied pursuant to the first four clauses above will be treated as Principal Collections.

       Once distributed to the residual beneficiary, any Excess Available Income will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The Issuer trustee will not be entitled or required to accumulate any surplus funds as security for any future payments on the notes.

Gross Principal Collections

       On each determination date, the manager must determine Gross Principal Collections for the collection period ending immediately prior to that determination date. Gross Principal Collections are the sum of:

       o all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans in accordance with the terms of the housing loans during that collection period in respect of principal, including principal prepayments;

       o all other amounts received by or on behalf of the issuer trustee under or in respect of principal under the housing loans and related security and other rights with respect thereto during that collection period including:

              o amounts on account of principal recovered from the enforcement of a housing loan, other than under a mortgage insurance policy; and

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          o    any payments by the seller to the issuer trustee on the
               repurchase of a housing loan under the Master Trust Deed during that collection period which are attributable to principal;

     o all amounts received by or on behalf of the issuer trustee during that collection period from any provider of a support facility, other than the currency swap, under the related support facility and which the manager determines should be accounted for in respect of a Principal Loss;

     o all amounts received by or on behalf of the issuer trustee during that collection period:

          o from the seller, the servicer, the manager, AXA Trustees Limited, in its personal capacity, or the custodian in respect of any breach of a representation, warranty or undertaking contained in the Transaction Documents, and in the case of AXA Trustees Limited and the manager, in respect of a breach of which it is not entitled to be indemnified out of the assets of the trust; and

          o from the seller, the servicer, the indemnifier, the manager or the custodian under any obligation under the Transaction Documents to indemnify or reimburse the issuer trustee for any amount or from AXA Trustees Limited, in its personal capacity, under any obligation under the Transaction Documents to indemnify the trust, in each case, which the manager determines to be in respect of principal payable under the housing loans and related mortgages;

     o any amounts in the nature of principal received by or on behalf of the issuer trustee during that Collection Period pursuant to the sale of any assets of the trust, including the A$ Equivalent of any amount received by the issuer trustee on the issue of the notes which was not used to purchase a housing loan, and which the manager determines is surplus to the requirements of the trust;

     o any amount of Excess Available Income to be applied to pay a Principal Charge Off or a Carryover Charge Off; and

     o any amount of Excess Available Income to be applied to repay Principal Draws made on a previous payment date.

     On the closing date, the aggregate of the A$ Equivalent of the total initial outstanding principal amount of the Class A notes and the total initial outstanding principal amount of the Class B notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Gross Principal Collection and will be passed through to noteholders on the first payment date.

Principal Collections for a collection period means:

     o    the Gross Principal Collections for that collection period; less

     o any amounts deducted by or paid to the seller in that collection period to reimburse redraws funded by the seller for which the seller has not previously been reimbursed; less

     o    any amounts paid by the issuer trustee to replace a housing loan.

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Principal Distributions

Monthly

     On any monthly payment date in accordance with the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the monthly collection period ending immediately before that monthly payment date, the following amounts in the following order of priority:

     o first, repayment to the standby guarantor of any Recovered Amount allocable, as determined by the manager, to principal;

     o second, repayment to the mortgage insurer of any payment in the nature of principal received from a borrower for which the mortgage insurer previously paid under the relevant mortgage insurance policy by way of a timely payment cover;

     o    third, to allocate to Total Available Funds any Principal Draw;

     o fourth, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date; and

     o fifth, subject to the limits described under "Description of the Transaction Documents - The Redraw Facility", to repay all Redraw Principal Outstanding under the redraw facility on the payment date.

Quarterly

     On each quarterly payment date, and based on the calculations, instructions and directions provided to it by the manager, the issuer trustee must distribute or cause to be distributed out of Principal Collections, in relation to the quarterly collection period ending immediately before that quarterly payment date, the following amounts in the following order of priority:

     o first, repayment to the standby guarantor of any Recovered Amount allocable, as determined by the manager, to principal;

     o second, repayment to the mortgage insurer of any payment in the nature of principal received from a borrower for which the mortgage insurer previously paid under the relevant mortgage insurance policy by way of a timely payment cover;

     o    third, to allocate to Total Available Funds any Principal Draws;

     o fourth, to retain in the collection account as a provision such amount as the manager determines is appropriate to make for any anticipated shortfalls in Total Payments on the following monthly payment date or quarterly payment date;

     o fifth, subject to the limits described under "Description of the Transaction Documents - The Redraw Facility", to repay any redraws provided by the seller in relation to housing loans to the extent that it has not previously been reimbursed in relation to those redraws;

     o sixth, to repay all Redraw Principal Outstanding under the redraw facility on that payment date;

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     o    seventh, to retain in the collection account as a provision to reimburse further redraws an amount equal to the Redraw Retention Amount for the next quarterly collection period;

     o    eighth, pro rata as between themselves:

          o as a payment to the currency swap provider under the confirmation relating to the Class A-1 notes, an amount equal to the lesser of;

               o    the remaining amount available for distribution; and

               o the A$ Equivalent of outstanding principal balance of all Class A-1 notes, which is thereafter to be applied to payments of principal on the Class A-1 notes; and

          o as a payment, to the currency swap provider under the confirmation relating to the Class A-2 notes, of an amount equal to the lesser of;

               o    the remaining amount available for distribution; and

               o the A$ Equivalent of outstanding principal balance of all Class A-2 notes, which is thereafter to be applied to payments of principal on the Class A-2 notes; and

     o ninth, as a payment to the Class B noteholders, of an amount equal to the lesser of

               o    the remaining amount available for distribution; and

               o the A$ Equivalent of the outstanding principal balance of all Class B notes,

          which is thereafter to be applied as payments of principal on the Class B notes.

     o tenth, on the business day immediately following the date on which all Secured Moneys are fully and finally repaid, and only after payment of all amounts referred to in the preceeding clauses, the issuer trustee must pay remaining Principal Collections to the seller in reduction of the principal outstanding under the loan from the seller to the issuer trustee, for the purchase of the housing loans, as a full and final settlement of the obligations of the issuer trustee under the loan from the seller to the issuer trustee, for the purchase of the housing loans.

     The issuer trustee shall only make a payment under any of the first nine paragraphs above if the manager directs it in writing to do so and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

Redraws

     The seller, after receiving confirmation that it may do so from the manager, may make redraws to borrowers under the housing loans. The issuer trustee and the manager irrevocably authorize the seller to deduct from Gross Principal Collections to reimburse itself in relation to any redraw for which it has not previously been reimbursed.

     On each quarterly determination date the manager shall determine an amount, not to exceed 2% of the outstanding principal balance of the notes, which it

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reasonably anticipates will be required in the quarterly collection period following that in which that quarterly determination date occurs to fund further redraws under housing loans in addition to any prepayments of principal that it anticipates will be received from borrowers during that quarterly collection period. The manager shall on the day of such determination advise the issuer trustee of the amount so determined.

     In addition to the seller's right of reimbursement, the issuer trustee shall on each business day it receives a direction from the manager to do so, reimburse the seller for redraws made on or before that business day for which it has not yet received reimbursements but only to the extent of the aggregate of.

     o the Redraw Retention Amount for that quarterly collection period to the extent it has been funded; and

     o any amount which the manager is entitled to direct the issuer trustee to draw under the redraw facility at that time.

     If the manager determines on any business day that there is a Redraw Shortfall, the manager may on that date direct in writing the issuer trustee to make a drawing under the redraw facility on that business day or any other business day equal to the amount which the issuer trustee is permitted to draw under the terms of the redraw facility at that time.

Application of Principal Charge Offs

Allocating Liquidation Loss

     On each quarterly determination date, the manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related quarterly collection period:

     o    the amount of those Liquidation Losses which are Finance Charge
          Losses; and

     o    the amount of those Liquidation Losses which are Principal Losses;

on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

Insurance Claims

     If, on any monthly determination date, the manager determines that there has been a Liquidation Loss in relation to a housing loan during the immediately preceding monthly collection period, the manager shall direct the servicer, promptly, and in any event so that the claim is made within the time limit specified in the relevant mortgage insurance policy without the amount of the claim becoming liable to be reduced by reason of delay, to make a claim under that mortgage insurance policy if it has not already done so. The manager will use best endeavors to ensure that the servicer promptly makes any claims required by way of a timely payment cover in accordance with the terms of the Servicing Agreement.

     Upon receipt of any amount under this claim, the manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of that amount is attributable to principal.

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     If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

     o because the maximum amount available under the mortgage insurance policy has been exhausted;

     o the mortgage insurance policy has been terminated in respect of that housing loan;

     o    the mortgage insurer is entitled to reduce the amount of the claim;

     o    or the mortgage insurer defaults in payment of a claim;

then a Mortgage Shortfall will arise if:

     o the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

     o any damages or other amounts payable by the seller or the servicer under or in respect of the Master Trust Deed, the Supplementary Terms Notice or Servicing Agreement relating to the housing loan which the manager determines to be on account of principal;

is insufficient to meet the full amount of the Principal Loss. In that case, the aggregate amount of all Mortgage Shortfalls for that collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

Principal Charge-Offs

     If the Principal Charge Offs for any quarterly collection period exceed the Excess Available Income calculated on the quarterly determination date for that quarterly collection period, the manager must do the following, on and with effect from the quarterly payment date immediately following the end of the quarterly collection period:

     o reduce pro rata as between themselves the Stated Amount of the Class B notes by the amount of that excess until the Stated Amount of the Class B notes is zero; and

     o if the Stated Amounts of the Class B notes is zero and any amount of that excess has not been applied under the preceding paragraph, reduce pro rata as between the Class A notes and the redraw facility with respect to the balance of that excess:

          o rateably as between each of the Class A notes, the Stated Amount of the Class A notes until the Stated Amount of the Class A notes is zero; and

          o the Redraw Principal Outstanding under the redraw facility, applied against Redraw Advances in reverse chronological order of their drawdown dates, until the Redraw Principal Outstanding is zero.

Payments into US$ Account

     The principal paying agent shall open and maintain a US$ account into which the currency swap provider shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap provider to pay all amounts denominated in US$ payable to the issuer trustee by the currency swap provider under the currency

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swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the manager or the servicer receives any amount denominated in US$ from the currency swap provider under the currency swap, they will also promptly pay that amount to the credit of the US$ account.

Payments out of US$ Account

     The principal paying agent will distribute the following amounts from the US$ account in accordance with the Note Trust Deed and the Agency Agreement on each payment date pro rata between the relevant notes and to the extent payments relating to the following amounts were made to the currency swap provider:

     o    interest on the Class A-1 notes;

     o    interest on the Class A-2 notes;

     o reinstating the Stated Amount of Class A notes, to the extent of Carryover Class A Charge Offs; and

     o principal on the Class A notes, until their outstanding principal balance is reduced to zero.

The Interest Rate Swaps

Fixed-Floating Rate Swap

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the fixed floating rate swap provider and the standby fixed-floating rate swap provider to hedge the basis risk between the interest rate on the fixed rate housing loans and the floating rate obligations of the trust, including the interest due on the notes. The fixed-floating rate swap will cover the housing loans which bear a fixed rate of interest as of the cut-off date and those variable rate housing loans which at a later date convert to a fixed rate of interest. The obligations of the fixed-floating rate swap provider are supported by the standby fixed floating rate swap provider.

     The issuer trustee will pay the fixed-floating rate swap provider on each quarterly payment date an amount equal to the sum of the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the weighted average of those fixed rates of interest at the beginning of that quarterly collection period times the actual number of days in the quarterly collection period divided by 365. The issuer trustee will also pay the fixed-floating rate swap provider all break fees from borrowers with fixed rate loans received during the related quarterly collection period.

     The issuer trustee will receive from the fixed-floating rate swap provider an amount equal to the principal balance of each of the housing loans which is subject to a fixed rate of interest at the beginning of the quarterly collection period immediately preceding that quarterly payment date multiplied by the Three Month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the actual margin on the underlying fixed rate housing loans and the prevailing market rate existing on or about the closing date. The terms of the fixed-floating rate swap allow for netting of swap payments for transactions under the one confirmation.

     The fixed-floating rate swap, including the obligations of the standby fixed-floating rate swap provider, commences on the date specified in the relevant confirmation and terminates on the Final Maturity Date, unless terminated earlier in accordance with the fixed-floating rate swap.

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Basis Swap

     The issuer trustee will enter into a swap governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation, with the basis swap provider and the standby basis swap provider to hedge the basis risk between the discretionary interest rate applicable on the variable rate housing loans and the floating rate obligations of the trust to the currency swap provider. The basis swap will cover the housing loans which bear a variable rate of interest as of the cut-off date and those fixed rate housing loans which at a later date convert to a variable rate of interest.

     The issuer trustee will pay or cause to be paid the basis swap provider on each quarterly payment date an amount based on the applicable daily weighted average of the variable rate on those housing loans which are subject to a variable rate of interest and receive from the basis swap provider the applicable Three Month Bank Bill Rate plus a fixed margin. The margin is fixed for the life of the swap and has been set based on the obligations of the trust. The terms of the basis swap allow for netting of swap payments for transactions under the one confirmation.

     The basis swap commences on the date specified in the relevant confirmation and terminates on the date 364 days later unless the basis swap provider extends the swap in accordance with the terms of the basis swap. The obligations of the standby basis swap provider commence on the same day as the basis swap and terminate 364 days later, unless extended by the standby basis swap provider in accordance with the basis swap, with the consent of the basis rate swap provider.

Application of Step-Up Margin

     If a Step-up Margin applies to any note, the manager must not direct the issuer trustee to enter into or extend a swap confirmation unless the manager is of the opinion that the amounts payable by the relevant swap provider to the issuer trustee in relation to that confirmation are calculated with reference to that Step-up Margin.

Standby Arrangement

     If a swap provider is obliged to make a payment under a swap and the relevant standby swap provider receives notice from the manager requiring the standby swap provider to make the required payment, the standby swap provider will make the standby payment specified in the notice.

     The standby basis swap provider is only obligated to make one payment relating to the basis swap. After that payment, the basis swap will be terminated. The standby fixed-floating rate swap provider is obligated to make all the remaining payments under the fixed-floating rate swap.

Downgrades.

     If a swap provider, the related standby swap provider or both are downgraded by a rating agency and the manager notifies them that a rating agency requires that swap provider or that standby swap provider to be replaced by another party or for that swap provider to provide cash collateral in order to maintain the rating on the notes, then the swap provider must, within 30 days of receiving notice from the manager, either:

     o    provide cash collateral equal to its net obligations under the swap;
          or

     o novate its obligations to a counterparty rated A-I+ by S&P, AA- by Fitch IBCA and suitably rated by Moody's who will not cause a reduction or a withdrawal the rating of the notes.

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     If the standby basis swap provider does not extend the term of its obligations relating to the basis swap and the basis swap provider receives notice from the manager that the rating of the notes will be either reduced or withdrawn, then the basis swap provider must, within 30 days of receiving notice from the manager, either:

     o    provide cash collateral equal to its net obligations under the swap;
          or

     o novate its obligations to a counterparty rated A-1+ by S&P, AA- by Fitch IBCA and suitably rated by Moody's who will not cause a reduction or a withdrawal the rating of the notes.

Swap Collateral Account

     If a swap provider provides cash collateral, the issuer trustee must, at the direction of the manager, as soon as is practicable establish and maintain in the name of the issuer trustee a swap collateral account with an Approved Bank having a short term credit rating of A-1+ from S&P, P-1 from Moody's and F-1+ from Fitch IBCA or which otherwise satisfies the requirements of the Rating Agencies and deposit the cash collateral in such account.

     The issuer trustee may only make withdrawals from the swap collateral account upon the direction of the manager and only for the purpose of:

     o    entering into a substitute swap;

     o refunding to that swap provider the amount of any reduction in the swap collateral account, but only if the ratings of the notes are not thereby withdrawn or reduced;

     o withdrawing any amount which has been incorrectly deposited into the swap collateral account;

     o paying financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the swap collateral account; or

     o funding the amount of any payment due to be made by that swap provider under the relevant swap following the failure by that swap provider to make that payment.

Threshold Rate

     If at any time the basis swap is terminated, the manager must, on the earlier of three business days after the termination and the determination date immediately following the termination, calculate the Threshold Rate as of that date and notify the issuer trustee, the servicer and the seller of the Threshold Rate on the relevant payment date. The manager must also do this for each successive determination date for so long as the basis swap has not been replaced by a similar interest hedge, or until the issuer trustee and manager agree that the interest rate on the variable rate housing loans no longer needs to be set at the Threshold Rate, and that does not result in a downgrading of the notes.

     If the servicer is notified by the manager of the Threshold Rate, it will, not more than seven business days after termination of the basis swap, ensure that the interest rate payable on each variable rate housing loan is set not less than the Threshold Rate, and will promptly notify the relevant borrowers of the change in accordance with the housing loans.

Standby Swap Fees

     The standby swap providers will receive a standby fee. These fees accrue from day to day and are payable quarterly in arrear on each quarterly payment date.

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Indemnity

     St. George Bank agrees to indemnify the standby swap providers against any loss, charge, liability or expense that the standby swap providers may sustain or incur as a direct or indirect consequence of the relevant swap provider failing to comply with its obligations under a swap, or the manager requiring that standby swap provider to make a payment under the swap.

Standby Swap Providers

     The standby fixed-floating rate swap provider and standby basis swap provider will be US___. [Insert description of the Standby Swap Providers]

The Currency Swap

     Collections on the housing loans and under the basis swap and the fixed-floating rate swap will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into a swap agreement with the currency swap provider.

     The currency swap comprises two distinct swap transactions, relating to the Class A-1 notes and the Class A-2 notes, respectively. The two swap transactions are separate and several, which means, for example, that any termination of one of them does not of itself give rise to a right to terminate the other. The currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and confirmed by three written confirmations, one relating to each class of notes.

     Under the currency swap, the issuer trustee will pay to the currency swap provider on each quarterly payment date an amount in A$ equal to that portion of Principal Collections and Excess Available Income, if any, to be paid to the noteholders as described in "Description of the Class A Notes - Payments of Principal on the Notes," and the currency swap provider is required to pay to or at the direction of the issuer trustee an amount denominated in US$ which is equivalent to such A$ payment. The equivalent A$ payment will be calculated using an exchange rate of US___.

     In addition, under the currency swap on each quarterly payment date the issuer trustee will make A$ floating rate payments to the currency swap provider and the currency swap provider will make US$ floating rate payments which are equivalent in amount to the interest payable in US$ to the noteholders. If on any quarterly payment date, the issuer trustee does not or is unable to make the full floating rate payment, the US$ floating rate payment to be made by the currency swap provider on such quarterly payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

     The purchase price for the notes will be paid by investors in US$, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans will be in A$. On the closing date the issuer trustee will pay to the currency swap provider the net proceeds of the issue of the notes in US$. In return the issuer trustee will be paid the A$ Equivalent of that US$ amount, calculated by reference to the exchange rate set out in this section.

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Termination by the Currency Swap Provider

     The currency swap provider shall have the right to terminate the currency swap in the following circumstances:

     o If the issuer trustee fails to make a payment under the currency swap within the ten business days;

     o An Insolvency Event with respect to the issuer trustee occurs or the issuer trustee merges into another entity without that entity properly assuming responsibility for the obligations of the issuer trustee under the currency swap;

     o If due to a change in law it becomes illegal for the issuer trustee or the currency swap provider to make or receive payments or comply with any other material provision of the currency swaps, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade of the rating of the notes. If those efforts are not successful then the currency swap provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o The currency swap provider has the limited right to terminate where it is required to gross-up or receive payments from which amounts have been withheld, but only if all of the notes will be redeemed at their outstanding principal balance or, if the noteholders have so agreed, at their Stated Amount, plus accrued interest; or

     o Any event of default occurs under the Security Trust Deed or the conditions of the notes.

Termination by the Issuer Trustee

     There are a number of circumstances in which the issuer trustee has the right to terminate the currency swap. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

     o Where the currency swap provider falls to make a payment under the currency swap within ten business days or the currency swap provider becomes insolvent or merges into another entity without that entity properly assuming responsibility for the obligation of the currency swap provider under the currency swap;

     o If due to a change in law it becomes illegal for the issuer trustee or the currency swap provider to make or receive payments or comply with any other material provision of the currency swap, the currency swap requires such party to make efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality, so long as the transfer would not result in a downgrade of the rating of the notes. If those efforts are not successful then the currency swap provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian government body;

     o If any event of default under the Security Trust Deed or the conditions of the notes occurs;

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     o    If the issuer trustee becomes obliged to make a withholding or deduction in respect of the notes and the notes are redeemed as a result; or

     o If the currency swap provider breaches its obligation to lodge collateral or other credit support in the event it is downgraded.

     The issuer trustee may only terminate the currency swap following prior consultation by the note trustee with the currency swap provider as to the timing of termination. The issuer trustee will exercise such right to terminate at the direction of the manager. The currency swap provider acknowledges that the issuer trustee has appointed the manager as manager of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap including entering into and monitoring transactions and executing confirmations.

Downgrade of the Currency Swap Provider

     The currency swap provider will give a commitment to provide cash collateral or other credit enhancement in respect of the currency swap in the event that the currency swap provider is ever downgraded below A2 by Moody's, AA- by Fitch IBCA or A-1+ by Standard & Poor's.

Termination Payments

     On the Termination Date or the Early Termination Date, each as defined in the currency swap, in respect of the currency swap, a termination payment will be due to be paid by the issuer trustee to the currency swap provider or to the issuer trustee by the currency swap provider in respect of the currency swap. The termination of a currency swap is an event of default under the Security Trust Deed unless it is immediately replaced as described in the subsection titled "Replacement of the Currency Swaps".

     The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market selected by the currency swap provider to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of Currency Swaps

     If the currency swap is terminated, the issuer trustee must, at the direction of the manager, enter into one or more replacement currency swaps which replace the currency swap, but only on the condition that:

     o the Settlement Amount, as defined in the currency swap, if any, which is payable by the issuer trustee to the currency swap provider on termination of the currency swap will be paid in full when due in accordance with the Supplementary Terms Notice and the currency swap;

     o    the ratings assigned to the notes are not adversely affected; and

     o the liability of the issuer trustee under that replacement currency swap is limited to at least the same extent that its liability is limited under the currency swap.

     If the preceding conditions are satisfied, the issuer trustee must, at the direction of the manager, enter into the replacement currency swap and if it does so it must direct the provider of the replacement currency swap to pay any up-front premium to enter into the replacement currency swap due to the issuer trustee directly to the

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currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the Settlement Amount to the currency swap provider. To the extent that such premium is not greater than or equal to the Settlement Amount, the balance must be paid by the issuer trustee as a Trust Expense.

Currency Swap Provider

     The currency swap provider will be Morgan Guaranty Trust Company of New York, acting through its London Branch.

     Morgan Guaranty Trust Company of New York is a wholly owned subsidiary and the principal assets of J.P. Morgan & Co. Incorporated, a Delaware corporation whose principal office is located in New York, New York. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of March 31, 1999, Morgan Guaranty Trust Company and its subsidiaries had total assets of $183.8 billion, total net loans of $25.6 billion, total deposits of $58.6 billion, and stockholder's equity of $10.7 billion. As of December 31, 1998, Morgan Guaranty Trust Company and its subsidiaries had total assets of $175.2 billion, total net loans of $24.9 billion, total deposits of $56.2 billion, and stockholder's equity of $10.5 billion.

     The consolidated statement of condition of Morgan Guaranty Trust Company as of March 31, 1999, is set forth on page 9 of Exhibit 99 to Form 8-K dated April 14, 1999, as filed by J.P Morgan & Co. Incorporated with the Securities and Exchange Commission. J.P. Morgan & Co. Incorporated will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 8-K referred to in the preceding paragraph. Written requests should be directed to: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, Attention:
Office of the Secretary.

Withholding or Tax Deductions

     All payments in respect of the notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the issuer trustee or any paying agent is required by applicable law to make any such payment in respect of the notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In the event that the issuer trustee or the paying agents, as the case may be, shall make such payment after such withholding or deduction has been made, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obliged to make any additional payments to holders of the notes in respect to that withholding or deduction.

Redemption of the Notes for Taxation or Other Reasons

     If the manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that either:

     o on the next quarterly payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the notes or the currency swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

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     o    the total amount payable in respect of interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during such collection period;

then the issuer trustee must, when so directed by the manager, at the manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of such class and any amounts required under the Security Trust Deed to be paid in priority to or equal with such class, redeem all, but not some, of such class at their outstanding principal balance, or at the option of the holders of 75% of the aggregate outstanding principal balance of such class, at their Stated Amount, together with accrued interest to the date of redemption on any subsequent quarterly payment date. Noteholders must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption. The holders of 75%, of the aggregate outstanding principal balance of a class of notes may elect, in accordance with the terms of the Note Trust Deed, and the note trustee shall notify the issuer trustee and the manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section. All amounts ranking prior to or equal with respect to a class of notes must be redeemed concurrently with such class.

Redemption of the Notes

     If an event of default occurs under the Security Trust Deed while the Class A notes or Class B notes are outstanding, the security trustee may, subject in some circumstances to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the Security Trust Deed, and will, if so directed by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees, enforce the security created by the Security Trust Deed. That enforcement can include the sale of some or all of the housing loans. If the trust terminates while notes are outstanding, St.George Bank has a right of first refusal to acquire the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the Security Trust Deed. See "Description of the Transaction Documents - The Security Trust Deed."

Clean-up Offer

     At the manager's direction, the issuer trustee must purchase or redeem all of the notes by repaying the outstanding principal balance, or, if the noteholders, owning at least 75% of the aggregate outstanding amount of the notes so agree, the Stated Amount, of the notes, together with accrued interest to, but excluding, the date of repurchase or redemption, on any quarterly payment date falling on or after the earlier of:

     o the quarterly payment date on which the total Stated Amount of all notes is equal to or less than 10% of the total initial outstanding principal balance of the notes; and

     o    the quarterly payment date falling in US__ 20__;


provided that the manager certifies to the issuer trustee and the note trustee that the issuer trustee will be in a position on this quarterly payment date to discharge all its liabilities in respect of the notes, at their outstanding principal balance or their Stated Amount if so agreed by the noteholders, and any amounts which would be required

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



under the Security Trust Deed to be paid in priority to or equal with the notes if the security for the notes were being enforced. The manager, on behalf of the issuer trustee, will give not more than 60 nor less than 45 days' notice to noteholders of this repurchase in accordance with the applicable conditions of the notes.

Termination of the Trust

Termination Events

     The Trust shall continue until, and shall terminate on the later of: its Termination Date;

     o the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date so far as reasonably practicable and reasonably commercially viable; and

     o the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to the trust.

Realization of Trust Assets

     On the occurrence of a Termination Date, subject to St.George Bank's right of first refusal, the issuer trustee must sell and realize the assets of the trust within 180 days. During the 180 day period, the housing loans, if performing, must not be sold for less than their Unpaid Balance and in the case of non-performing housing loans, for less than the Fair Market Value of such housing loans and their related security. The issuer trustee may not sell any performing housing loan, within the 180 day period, for less than its Fair Market Value without the consent of the holders of 75% of the aggregate outstanding principal amount of the relevant noteholders. The servicer will determine whether a housing loan is performing or non-performing.

Seller's Right of First Refusal

     As soon as practical after the Termination Date of the trust, the manager will direct the issuer trustee to offer, by written notice to St.George Bank, irrevocably to extinguish in favor of St.George Bank, or if the issuer trustee has perfected its title, to equitably assign to St.George Bank, its entire right, title and interest in and to the housing loans for their Unpaid Balance, for performing housing loans, and their Fair Market Value, for non-performing housing loans. If the Fair Market Value of a housing loan is less than its Unpaid Balance, the sale requires the approval of the holders of 75% of the votes of all noteholders.

     The issuer trustee is not entitled to sell any housing loans unless St.George Bank has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying to the issuer trustee the purchase price. St.George Bank must pay all costs and expenses relating to the repurchase of any housing loans. If St.George Bank does not accept the offer within 180 days, the costs and expenses relating to the sale of the housing loans will be a Trust Expense.

Distribution

     After deducting expenses, the manager shall direct the issuer trustee to distribute the proceeds of realization of the assets of the trust in accordance with the cashflow allocation methodology set out in "Distribution of Total Available Funds" and "Principal Distributions", and in accordance with any directions given to it by the manager. If all of the notes have been fully redeemed and the trust's other creditors paid in full, the issuer trustee shall distribute the assets of the trust to the residual beneficiary

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Prescription

     A note will be void in its entirety if not surrendered for payment within ten years of the Relevant Date in respect of any payment on the note, the effect of which would be to reduce the Stated Amount of such note to zero. After the date on which a note becomes void in its entirety, no claim may be made in respect of it.

Voting of Noteholders; Modification; Consents; Waiver

     The Note Trust Deed contains provisions for each class of noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate outstanding principal balance of a class of notes may take or consent to any action permitted to be taken by such class of noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75%, of the aggregate outstanding principal balance of a class of notes shall be required to accomplish the following:

     o direct the note trustee to direct the security trustee to enforce the security under the Security Trust Deed;

     o override any waiver by the note trustee of a breach of any provisions of the Transaction Documents or an event of default under the security trust deed;

     o removal of the current note trustee or appointment of a new note trustee; and

     o approve the costs and expenses of the note trustee incurred in enforcing rights under, or prosecuting lawsuits related to, the Transaction Documents for which the note trustee is entitled to be indemnified.

     The Class A-1 noteholders and the Class A-2 noteholders will be treated as a single class for voting.

     The Note Trust Deed contains provisions limiting the powers of the Class B noteholders. For example, the document limits their ability to request or direct the note trustee to take any action that would be materially prejudicial to the interests of the Class A noteholders. In most circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A noteholders, the exercise of which will be binding on the Class B noteholders, irrespective of the effect on the Class B noteholders' interests. Any action taken by the requisite percentage of the outstanding principal balance of a class of noteholders shall be binding on all noteholders of such class, both present and future.

Reports to Noteholders

     On each quarterly determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent and the issuer trustee, a noteholder's report containing the following information:

     o the outstanding principal balance and the Stated Amount of each class of notes;

     o the interest payments and principal distributions on each class of notes;

     o    the Available Income;

     o    the Total Available Funds;

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[FN]
     o the aggregate of all redraws made during that quarterly collection period;

     o    the Redraw Shortfall, if any;

     o    the Payment Shortfall, if any;

     o the Principal Draw, if any, for that quarterly collection period, together with all Principal Draws made before the start of that quarterly collection period and not repaid;

     o    the Gross Principal Collections;

     o    the Principal Collections;

     o    the Liquidity Shortfall, if any;

     o    the Remaining Liquidity Shortfall, if any;

     o    the Principal Charge Off, if any;

     o the Class A-1 Bond Factor, the Class A-2 Bond Factor and the Class B Bond Factor;

     o the Class A Charge Offs, the Class B Charge Offs and the Redraw Charge Offs - if any;

     o    all Carryover Charge Offs - if any;

     o if required, the Threshold Rate at that quarterly determination date;

     o    the interest rates on the notes for the related Interest Period;

     o scheduled and unscheduled payments of principal on the housing loans;

     o aggregate outstanding principal balance of the fixed rate housing loans and the aggregate principal balance of the variable rate housing loans; and

     o    delinquency and loss statistics with respect to the housing loans.

     Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the Transaction Documents only if, when and to the extent provided by DTC and its participating organizations.

     Unless and until definitive notes are issued, periodic and annual unaudited reports containing information concerning the trust and the Class A notes will be prepared by the manager and sent on behalf of the issuer trustee to DTC. DTC and its participants will make such reports available to holders of interests in the notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, such reports will not be sent directly to each beneficial owner while the notes are in book-entry form. Upon the issuance of fully registered, certificated notes, such reports will be sent directly to each noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The manager will file with the SEC such periodic reports as are required under the Exchange Act, and the rules and regulations of the SEC thereunder. However, in accordance with the Exchange Act and the rules and regulations of the SEC thereunder, the manager expects that the obligation to file such reports will be terminated following the end of [September] 2000.

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                   Description of the Transaction Documents


     The following summary describes the material terms of the Transaction Documents. The summary does not purport to be complete and is subject to the provisions of the Transaction Documents. All of the Transaction Documents, except for the currency swap, are governed by the laws of New South Wales. The currency swap is governed by the laws of [the State of New York] [England]. A copy of the Master Trust Deed and the Servicing Agreement and a form of each of the other Transaction Documents have been filed as exhibits to the registration statement of which this prospectus is a part.

Trust Accounts

     The issuer trustee will establish and maintain the collection account and the Liquidity Account with an Approved Bank. Each bank account shall be opened by the issuer trustee in its name and in its capacity as trustee of the trust. These accounts will not be used for any purpose other than for the trust. These accounts will be interest bearing accounts.

     The manager shall have the discretion and duty to recommend to the issuer trustee in writing, the manner in which any moneys forming part of the trust shall be invested in Authorized Investments and what purchases, sales, transfers, exchanges, collections, realizations or alterations of assets of the trust shall be effected and when and how the same should be effected. Each investment of moneys on deposit in the the trust's accounts shall be in Authorized Investments that will mature not later than the business day preceding the applicable payment date.

The Standby Bank Guarantee

General

     The Rating Agencies have confirmed that in order to maintain the ratings of the notes, if the collection account, the liquidity account or a borrower's loan offset account are to be maintained with St.George Bank, the obligations of St.George Bank in respect of the guaranteed account must be supported by a bank which is rated at least F-1+ by Fitch IBCA, P-1 by Moody's and A-1+ by Standard & Poor's.

     Under the Standby Bank Guarantee, the standby guarantor agrees to pay to the issuer trustee any sum or sums of money which may be demanded by the manager or, failing demand by the manager, by the issuer trustee from time to time. Therefore, payment by St.George Bank of amounts due to be deposited in the collection account when required under the Transaction Documents, less amounts determined by the manager to be available in the collection account, will have the benefit of the Standby Bank Guarantee provided by the standby guarantor, up to the Standby Bank Guarantee Limit from time to time. If any of the following occurs:

     o the amount standing to the credit of the collection account held with St.George Bank is 85% or more of the Standby Bank Guarantee Limit;

     o as a direct result of an act, omission or default of St.George Bank, the issuer trustee falls to pay:

          o any interest within 10 business days of its due date together with all interest accrued and payable on that interest; or

          o any other Secured Moneys, as defined in the Security Trust Deed, within 10 business days of the due date for payment or within any agreed grace period;


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



          o as a direct result of an act, omission or default of St. George Bank, the issuer trustee fails to perform or observe any other provisions of a transaction document where such failure will effect the timing or amount paid to noteholders and that default is not remedied within 10 days after written notice, or such longer period as may be specified in the notice, from the Security Trustee requiring the failure to be remedied;

          o as a direct result of an act, omission or default of St.George Bank, an Insolvency Event occurs in relating to St.George Bank; or

          o as a direct result of an act, omission or default of St.George, an event of default under the Security Trust Deed occurs,

the manager must open a collections account with a bank that has a short term rating of at least F-1+ by Fitch IBCA, P-1 by Moody's and A-1+ by Standard & Poor's, and, in the case of the first bullet point above, transfer the excess funds to that new account, or in any other case transfer all funds standing the credit of the existing collections account to be transferred to the new collections account.

     The amount of payment the manager, or failing which, the issuer trustee, may demand from the standby guarantor is the lesser of:

     o    the Standby Bank Guarantee Limit; and

     o    the Guaranteed Shortfall.

Guaranteed Shortfall means, for a quarterly collection period:

     o all amounts deposited, or received by and required to be deposited by the servicer, on or before the determination date following the quarterly collection period, to the credit of the Guaranteed Accounts in respect of the quarterly collection period together with interest on the amounts payable by the servicer; less

     o all amounts which the manager reasonably determines on the determination date following that quarterly collection period are available from the amounts above to be paid on the related quarterly payment date for that quarterly collection period in accordance with the Transaction Documents, but not including any amount which is not deposited, received or available because of any fraud, negligence or Default of or by the issuer trustee or the breach of contract of the manager.

     The Standby Bank Guarantee Limit will initially be A$_____. The amount has been calculated by the standby bank guarantor to be sufficient to cover the initial liquidity reserve and any anticipated Principal Collections and Finance Charge Collections from the closing date to the first quarterly payment date. The Standby Bank Guarantee Limit will be reduced on quarterly payment dates to predetermined amounts on the basis that there will be principal repayments and prepayments under the housing loans over time, which will be applied as Principal Collections, and thus the potential amount that can be deposited in the guaranteed accounts will be reduced.

     The standby guarantor agrees to pay a total amount up to the applicable Standby Bank Guarantee Limit for each quarterly collection period until and including the quarterly collection period ending in ___ ___ 200 ___ ___ .

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Termination of Standby Bank Guarantee.

   Each of the following is an event of termination:

     o    there are no notes outstanding;

     o an event of default under the Security Trust Deed occurs, except one caused by the default of St.George Bank;

     o    the standby guarantor has made a payment under the Standby Bank
          Guarantee;

     o any material representation or warranty by St.George Bank under the Standby Bank Guarantee is incorrect when it is made; or

     o the issuer trustee or the manager amends, adds to or revokes provisions of the Master Trust Deed, the Supplementary Terms Notice or the Security Trust Deed which relate to payments by the issuer trustee or the security trustee or the order of priorities in relation to those payments without the prior written consent of the standby guarantor.

     Where an event of termination has occurred, the standby guarantor may do all or any of the following:

     o terminate the Standby Bank Guarantee with immediate effect by notice to the issuer trustee and the manager; or

     o declare all moneys actually or contingently owing together with accrued interest and fees and other moneys by St.George under the Standby Bank Guarantee immediately due and payable.

     In addition to its rights under the Transaction Documents, the standby guarantor may terminate the Standby Bank Guarantee at any time by serving 90 days' written notice on the issuer trustee and St.George Bank.

     The manager may by ten business days' written notice terminate the standby guarantor's obligations under the Standby Bank Guarantee if any of the following occurs:

     o    an Insolvency Event occurs in relation to the standby guarantor; or

     o the rating agencies confirm that the termination will not result in downgrading of the ratings of the notes.

     If at the time of termination:

     o    St.George does not have the required ratings;

     o a new guarantee of St.George Bank's obligation in relation to that guaranteed account, is not put in place; or

     o the rating agencies have not confirmed that the termination will not have an adverse impact on the rating of the notes;

then the amounts outstanding to the credit of the guaranteed accounts must be deposited with an Approved Bank. All Principal Collections and Finance Charge Collections must be paid into that new account.

Repayment of Drawings under the Standby Bank Guarantee

     St.George will pay to the standby guarantor all amounts paid by the standby guarantor under the Standby Bank Guarantee, together with interest, upon demand by the standby guarantor. St.George will also indemnify the standby guarantor

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against any loss, cost, charge, liability or expense that the standby guarantor may sustain or incur in relation to certain events with respect to the Standby Bank Guarantee.

Standby Bank Guarantee Fee

     St.George Bank will pay any fees in relation to the provision of the Standby Bank Guarantee.

Standby Guarantor

     Credit Suisse First Boston, Melbourne branch, will be the standby guarantor. Credit Suisse First Boston is a Swiss bank and is one of the largest banking institutions in the world. As a leading global investment bank, Credit Suisse First Boston provides a wide range of financial services from locations around the globe to corporate, institutional and public sector clients worldwide. Credit Suisse First Boston was established on July 5, 1856 and registered in the Commercial Register of the Canton of Zurich, Switzerland, on April 27, 1883 for an unlimited duration.

     Credit Suisse First Boston's registered head office is located at Uetlibergstrasse 231, CH-8045, Zurich, Switzerland, and its telephone number is 41-1-333-5555. Credit Suisse First Boston's Melbourne Branch is located at 101 Collins Street, Melbourne, Victoria 3000, Australia and its telephone number is 61-3-9280-1666.

Liquidity Reserve

Liquidity Reserve Amount

     On the closing date, the issuer trustee, at the direction of the manager, will establish the liquidity reserve in an amount equal to A$_____ in an account held by the issuer trustee on behalf of the trust with an Approved Bank. The amount of the liquidity reserve will be reduced each quarterly determination date to an amount equal to 0.25% of the aggregate Unpaid Balance of the housing loans as the manager determines from time to time.

Liquidity Account

     The manager shall not direct the issuer trustee to, and the issuer trustee shall not make any withdrawal from the liquidity account except for the following purposes:

     o to make or fund a Liquidity Draw as described in "Description of the Class A Notes - Liquidity Draws";

     o to transfer the credit balance of the liquidity account in accordance with the Master Trust Deed where the account is held by a bank which ceases to be an Approved Bank;

     o to pay financial institutions duty, bank accounts debit tax or equivalent taxes payable in respect of the liquidity account;

     o to the extent that the credit balance of the liquidity account exceeds the liquidity reserve, to distribute that excess as a Gross Principal Collection; and

     o to distribute on the Final Maturity Date or on the date on which the notes are fully and finally redeemed or repurchased the credit balance of the liquidity account as a Principal Collection.

Liquidity Draws

     If on any monthly determination date the manager determines that there is a Liquidity Shortfall, the manager must direct the issuer trustee to make a draw on the liquidity reserve on or before the relevant monthly payment date equal to the

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Liquidity Shortfall provided that if the balance of the liquidity account at the time of the direction by the manager is less than the Liquidity Shortfall, the Liquidity Draw will be in respect only of the balance of the liquidity account.

     The issuer trustee must, if so directed by the manager, make that Liquidity Draw and cause the proceeds of such Liquidity Draw to be deposited or transferred into the collection account on or before the relevant monthly payment date. This amount will be distributed in the manner described in "Description of the Class A Notes - Liquidity Draws."

Repayment of Liquidity Draws

     The issuer trustee must repay outstanding Liquidity Draws on each monthly payment date and quarterly payment date out of Total Available Funds, to the extent they are available, as described in "The Description of the Class A Notes - Distribution of Total Available Funds."

Modifications Without Noteholder Consent

     The issuer trustee, the manager and the servicer, with respect to the Master Trust Deed and the Supplementary Terms Notice, or the note trustee, with respect to the Note Trust Deed or any other Transaction Document, may by way of supplemental deed alter, add to or modify the Master Trust Deed, the Supplementary Terms Notice, the Note Trust Deed or any other Transaction Document so long as such alteration, addition or modification was effected upon consent of the noteholders or residual beneficiary in the case of the Master Trust Deed or Supplementary Terms Notice or is:

     o to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     o necessary to comply with the provisions of any law or regulation or with the requirements of any Australian governmental agency;

     o appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of any Government Agency, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Crusade Securitisation Programme trusts;

     o any modification, except a Basic Terms Modification of, or waiver or authorization of any breach or proposed breach of the Class A notes or any of the Transaction Documents which is not, in the opinion of the note trustee materially prejudicial to the interests of the Class A noteholders; or

     o in the opinion of the issuer trustee, desirable to enable the provisions of the Master Trust Deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the manager's reasonable opinion, to an allocation of expenses.

Modifications With Noteholder Consent

     Except an alteration, addition or modification as described in the preceeding section, where in the reasonable opinion of the issuer trustee a proposed alteration, addition or modification to the Master Trust Deed, the Supplementary Terms Notice

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and the Note Trust Deed is prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, such alteration, addition or modification may only be effected by the issuer trustee with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be.

The Issuer Trustee

     The issuer trustee is appointed as trustee of the Trust on the terms set out in the Master Trust Deed and the Supplementary Terms Notice.

      The issuer trustee has all the rights, powers and discretions over and in respect of the assets of the Trust in accordance with the Transaction Documents provided that it will take no action or omit to take an action without the direction of the manager, that could reasonably be expected to adversely affect the ratings of the notes. The manager is required to give to the issuer trustee all directions necessary to give effect to its recommendations and proposals.

      The issuer trustee must act honestly and in good faith and comply with all relevant material laws in performance of its duties and in exercising its discretions under the Master Trust Deed, use its best endeavors to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner and to exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed.

     Under the Master Trust Deed, each noteholder and the residual beneficiary acknowledges that:

     o the noteholder cannot require the issuer trustee to owe to the noteholder, or to act in a manner consistent with, any fiduciary obligation in any capacity;

     o the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to the Trust other than where it has actual notice;

     o the issuer trustee is required to provide the notices referred to in the Master Trust Deed in respect of a determination of a Material Adverse Effect only if it is actually aware of the facts giving rise to the Material Adverse Effect; and

     o in making any such determination, the issuer trustee will seek and rely on advice given to it by its advisers in a manner contemplated by the Master Trust Deed;

     o in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or manager.

     The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the accrual notice or awareness of the officers, employees, agents or delegates of the issuer trustee who have day to day responsibility for the administration of the trust.

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Annual Compliance Statement

     The manager, on behalf of the issuer trustee will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the Transaction Documents.

Delegation

     In exercising its powers and performing its obligations and duties under the Master Trust Deed, the issuer trustee may, with the approval of the manager, delegate any or all of the duties, powers, discretion or other functions of the issuer trustee under the Master Trust Deed or otherwise in relation to the Trust, to a related company of the issuer trustee which is a trustee company or trustee corporation for the purposes of any State or Territory legislation governing the operation of trustee companies.

Issuer Trustee Fees and Expenses

     The issuer trustee is entitled to a quarterly fee equal to 0.055% of the aggregate outstanding principal balance of the housing loans on the first day of each quarterly collection period, payable in arrears on the related quarterly payment date.

     If the issuer trustee is required at any time to undertake duties which relate to the enforcement of the terms of any Transaction Document by the issuer trustee upon a default by any other party under the terms of that Transaction Document, the issuer trustee is entitled to such additional remuneration as may be agreed between the issuer trustee and the manager or, failing agreement, such amount as is determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the issuer trustee. The determination of such merchant bank shall be conclusive and binding on the manager and the issuer trustee so far as the law allows.

     The issuer trustee will be reimbursed out of the assets of the trust for all expenses incurred in connection with the performance of its obligations in respect of the trust, but not general overhead costs and expenses.

Removal of the Issuer Trustee

     The issuer trustee is required to retire as trustee after a direction from the manager in writing following an Issuer Trustee's Default.

     A direction given by the manager requiring the issuer trustee to retire must specify a date for the retirement of the issuer trustee which is no less than six months from the date of the direction. Alternatively, the manager may pay to the issuer trustee an amount equal to the fees that the issuer trustee would earn for that 6 month period in lieu of that notice.

     The issuer trustee will bear the reasonable costs of its removal following an event under the first four bullet points in the definition of Issuer Trustee Defaults and will indemnify the manager and the trust for those costs. These costs are not payable out of the assets of the trust.

     The manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement statutory trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the manager materially prejudice the interests of noteholders. Until the appointment is completed the manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

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Voluntary Retirement of the Issuer Trustee

     The issuer trustee may resign on giving to the manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the manager and the issuer trustee may agree, of its intention to do so.

     Before retirement, the issuer trustee must appoint a successor trustee who is approved by the manager, or who may be the manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period the manager shall act as trustee until a successor trustee is appointed.

Limitation of the Issuer Trustee's Liability

     The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the manager or any other person or for any loss howsoever caused in respect of the Trust or to any noteholder, the residual beneficiary, the manager or any other person, except to the extent caused by the fraud, negligence or Default on the issuer trustee's part, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable.

     The issuer trustee acts as trustee only in its capacity as trustee of the trust and in no other capacity. A liability arising under or in connection with the Transaction Documents or the trust can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Master Trust Deed, the notes, the conditions or the trust. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or Default.

     The Master Trust Deed also contains other provisions which regulate the issuer trustee's liability to noteholders, other creditors and the residual beneficiary. These include, but are not limited to, the following:

     o Subject to the Master Trust Deed, the issuer trustee is not liable to any person for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion, or by the manager of its discretions, or for acting on any instructions or directions given to it.

     o The issuer trustee is not liable for any event associated with the retirement of the manager, a Servicer Transfer Event or a Title Perfection Event.

     o Without limiting the issuer trustee's obligations under the Transaction Documents the issuer trustee is not liable for any act, omission or default of the manager, the servicer, the currency swap provider, the custodian, the note trustee, the principal paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the Transaction

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



          Documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to the trust.

     The foregoing provisions do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or Default.

Rights of Indemnity of Issuer Trustee

     The issuer trustee will be indemnified out of the assets of the trust against all losses and liabilities properly incurred by the issuer trustee in performing any of its duties or exercising any of its powers under the Transaction Documents in relation to the trust except for fraud, negligence or Default.

     The issuer trustee is indemnified out of the assets of the trust against certain payments it may be liable to make under the Consumer Credit Legislation. The servicer also indemnifies the issuer trustee in relation to such payments and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust.

The Manager

Powers

     The manager will have full and complete powers of management of the trust, including the administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trust and the operation of the trust.

     The issuer trustee has no duty to supervise the manager in the performance of its functions and duties, or the exercise of its discretions.

     The manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Delegation

     The manager may, in carrying out and performing its duties and obligations contained in the Master Trust Deed, delegate to any of the manager's officers and employees, all acts, matters and things, whether or not requiring or involving the manager's judgment or discretion, or appoint any person to be its attorney, agent, delegate or sub-contractor for such purposes and with such powers as the manager thinks fit.

Manager's Fees, Expenses and Indemnification

     The manager is entitled to a quarterly fee for each quarterly collection period equal to 0.09% of the aggregate outstanding principal balance of housing loans on the first day of each quarterly collection period payable in arrears on the related quarterly payment date.

     The manager will be indemnified out of the assets of the trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.

Removal or Retirement of the Manager

     The manager shall retire as trust manager if the issuer trustee so directs in writing following a Manager's Default. The manager shall bear the costs of its removal after a Manager's Default. The manager has agreed to indemnify the issuer trustee and the trust for those costs.

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     The manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 120 days, or another period as the manager and the issuer trustee may agree, notice in writing of its intention to do so.

     On retirement or removal of the manager, the issuer trustee may appoint another manager on such terms as the issuer trustee sees fit, including the amount of the manager's fee, provided the appointment will not have an adverse affect on the rating of the notes. Until a replacement manager is appointed, the manager must continue as manager. If a replacement manager is not appointed within 120 days of the issuer trustee electing to appoint a new manager, the issuer trustee will be the new manager.

Limitation of Manager's Liability

     The principal limitations on the manager's liability are set out in full in the Master Trust Deed. These include the following limitations:

     o the manager will be indemnified out of the trust in respect of any liability, cost or expense properly incurred by it in its capacity as manager of the trust; and

     o subject to the Master Trust Deed, the manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the manager or on whom the manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the issuer trustee or the manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any Transaction Documents.

The Note Trustee

     Bankers Trust Company will serve as the note trustee. [Insert description of Bankers Trust Company]

     The note trustee may resign after giving three months' written notice to the issuer trustee, the manager, the security trustee and each rating agency. The issuer trustee may also remove the note trustee in the following circumstances:

     o    if the note trustee becomes insolvent;

     o    if the note trustee ceases its business;

     o if the note trustee fails to comply with any of its obligations under any Transaction Document and the issuer trustee determines that this failure has had, or if continued, will have, a Material Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

          o    the note trustee becoming aware of this failure; and

          o receipt of the note trustee of written notice with respect to this failure from either the issuer trustee or the manager; or

     o if the note trustee falls to satisfy any obligation imposed on it under the Trust Indenture Act of 1939 with respect to the trust or the Note Trust Deed.

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     In addition, holders of 75% of the aggregate outstanding principal balance of the Class A notes may require the issuer trustee to remove the note trustee. Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the notes.

Event of Default

     The note trustee may also, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the Security Trust Deed shall not, or shall not subject to specified conditions, be treated as such. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by holders representing at least 75% of the aggregate outstanding principal balance of the Class A notes. Any such modification, waiver, authorization or determination shall be binding on the Class A noteholders and, unless the note trustee agrees otherwise, any such modification shall be notified by the manager on behalf of the issuer trustee to the noteholders as specified in the Transaction Documents as soon as practicable thereafter.

     If an event of default under the Security Trust Deed occurs and is continuing, the note trustee shall deliver to each Class A noteholder notice of such event of default within 90 days of the date that the note trustee became aware of such event of default, provided that, except in the case of a default in payment of interest and principal on the notes, the note trustee may withhold such notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of Class A noteholders.

     The note trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the security trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed; or any notes, unless directed or requested to do so in writing by the holders of at least 75% of the aggregate outstanding principal balance of the Class A notes and then only if the note trustee is indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Security Trust Deed

General

     National Mutual Life Nominees Limited of Level 2, 65 Southbank Boulevard, South Melbourne, Victoria, Australia will be the security trustee. National Mutual Life Nominees Limited's principal activities are the provision of services as trustee, executors, administrators, attorneys and agents and other fiduciary services. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the manager, the security trustee, the servicer, the note trustee, the underwriters, each paying agent, the seller with respect to the Accrued Interest Adjustment and redraws, and each provider of a support facility, but with respect to the Mortgage Insurer, only in respect of all payments by way of a timely payment cover under the mortgage insurance policies. These secured parties are collectively known as the Mortgagees.

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Nature of the Charge

     A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

     A floating charge, like that created by the Security Trust Deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to deal with the trust assets subject to the floating charge except in the ordinary course of its business and the manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will become a fixed charge upon the occurrence of specific events set out in the Security Trust Deed, including notice to the issuer trustee following an event of default under the Security Trust Deed.

Security Trustee

     The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the trust assets in trust for each Mortgagee on the terms and conditions of the Security Trust Deed. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee must give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, the security trustee must give priority to the interests of the Class A noteholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and the interests of the Class B noteholders or other Mortgagees.

Additional Provisions of the Security Trust Deed

     The Security Trust Deed contains a range of provisions regulating the scope of the security trustee's duties and liability. These include the following:

     o The security trustee is not responsible for the adequacy or enforceability of the Security Trust Deed or other Transaction Documents.

     o The security trustee is not required to monitor compliance by the issuer trustee or manager with the Transaction Documents or their other activities.

     o Unless required by a Transaction Document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     o The security trustee has no duties or responsibilities except those expressly set out in the Security Trust Deed or any collateral security.

     o Any action taken by the security trustee under the Security Trust Deed or any collateral security binds all the Mortgagees.

     o The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its associates may engage in any kind of business with the issuer trustee, the

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



          manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any Transaction Document or otherwise without having to account to the Mortgagees.

Events of Default

     Each of the following is an event of default under the Security Trust
Deed:

     o    the issuer trustee falls to pay:

          o any interest within 10 business days of the quarterly payment date on which the interest was due to be paid to noteholders; or

          o any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee, or where the Mortgagee is a Class A noteholder, with the note trustee;

     o the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a Transaction Document where such failure will have a material and adverse effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

     o an Insolvency Event occurs relating to the issuer trustee, in its capacity as trustee of the trust;

     o the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the Security Trust Deed;

     o    any security interest over the trust assets is enforced;

     o all or any part of any Transaction Document, other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of a "Tax Event" as defined in the currency swap, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document, other than the basis swap, the standby basis swap, the redraw facility or the currency swap; or

     o without the prior consent of the security trustee, that consent being subject in accordance with the terms of the Security Trust Deed to the prior written consent of the note trustee,

          o the trust is wound up, or the issuer trustee is required to wind up the trust under the Master Trust Deed or applicable law, or the winding up of the trust commences;

          o the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

          o unless another trustee is appointed to the trust under the Transaction Documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the Transaction Documents.

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Meetings of Voting Mortgagees

     The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the Security Trust Deed, for example, to enable the Voting Mortgagees to direct the security trustee to enforce the Security Trust Deed. Voting Mortgagees are:

     o the Noteholder Mortgagees alone for as long as amounts outstanding under the notes are 75%, or more of the Secured Moneys, and

     o otherwise, the note trustee, acting on behalf of the Class A noteholders, and each other Mortgagee.

     Neither the security trustee nor the manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagee unless the Noteholder Mortgagees otherwise consent.

     The security trustee must promptly convene a meeting of the Voting Mortgagees after it receives notice, or has actual knowledge of, an event of default under the Security Trust Deed.

Voting Procedures

     Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a Representative. On a show of hands, every person holding, or being a Representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each Class A noteholder who has directed the note trustee to vote on its behalf under the Note Trust Deed. On a poll, every person who is present shall have one vote for every US$100 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a Representative.

     A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

Enforcement of the Charge

     A resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees is required to direct the security trustee to do any or all of the following:

     o    declare the charge to be enforceable;

     o    declare all Secured Moneys immediately due and payable;

     o convert the floating charge to a fixed charge in any or all of the trust assets; or

     o appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the Security Trust Deed.

       If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may

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only do, at the direction of an Extraordinary Resolution of Voting Mortgagees,
including enforcing the charge.

     No Mortgagee is entitled to enforce the charge under the Security Trust Deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the Security Trust Deed.

Class A Noteholders as Voting Mortgagees

     The rights, remedies and discretion of the Class A noteholders under the Security Trust Deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the Class A noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the Class A noteholders without inquiry about compliance with the Note Trust Deed.

     The note trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the security trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed; or any notes, unless directed or requested to do so in writing by the holders of at least 75% of the aggregate outstanding principal balance of the Class A notes and then only if the note trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     If any of the Class A notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A notes, the note trustee must not vote under the Security Trust Deed to, or otherwise direct the security trustee to, dispose of the Mortgaged Property unless either:

     o a sufficient amount would be realized to discharge in full all amounts owing to the Class A noteholders, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Class A notes; or

     o the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the Security Trust Deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceeding paragraph.

Limitations of Actions by the Security Trustee

     The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

     If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the Security Trust

Deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the Security Trust Deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the Security Trust Deed and put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, and put it in funds, then the security trustee is not obliged to act in relation to that enforcement under the Security Trust Deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the Security Trust Deed as they determine by Extraordinary Resolution.

     The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the Security Trust Deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the secured moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee.

Priorities under the Security Trust Deed

     The proceeds from the enforcement of the Security Trust Deed are to be applied in the order of priority set forth in this subsection, subject to any other priority which may be required by statute or law. Certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees, if any, will be paid prior to the Mortgagees. Subject to the foregoing, the proceeds from enforcement of the Security Trust Deed will be distributed as follows:

     o    first, to pay rateably:

          o any fees and other expenses due to the security trustee, the note trustee or the principal paying agent;

          o any unpaid fees and paid expenses incurred in relation to the operation and administration of the trust, including the issuer trustee's fees and expenses; and

          o    the receiver's remuneration;

     o second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney;

     o    third, to pay unpaid Accrued Interest Adjustment due to the seller;

     o fourth, to repay the standby guarantor any Recovered Amount under the Standby Bank Guarantee;

     o fifth, repayment to the mortgage insurer of money previously paid under a mortgage insurance policy by way of a timely payment cover;

     o sixth, to pay to the fixed-floating rate swap provider under the fixed-floating rate swap any break fees received by or on behalf of the issuer trustee from

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          a borrower or the mortgage insurer and which have not previously been paid to the fixed-floating rate swap provider;

     o    seventh, to pay, rateably:

          o monetary liabilities of the issuer trustee to all providers of support facilities, other than the currency swap provider;

          o monetary liabilities of the issuer trustee to the Class A noteholders;

          o    unreimbursed redraws, to the seller; and

          o all monetary liabilities of the issuer trustee to the currency swap provider under a confirmation relating to Class A notes, but without double-counting above;

     o eighth, rateably, any monetary liabilities of the issuer trustee to Class B noteholders and to the currency swap provider under a confirmation relating to the Class B notes, but without double counting;

     o ninth, to pay rateably any amounts not covered in this section owing to any Mortgagee under any Transaction Document;

     o tenth, to pay the holder of any subsequent security interest over the assets charged by the Security Trust Deed of which the security trustee has notice of the amount properly secured by the security interest; and

     o eleventh, to pay any surplus to the issuer trustee to be distributed in accordance with the Master Trust Deed.

     The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, Mortgagee or attorney, as the case may be, will be under no further liability in respect of it.

     Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Fees and Expenses

     The issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee. The security trustee shall receive a quarterly fee in the amount agreed from time to time by the issuer trustee, the security trustee and the manager.

Indemnification

     The issuer trustee has agreed to indemnify the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the Transaction Documents, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee.

Retirement and Removal

     The security trustee may retire on three months' notice in writing to the issuer trustee, the manager, the note trustee and the rating agencies if a successor security trustee is appointed.

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     Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the manager may remove the security trustee if:

     o an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     o    the security trustee ceases business;

     o the security trustee falls to comply with any of its obligations under any Transaction Document and such action has had, or, if continued will have, a Material Adverse Effect, and, if capable of remedy, that failure is not remedied within 14 days after the earlier of:

          o the security trustee having become actually aware, by virtue of the actual awareness of the officers, employees, agents or delegates of the security trustee who have day to day responsibility for the administration of the security trust, of that failure; and

          o the security trustee having received written notice with respect thereto from the manager; or

     o there occurs a change in the control of the security trustee from that existing on the date of the Security Trust Deed, unless approved by the manager.

     Upon notice of resignation or removal of the security trustee, the manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than St.George Bank or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

Amendment

     The issuer trustee and the security trustee may, following notice to the rating agencies and with the written approval of the manager and the note trustee, amend the Security Trust Deed to, among other things, correct a manifest error or ambiguity or which in the opinion of the security trustee is necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required.

The Redraw Facility

Redraws

     If the seller consents to a redraw, it will transmit funds in the amount of the redraw to the borrower.

     The seller is entitled to be reimbursed for the amount of any redraws on any of the housing loans which it pays to borrowers:

     o first, from Gross Principal Collections available at the time the redraw is made;

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     o    second, from any available Redraw Retention Amount; and

     o third, from drawings under the Redraw Facility Agreement, to the extent that it is available.

The Redraw Facility Agreement

     Under the Redraw Facility Agreement, the redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws made by the seller to the extent that Gross Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit. The redraw limit is equal to 2% of the aggregate Stated Amount of the notes, as adjusted by the manager on each anniversary of the Redraw Facility Agreement or any other amount as agreed between the redraw facility provider, the issuer trustee and the manager. At the closing date, the redraw limit is expected to be A$_____. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding. The initial term of the redraw facility is 364 days. The redraw facility provider may cancel all or part of the redraw limit at any time immediately on giving notice to the issuer trustee and the manager.

Drawing on the Redraw Facility

     A drawing may only be made under the redraw facility for the purpose of funding a Redraw Shortfall or to repay a previous Redraw Advance. If at any time during the term of the redraw facility, the manager determines that there is a Redraw Shortfall, it may direct the issuer trustee to draw down on the redraw facility for an amount equal to the lesser of:

     o    the Redraw Shortfall; and

     o the redraw limit less the greater of zero and the total principal amount of all outstanding Redraw Advances plus the total Carryover Redraw Charge Offs, provided that for the purpose of this calculation, it is assumed that all Redraw Advances due to be repaid on or before the date of the draw down have been repaid, and only where that amount is greater than zero.

Conditions Precedent to Drawing

     The obligations of the redraw facility provider to make available each Redraw Advance are subject to the conditions precedent that:

     o    there is currently no event of default under the redraw facility;
          and

     o the representations and warranties by the issuer trustee in the Redraw Facility Agreement are true as of the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the current facts and circumstances.

Availability Fee

     An availability fee accrues daily from the date of the Redraw Facility Agreement at a rate of ___ % on an amount equal to the Redraw Limit, less outstanding Redraw Advances. The availability fee is payable on each quarterly payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

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Draw Fee

     With respect to any Redraw Advance made by the redraw facility provider, a draw fee will accrue from day to day on the amount of each such Redraw Advance from the date of its advance at a rate equal to the One Month Bank Bill Rate plus a margin, which varies depending on how long the Redraw Advance is outstanding, calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The draw fee shall be payable on each payment date and on termination of the redraw facility. To the extent any draw fee is not paid, the amount of such unpaid draw fee will be capitalized and interest will accrue on any such unpaid draw fee.

Repayment of Redraw Advances

     The issuer trustee shall, at the direction of the manager, repay unreimbursed Redraw Advances on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed Redraw Advance on the following payment date.

Events of Default under the Redraw Facility Agreement

It is an event of default under the  Redraw Facility Agreement if:

     o an amount is available for payment to the redraw facility provider under the Redraw Facility Agreement, and the issuer trustee does not pay that amount within 10 business days of its due date;

     o    an Insolvency Event occurs in relation to the trust;

     o an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

     o    the Termination Date occurs in relation to the trust; or

     o an event of default under the Security Trust Deed occurs and any action is taken to enforce the security interest under the Security Trust Deed over the assets of the trust.

Consequences of an Event of Default

     At any time after an event of default under the Redraw Facility Agreement, the redraw facility provider may do all or any of the following:

     o declare all moneys actually or contingently owing under the Redraw Facility Agreement immediately due and payable; and

     o    cancel the redraw limit.

Termination

     The redraw facility will terminate on the earliest of the following:

     o    the date on which the notes are redeemed in full;

     o the date on which the redraw facility provider declares the Redraw Facility Agreement terminated following an event of default under the Redraw Facility Agreement;

     o the date on which the issuer trustee enters into a replacement redraw facility;

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     o    the date on which Crusade Management Limited retires or is removed as manager;

     o the date on which the issuer trustee has canceled all of the redraw limit;

     o    the date which is one year after the Final Maturity Date;

     o the date on which the redraw limit is canceled in full by the redraw facility provider; and

     o 364 days from the date of the Redraw Facility Agreement, unless the redraw facility provider has agreed to extend the term of the redraw facility in accordance with the terms of the redraw facility.

The Servicing Agreement

Servicing of Housing Loans

     The servicer is required to administer the housing loans in the following manner:

     o    in accordance with the Servicing Agreement;

     o in accordance with St.George Bank's procedures manual and policies as they apply to those housing loans from time to time; and

     o with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products.

     In performing any services under the Servicing Agreement the servicer shall take into account whether its performance of such services does or does not have any Material Adverse Effect. The servicer's actions in servicing the housing loans in accordance with the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the Servicing Agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

Powers

     Subject to the standards for servicing set forth in the preceeding section, the servicer has the express power, among other things:

     o to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or arrange the rescheduling of interest due and unpaid following a default under any housing loans;

     o to waive any right in respect of the housing loans and mortgages in the ordinary course of servicing the housing loans and mortgages; and

     o to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency. These extensions are not subject to the requirement that the action not have a Material Adverse Effect.

Undertakings by the Servicer

     The servicer has undertaken, among other things, the following:

     o If so directed by the issuer trustee following a Title Perfection Event, it will promptly take action to perfect the issuer trustee's equitable title to the

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          housing loans and related mortgages in the mortgage pool to full legal title by notifying borrowers of the issuer trustee's interests, registering transfers, delivering documents to the issuer trustee and taking other action required to perfect title or which the issuer trustee requires it to do.

     o To collect all moneys due under those housing loans and related mortgages and pay them into the collections account not later than the time St.George Bank would be required to do so.

     o If a material default occurs in respect of a housing loan, it will take action in accordance with its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

     o To act in accordance with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or in respect of a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the manager when each such claim is made.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the servicer's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have a Material Adverse Effect.

     o It will set the interest rate on the housing loans in accordance with the requirements of the Supplementary Terms Notice.

     o It will give notice in writing to the issuer trustee and the rating agencies of it becoming aware of the occurrence of any Servicer Transfer Event.

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the Servicing Agreement.

     o It will notify the issuer trustee and the manager of any event which it reasonably believes is likely to have a Material Adverse Effect promptly after becoming aware of such event; and the manager of anything else which the manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

     o It will provide information reasonably requested by the issuer trustee or the manager, with respect to all matters relating to the trust and the assets of the

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          trust, and the issuer trustee or the manager believes reasonably necessary for it to perform its obligations under the Transaction Documents, and upon reasonable notice and at reasonable times permit the issuer trustee to enter the premises and inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

Undertakings by the Seller

     The St.George Bank, in its capacity as seller, has undertaken, among other things, the following under the Servicing Agreement:

     o It will maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage and to perform or comply with its obligations under the Servicing Agreement; and comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have a Material Adverse Effect.

     o It will act in accordance with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or in respect of a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

     o It will not consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with such third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus such other amount as the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

     o It will not, except as required by law, release a borrower from any amount owing in respect of a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount payable in respect of a housing loan or mortgage where it would have a Material Adverse Effect.

     o It will release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the servicer. If the order is due to the servicer breaching any applicable law then the servicer must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or failing this, by the servicer's external auditors.

Collections

     The servicer will receive collections on the housing loans from borrowers in its general collection account. If the servicer satisfies the requirements of each rating agency such that the ratings on the notes will not be adversely affected, the servicer

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shall deposit the amount equal to the collections it receives during a collection period into the collection account two business days prior to the related payment date, together with an amount equivalent to the interest that would have been earned on such amounts if they had been deposited into the collection account five business days following receipt by the servicer, less any amount for taxes payable in relation to the collections or any amount the servicer may retain under the Supplementary Terms Notice.

     If the servicer does not have the required ratings or otherwise does not satisfy the requirements of each rating agency so that the ratings on the notes will not be adversely affected, it must pay all collections in its possession or control into the collection account no later than two business days following receipt.

Servicing Compensation and Expenses

     The servicer will receive a fee for servicing the housing loans equal to the product of % and the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

     The servicer must pay from such fee all expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

Liability of the Servicer

     The servicer fully indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred as a result of the failure by the servicer to perform its duties under the Servicing Agreement or any action or conduct undertaken or not taken by the servicer, including as a consequence of a Servicer Transfer Event. The servicer may rely upon any statement by the issuer trustee or the manager that, any action or inaction on its part is reasonably likely to, or will, have a Material Adverse Effect. The servicer shall not be liable for a breach of the Servicing Agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the manager that the action or inaction is not reasonably likely to, or will not have, a Material Adverse Effect.

Removal, Resignation and Replacement of the Servicer

     The issuer trustee must terminate the servicer's appointment if the issuer trustee determines that any of the following Servicer Transfer Events occurs:

     o    the servicer suffers an Insolvency Event;

     o the servicer falls to pay any amount within ten business days of receipt of a notice to do so;

     o the servicer fails to comply with any of its other obligations under any Transaction Document and such action has had, or, if continued will have, a Material Adverse Effect, as determined by the issuer trustee and that failure is not remedied within the earlier 30 days after the servicer becomes aware of that failure and receipt of a notice from either the issuer trustee or the manager;

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          any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach would have a Material Adverse Effect; or

     o it becomes unlawful for the servicer to perform the services under the Servicing Agreement.

     The servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event.

Resignation

     The servicer may voluntarily resign after giving 120 days notice to the rating agencies, the manager and the issuer trustee.

Replacement of the Servicer

     The manager and the issuer trustee shall use reasonable endeavors to find an eligible successor servicer. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer is not appointed by the expiry of the 120 day notice period, the issuer trustee trust itself act as servicer and be entitled to the servicing fee.

Termination of Servicing Agreement

     The Servicing Agreement will terminate on the earlier of:

     o the date on which the Servicing Agreement is terminated pursuant to a Servicer Transfer Event;

     o the date which is one month after the notes have been redeemed in full in accordance with the Transaction Documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     o the date on which the issuer trustee replaces the servicer with a successor servicer; and

     o    the date on which the servicer is replaced after resigning.

Amendment

     The servicer and the issuer trustee may amend the Servicing Agreement in writing after giving prior notice of the proposed amendment to the rating agencies and the amendment will not result in an adverse effect on the rating of any notes.

The Custodian Agreement

Document Custody

     The custodian is responsible for custody of the title documents for the mortgaged property, including the loan agreement, mortgage document and certificate of title for the housing loans on behalf of the issuer trustee, exercising the degree of diligence and care expected of an appropriately qualified custodian of documents and in accordance with the custodial procedures approved in advance by the issuer trustee, the manager and the ratings agencies.

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     The custodian's duties and responsibilities include:

     o holding each title document in accordance with the custodial procedures as if the title documents were beneficially owned by the custodian;

     o ensuring that each title document is capable of identification and kept in a security packet in a security vault separate from other documents held by the custodian for other persons; and

     o maintaining in safe custody a record of the physical movement of the title documents.

     In performing its services, the custodian must consider if its acts or omissions will have any Material Adverse Effect.

     The custodian undertakes, among other things:

     o to comply with applicable laws where the failure to do so would have a Material Adverse Effect;

     o    comply with the mortgage insurance policies;

     o provide information and access relating to its custodial services if required by the issuer trustee, the manager or the servicer; and ensure that the premises holding the documents are appropriately insured for fire and public risks.

Audit

     The custodian will be audited by an independent auditor on an annual basis, or more regularly if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

Compensation of the Custodian

     The custodian will receive a fee based on the aggregate outstanding principal of the housing loans on the first day of each quarterly collection period. This fee will be payable in arrears on the quarterly payment date following the end of the quarterly collection period.

Indemnity

     The custodian also indemnifies the issuer trustee against all losses, liabilities, costs and expenses incurred by the issuer trustee as a result of a breach by the custodian of its obligations under the Custodian Agreement. This indemnity is limited to the extent further described in the Custodian Agreement.

Removal and Retirement of the Custodian

     The issuer trustee may terminate the custodian's appointment if the issuer trustee determines that:

     o    the custodian has suffered an Insolvency Event;

     o    if the custodian is a related company of the seller, either

          o    the long-term rating of the seller falls below:

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          o    BBB from Fitch IBCA; or

          o    Baa2 from Moody's, or

          o    BBB from S&P

          o    a Title Perfection Event has occurred;

     o the custodian has failed to comply with the custodial procedures or any of its other obligations under any other Transaction Document and such action has had, or, if continued will have, a Material Adverse Effect and, if capable of remedy, the custodian does not remedy that failure within 30 days after the earlier of the custodian becoming aware of that failure and receipt of a notice from either the issuer trustee or the manager;

     o any representation, warranty or certification made by the custodian is incorrect when made and is not waived by the issuer trustee or, if capable of remedy, is not remedied to the issuer trustee's reasonable satisfaction within 45 days after notice from the issuer trustee, and the issuer trustee determines that breach will or may have a Material Adverse Effect;

     o it has become unlawful for the custodian to perform its custodial services;

     o    a Servicer Transfer Event has occurred; or

     o the custodian has not complied with the requirements of the Custodian Agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor.

     The custodian will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from its termination. If the custodian is removed, it must deliver at its expense the title documents and all other documents and records relating to the housing loans to, or at the direction of the issuer trustee. If the custodian has not done so within 10 business days, or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must, with the assistance of the manager, enter the premises where the title documents are kept, take possession of and remove the title documents. The issuer trustee may, to the extent that it has information available to it to do so, lodge caveats in respect of the housing loans and related mortgages for which it does not hold the title documents.

Seller Loan Agreement

     The value of the housing loan pool as of the cut-off date, and the consideration payable by the issuer trustee to the seller for the housing loans, is A$. However, the principal balance of the housing loans is only A$.

     Therefore, the seller will lend the balance of the consideration to the issuer trustee. This loan will not bear interest and will not have the benefit of the Security Trust Deed. The issuer trustee will be required to repay any outstanding principal under the loan after the Secured Moneys have been fully and finally paid, to the extent that moneys are available to pay that principal, as a full and final settlement of the obligations of the issuer trustee under the loan.

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                                 The Servicer

Servicing of Housing Loans

     Under the Servicing Agreement, St.George Bank will be appointed as the initial servicer of the housing loans. The day to day servicing of the housing loans will be performed by the servicer at St.George Bank's head office in Kogarah and at St.George Bank's retail branches and telephone banking and marketing centers. Servicing procedures include managing customer enquiries, monitoring compliance with the loan features and rights applicable to these loans, and the arrears management of overdue loans. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the Housing Loans and the management of delinquent Housing Loans. See "Description of the Transaction Documents -- The Servicing Agreement."

Collection and Enforcement Procedures

     Borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. St.George Bank credits repayments to an individual housing loan on the date of its receipt. Interest is accrued daily on the balance outstanding after close of business and charged monthly to each relevant loan account.

     A housing loan is subject to arrears actioning whenever the minimum periodic repayment is not paid by the due date.

     When a housing loan is 15 days delinquent, it is identified in the mortgage service system and transferred to the collections system. The collection system identifies all accounts which are overdue and provides detailed lists of those loans for action and follow up.

     The collection system allocates overdue loans to designated collection officers within St.George Bank who action the accounts. The higher delinquent loans are allocated to the more experienced collection officers.

     Actions taken by the bank in relation to delinquent accounts will vary depending on the following elements and if applicable, with the mortgage insurer:

     o    arrears history;

     o    equity in the property; and

     o    arrangements made with the borrower to meet overdue payments.

     If satisfactory arrangement cannot be made to rectify an overdue housing loan, St.George Bank will issue legal notices and institute recovery action by enforcing the mortgage security Collection officers, under legal assistance, manage this process and pursue many sources of recovery including the following:

     o    guarantees;

     o    government assistance schemes;

     o    mortgagee sale; and

     o    claims on mortgage insurance.

     It should be noted that St.George Bank reports all actions that it takes on overdue housing loans to the mortgage insurer in accordance with the terms of the mortgage insurance policies.

Collection and Foreclosure Process

     When a loan is 15 days delinquent, a computer generated letter is sent to the borrower advising of the situation and requesting that payment be made to rectify the situation. When an account reaches 30 days delinquent, a second letter is sent to the borrower. After a housing loan is 30 days delinquent, any written contact is also followed up by a telephone call.

     When a loan reaches 60 days delinquent, a default notice is sent advising the borrower if the matter is not rectified within a period of 31 days, the bank is entitled to commence enforcement proceedings without further notice. Usually an account which is 91 days delinquent, is issued with a statement of claim served on the borrower at 120 days delinquent, the bank applies for judgement in a Supreme Court. Generally at 150 days delinquent, the bank applies for a writ of possession and by 170 days the sheriff sets an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale via auction or private treaty. In most instances if the account continues to be in arrears an offer on the property would be sought and accepted and the property settled. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency.

     It should also be noted that the mortgagee's ability to exercise its power of sale on the mortgaged property is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition there may be factors outside the control of the mortgagee such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may effect the length of time between the decision of the mortgagee to exercise its power of sale and final completion of the sale.

     Under St.George Bank's housing loan product specifications discretionary variable rate of interest loans enable a borrower to have a payment holiday where the borrower had made excess payments. The excess payments are the difference between the total amount paid by the borrower and the amount of the minimum payments required. In accordance with the product specification if a borrower with excess payments fail to make some or all of a minimum payment the servicer will apply the excess payments against that missed payment. As such the relevant housing loan will not be considered delinquent until such time as when the amount of missed payments is greater than the excess payments.

     The arrears and security enforcement procedures may change over time as a result of business change, or legislative and regulatory changes.

Servicer Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, in outstanding principal balances of one-to-four family housing loans, serviced by the servicer following its merger with Advance Bank Group in 1997. Prior to this time, delinquency data was separately reported by each banking organization. Consequently, the following table summarizes the delinquency and foreclosure experience, respectively, as of September 30, 1997, March 31, 1998, September 30, 1998 and March 31, 1999, on approximately $24.4 billion, $24.4 billion, $24.6 billion and $23.7 billion, respectively, in outstanding principal balances of mortgage loans, including securitized loans, that are serviced by the servicer. The table expresses the number of delinquent loans at period end as a percentage of the total number of loans serviced.

          Loans Secured by One- to Four-Family Residential Properties

                                                                          As of
                                                         -----------------------------------------------
                                                         September     March      September        March
                                                           1997        1998         1998           1999
                                                         ---------     -----      ---------       ------
  Delinquent Loans at Period End:
  30 to 59 days ....................................      1.13%        1.32%        1.10%         1.38%
  60 to 89 days ....................................      0.34%        0.39%        0.31%         0.39%
  90 to 119 days ...................................      0.21%        0.23%        0.18%         0.19%
  120 days or more .................................      0.29%        0.30%        0.22%         0.19%
                                                          ----         ----         ----          ----
  Total Delinquencies ..............................      1.97%        2.24%        1.81%         2.15%
  Foreclosures .....................................      0.07%        0.06%        0.07%         0.05%
                                                          ----         ----         ----          ----
  Total Delinquencies and Foreclosures .............      2.04%        2.30%        1.88%         2.20%
                                                          ----         ----         ----          ----
                                                          ----         ----         ----          ----


     There can be no assurance that the delinquency and foreclosure experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and foreclosure experience of the servicer's mortgage portfolio set forth in the foregoing table. Indeed, the statistics shown in the preceeding table represent the delinquency and foreclosure experience for the total one-to-four-family residential mortgage portfolios for each of the years presented, whereas the aggregate delinquency and foreclosure experience on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the housing loans. Moreover, if the one- to fourfamily real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and foreclosures could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, foreclosures, bankruptcies and losses with respect to the housing loan pool. You should note that Australia experienced a period of relatively low and stable interest rates during the period covered in the preceeding table. If interest rates were to rise, it is likely that the rate of delinquencies and foreclosures would increase.

                       St.George Bank Year 2000 Program

St.George Bank's Year 2000 Efforts

     St.George Bank, as well as all the parties to the Transaction Documents, are faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which limit date calculations or assign special meanings to some dates. Any of St.George Bank's or any of the other parties to the Transaction Documents computer systems that have date sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to account of payments on the housing loans, process transactions, send bills or servicing or collection facilities. In addition, the Year 2000 issue could affect the ability of borrowers to receive bills for payments on the housing loans sent by St.George Bank or make payments on these bills. In addition, if the issuer trustee or those vendors on whom it relies does not have a computer system that is Year 2000 compliant by the year 2000, the issuer trustee's ability to make distributions on the notes may be materially and adversely affected. In addition, a substantial part of St.George Bank's operations and service delivery to partners and customers could be rendered inoperable if public utility services fail.

     Under the direction of the St.George Bank's Chief Executive Officer, with sponsorship by the Chief General Manager - Information Technology, an initial assessment of Year 2000 compliance of St.George Bank's systems commenced in the middle of 1996. Following a report to the St.George Bank's board of directors, the directors requested that a formal program structure be formed and overseen by a Year 2000 Steering Committee, chaired by St.George Bank's Managing Director. A Year 2000 program office has been established to centrally drive and guide all projects within the Year 2000 program across the full breadth of the St.George Bank group. The program office monitors progress of Year 2000 initiatives and reports monthly to the Year 2000 Steering Committee.

     The Managing Director is kept informed of project progress and updates are provided, on a regular basis, to St.George Bank's Board and St.George Bank's Audit Committee.

     The Year 2000 Program is divided into five key areas:

     1. Critical Applications;

     2. IT Infrastructure;

     3. Business Units;

     4. Property; and

     5. Contingency Planning.

     St.George Bank's internal audits are complemented by St.George Bank's external auditors as well as independent consultants to ensure both the timeliness and the quality of work. St.George Bank provides regular updates to regulatory authorities such as the Australian Stock Exchange and the Australian Prudential Regulation Authority.

     St.George Bank's approach to achieving compliance of its systems and services is to take reasonable steps to satisfy itself that its systems and services will not be materially affected by the year 2000 date change. This includes pursuing from third parties on whom St.George Bank is critically dependent, statements of compliance relating to their systems and services.

     The St.George Bank Year 2000 Program has approximately 210 personnel employed either as full-time employees or contractors. More staff from other divisions of St.George Bank are also involved in Year 2000 work as commissioned by the Program.

     The estimated total cost of St.George Bank's Year 2000 project is AS$66 million or US$__ million. Expenditures to the end of June 1999 were AS$49 million or US$__ million.

State of Readiness

     The three preliminary phases, assessment, audit and inventory, were completed on schedule during 1997 and 1998. Remediation of critical St George applications was largely completed in October 1998 and is now finalized. This included preliminary testing with a variety of year 2000 dates which were inserted into St.George Bank's IT systems and software. Due to the demands caused by the integration of IT systems resulting from the merger of St.George Bank with Advance Bank and Bank SA, compliance testing in a year 2000 environment had to be scheduled for completion by July 31, 1999. All compliance testing was successfully completed. Regression testing to take account of further changes introduced by the integration activities will be ongoing through September 1999.

     As of July 31, 1999, progress in each of the five key areas is as follows:

     1.   Critical IT Applications.

          All target critical applications have achieved compliance.

     2. IT Infrastructure, including all mainframe, networking, internal telecommunications, server and desktop based systems:

          o    all mainframe and associated components have been remediated;

          o    all communications management equipment has been remediated;

          o    network services have been substantially remediated;

          o roll out of a standard operating environment desktop is in progress, scheduled for completion August 30, 1999; and

          o systems platform testing has been completed as part of the compliance testing of applications.

     3.   Business Units.

     Within St.George Bank's business units, the Year 2000 Program investigated the following major categories of inventory:

          o    Business services supplied by external vendors:

               The process for obtaining compliance statements from all vendors providing critical external services was completed in January 1999. Some ongoing monitoring of service providers continues as a result of change in management control. Service vendors who have not been able to provide acceptable evidence of compliance are being monitored and pursued. St.George Bank is either replacing service vendors who continue to provide unsatisfactory responses or developing appropriate contingency plans for such service vendors where suitable alternate service suppliers are not available.

          o    Major Customers:

               All commercial exposures greater than A$1,000,000 and Treasury customers have been surveyed to determine their level of Year 2000 readiness. To date, 98% of these customers have provided a response that is satisfactory to St.George Bank.

               As of June 30, 1999, customer lists have been reviewed by Group Credit and Treasury. For customers that have not satisfied St.George Bank of their compliance status, each client will be contacted and reviewed over the quarter ending September 30, 1999 at which time, should the client not have satisfied St.George Bank of their compliance status, action will be commenced to limit activity or remove the company from the customer list until an acceptable level of risk can be attained.

               References to St.George being "satisfied" as regards customer compliance are based wholly on a review of answers to questionnaires or materials published by that party. St.George Bank has not conducted a Year 2000 audit of such parties and is not certifying their preparedness.

     4.   Property

     St.George Bank currently occupies leased and owned premises in each Australian state and territory. Remediation and testing work on these buildings is complete.

     5.   Contingency Planning.

     Critical business processes were identified and impact assessed in terms of business closure, liquidity, external factors, occupational health and safety, operations, customers, counterparties, litigation, reputation and regulation categories. Contingency plans are completed for critical processes with high risk of failure.

       Contingency plans are completed for buildings over 5,000 square meters with complex building systems, which are critical to the continuity of Bank operations, such as those which house core computer systems, and building services where major tenants are located. The plans take into account building systems and utilities dependencies.

     Contingency plans are completed for IT infrastructure and applications.

     Contingency strategies include:

     o    Full test of disaster recovery test;

     o    Operating branches off line;

     o    Retain batch file inputs; and

     o Ensure suitable disaster recovery and development testing environments are available.

     The following additional activities are scheduled for the second half of 1999:

     o Ongoing maintenance of contingency planning activities in conjunction with changing risk assessment; and

     o    Appropriate rehearsal of contingency plans.

     Development of Year 2000 transition management plan including:

     o    Establishment of command centre;

     o    Integration of contingency plans; and

     o    Testing systems over the date change weekend.

IT Moratorium

     A freeze on changes to any part of the St.George Bank's IT environments, such as software, hardware and networks, has been imposed from October 1, 1999 to January 15, 2000. In addition, the freeze on changes for all clearing systems is extended until March 15, 2000. Both these actions are intended to minimize and manage the risk of Year 2000 errors being re-introduced to the IT environment.

Interbank Testing

     St.George Bank participated in the testing of electronic payments clearing systems with nominated external testing partners as requested by the Australian Payments Clearing Association on behalf of the Australian Prudential Regulatory Authority. St.George Bank has met or exceeded all Australian Payments Clearing Association test schedule milestones and has completed the five designated "test streams" with nominated industry partners satisfactorily. A further period of "Preservation Testing" has been scheduled for August and September 1999 by the Australian Payments Clearing Association.

Purchasing Policy and New Systems Development

     All activities relating to the acquisition or construction of new IT systems are governed by corporate policy requiring that any such new items are Year 2000 compliant at the time of their deployment into production.

                      Prepayment and Yield Considerations

     The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

General

     The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

Prepayments

     Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

     o refinancing by mortgagors with other financiers; receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

     o receipt by the issuer trustee of insurance proceeds in relation to a claim under a mortgage insurance policy in respect of a housing loan;

     o repurchase by the seller as a result of a breach by it of certain representations;

     o receipt by the trust of any net amount attributable to principal from another trust established under the Master Trust Deed with respect to the substitution of a housing loan;

     o repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

     o receipt of proceeds of enforcement of the Security Trust Deed prior to the Final Maturity Date; or

     o receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

          o    repurchased by St.George Bank under its right of first refusal;
               or

          o    sold to a third party

     Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     o    the degree to which a note is purchased at a discount or premium; and

     o the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of such housing loans.

     A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans.

Weighted Average Lives

     The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

     Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

     The following tables are based on a constant prepayment rate model. Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither of the seller nor the manager believes that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

     The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal distributions on the notes may be made earlier or later than the tables indicate.

     For the purpose of the following tables, it is assumed that:

     o the housing loan pool consists of fully-amortizing housing loans having the following approximate characteristics:

                        Initial                     Original        Remaining
         Pool          Principal       Interest       Term           Term to
        Number          Amount           Rate      to Maturity       Maturity
       -------         ---------       --------    -----------      ---------
          1
          2
          3

     o    the closing date for the notes is _________, 1999;

     o payments on the notes are made on the quarterly payment date, regardless of the day on which payment actually occurs, commencing in November 1999 and are made in accordance with the priorities described in this prospectus;

     o the housing loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     o the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in September 1999, with no defaults;

     o there are no redraws or payment holidays with respect to the housing loans;

     o all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the prepayment;

     o principal collections are distributed according to the rules of distribution set forth in this prospectus;

     o    all payments under the swaps are made as scheduled;

     o St.George Bank does not exercise optional termination, except with respect to the line titled "Weighted Average Life - To Call (Years)"; and

     o to the extent that the sum of the A$ Equivalent of the total outstanding principal balance of the notes exceeds the housing loan principal as of the cut-off date, the issuer trustee will treat the amount of this difference as Gross Principal Collections and pass the amount through to noteholders on the first payment date.

     It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than as indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

     In all three of the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     o multiplying the amount of each payment of principal thereof by the number of years from the date of issuance to the related payment date,

     o    summing the results, and

     o dividing the sum by the aggregate distributions of principal referred to in the first clause above and rounding to two decimal places.

   Percent of Initial Principal Outstanding at the Following Percentages of

                           Constant Prepayment Rate

                               Class A-1 Notes

 Date                               0%      10%        15%        20%       25%        35%        45%
  Initial Percent .................100      100        100        100       100        100        100

 Weighted Average Life--
       To Maturity (Years)
       To Call (Years)

   Percent of Initial Principal Outstanding at the Following Percentages of

                           Constant Prepayment Rate

                               Class A-2 Notes

 Date                               0%      10%        15%        20%       25%        35%        45%
  Initial Percent .................100      100        100        100       100        100        100


 Weighted Average Life--
       To Maturity (Years)
       To Call (Years)

                               Use of Proceeds

     The net proceeds from the sale of the Class A notes will amount to A$______ and will be used by the issuer trustee to acquire from the seller equitable title to housing loans and related mortgages and for general expenses of the transaction.

                      Legal Aspects of the Housing Loans

     The following discussion is a summary of legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ substantially between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated. The summary is subject to the applicable Australian federal and state laws governing real property and the granting and enforcement of security over real property.

General

     There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over their property The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of St.George Bank.

Nature of Housing Loans as Security

     There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Only land which is Torrens title land may be used to secure housing loans, and thus constitute mortgaged property

     "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

     Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

     Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title" or "urban leasehold."

Strata Title

     "Strata title" was developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by a "body corporate" for the benefit of the individual proprietors. All proprietors are members of the body corporate, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors, including the rules governing the apartment block.

     Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold

     All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

     o cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     o where it involves residential property, is subject to a nominal rent of 5 cents per annum on demand.

     As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with their leasehold interest, including granting a mortgage over the property, without consent from the government.

     In all cases where mortgaged property consists of a leaselhold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

     Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

Taking Security Over Land

     The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

     Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies

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of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

     In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

     In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

     Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

St.George Bank as Mortgagee

     St.George Bank is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

     Prior to any Title Perfection Event St.George Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee is entitled, under an irrevocable power of attorney granted to it by St.George Bank, to be registered as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the manager is entitled to lodge caveats on the register publicly to notify its interest in the mortgages.

Enforcement of Housing Loans

     Subject to the discussion in this section, if a borrower defaults under a housing loan the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

     o The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     o The mortgagee may, in limited circumstances, lease the property to third parties.

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     o    The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgage extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     o The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     o The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied into registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

     A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which are required to be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

Penalties and Prohibited Fees

     Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Certain jurisdictions prescribe a maximum recoverable interest rate, although in most jurisdictions there is no specified threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as the prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but a rate which is too high may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Law, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

     The Consumer Credit Legislation requires that any fee or charge to be levied by the lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also from time to time prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees must be reasonable otherwise they may be reduced or set aside.

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Bankruptcy

     The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

     o    the disposition was made to defraud creditors; or

     o the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

     The insolvency of a company is governed by the Corporations Law of the relevant Australian jurisdiction. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Law because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     o when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction;

     o the transaction occurred within a prescribed period prior to the commencement of the winding up of the company; and

     o    when an extortionate interest rate is levied.

Environmental

     Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the states. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some states expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all states, lenders are expressly excluded from the definitions of one or more of these categories.

     Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

     Some environmental legislation provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over

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pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations

     The current transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by St.George Bank to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of St.George Bank in the event of an insolvency of St.George Bank. Similarly, the assets in the Trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

     If any Insolvency Event occurs with respect to the issuer trustee, the Security Trust Deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents - Security Trust Deed - Enforcement of the Charge". The security created by the Security Trust Deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the Security Trust Deed. The proceeds of enforcement of the Security Trust Deed are to be applied by the security trustee as set out in "Description of the Transaction Documents - The Security Trust Deed - Priorities under the Security Trust Deed." If the proceeds from enforcement of the Security Trust Deed are not sufficient to redeem the Class A notes in full, some or all of the Class A noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans

     Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to investment properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation

     Under the Consumer Credit Legislation a borrower has the right to apply to a court to do the following, amongst other things:

     o vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract or that its material terms were not disclosed;

     o reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     o have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     o obtain an order for a civil penalty against the seller, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     o obtain restitution or compensation from the seller in relation to breaches of the Consumer Credit Legislation in relation to a housing loan.

     The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans. It will take this legal title

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subject to any breaches of the Consumer Credit Legislation by the seller. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to you under the notes. The seller has indemnified the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a mortgage.

                   United States Federal Income Tax Matters

Overview

     The following is a summary of all material United States federal income tax consequences of the purchase, ownership and disposition of notes by investors who are subject to United States federal income tax. This summary is based upon current provisions of the Internal Revenue Code of 1986, proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions, represent the opinion of Mayer, Brown & Platt, special United States federal tax counsel for the seller, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

     Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the notes. However, the following discussion does not discuss the unique tax consequences of the purchase, ownership and disposition of the notes by investors that are given special treatment under the United States federal income tax laws, including:

     o    banks and thrifts;

     o    insurance companies;

     o    regulated investment companies;

     o    dealers in securities;

     o investors that will hold the notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

     o    foreign investors;

     o    trusts and estates; and

     o pass-through entities, the equity holders of which are any of the foregoing.

     Additionally, the discussion regarding the notes is limited to the United States federal income tax consequences to the initial investors and not to a purchaser in the

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secondary market and to investors who will hold the notes as "capital assets"
within the meaning of Section 1221 of the Code.

     We suggest that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes, including the advisability of making any election discussed under "Market Discount".

     It is anticipated that the issuer trustee will be indemnified for any United States federal income taxes imposed on it in its capacity as trustee of the trust. However, based on the representation of the issuer trustee that the trust is not conducting, and will not conduct any activities in the United States, other than in connection with its issuance of the notes, in the opinion of Mayer, Brown & Platt, the issuer trustee, solely in its capacity as trustee for the trust, will not be subject to United States federal income tax on the income of the trust.

General

     You will be required to report interest income on the notes you hold in accord with your method of accounting.

Sale of Notes

     If you sell a note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the note. Your adjusted tax basis in a note will equal your cost for the note, decreased by any amortized premium and any payments other than interest made on the note and increased by any market discount or original issue discount included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

Market Discount

     You will be considered to have acquired a note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

     In the case of a sale or other disposition of a note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

     In the case of a partial principal payment of a note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

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     Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, the explanatory conference committee Report to the Tax Reform Act of 1986 indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     o for those obligations that have original issue discount market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

     o for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

     Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

     Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

     Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium

     You will generally be considered to have acquired a note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the notes, the previously discussed conference report indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations.

Backup Withholding

     Backup withholding taxes will be imposed on payments to you at the rate of 31% on interest paid, and original issue discount accrued, if any, on the notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification

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number, and a statement that you are not required to pay backup withholding.
Exempt investors, such as corporations, tax exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or nonresident aliens who provide certification of their status as non resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

     Recently, the Treasury Department issued new regulations which make modifications to the backup withholding and information reporting rules described in this section. The new regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. We suggest that you consult your own tax advisors regarding these new regulations.

                            Australian Tax Matters

     The following statements with respect to Australian taxation are the material tax consequences to the United States noteholders of holding notes and are based on advice received by the issuer trustee. Purchasers of notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction of the ownership of or any dealing in the notes.

Payments of Principal, Premiums and Interest

     Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

     Pursuant to section 128F of the Income Tax Assessment Act 1936 of the Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met.

     These conditions are:

     o the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A (lAB) of the Tax Act, is paid;

     o the notes are issued outside Australia for the purposes of raising finance outside Australia;

     o interest is paid outside Australia; and

     o the notes, or a global bond or note or interests in such a global bond or note, are issued in a manner which satisfied the public offer test as prescribed under section 128F of the Tax Act.

     The issuer trustee will seek to issue the notes and interests in any global note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act including by listing the notes.

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     In August 1998 the Australian government announced a legislative change to section 128F which would explicitly confirm that companies acting as trustees could qualify as issuers recognized by section 128F. It was proposed that companies acting as trustees would qualify where the only beneficiaries of the trusts of which they acted as trustee were companies. It was specifically recognized that this measure would allow financial institutions involved in securitisation transactions more easily to access the concession afforded by section 128F.

     After consultation the Australian Taxation Office indicated that section 128F will apply to payments of interest on notes by the issuer trustee as a corporate trustee, provided the conditions to the application of section 128F are satisfied.

     The public offer test will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the notes were being or would later be acquired directly or indirectly by:

     o    a resident of Australia for the purpose of section 128F of the Tax
Act; or


     o an associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note.


     "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be the manager as the residual beneficiary of the trust and the associates of the manager and the other beneficiaries of the trust, if any, from time to time.


     The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Tax Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

     The Taxation Laws Amendment Bill (No. 2) 1999 proposed further concessionary amendments to section 128F. If the amendments are enacted, section 128F would no longer require that the notes should be issued outside Australia, or that the interest on such notes should be paid outside Australia. These measures are being considered by Parliament. If they become law they will be applicable to the notes because the amendments are applicable to debentures issued after July 2, 1998.

Profit on Sale

     Under existing Australian law, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

     o    the notes are not held as part of an Australian Establishment; and
     o    the profits do not have an Australian source.

     The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have an Australian Establishment, the profit should not have an Australian source.

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     There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption conditions in section 128F of the Tax Act. These rules can apply when:

     o notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in the country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia; or

     o notes are sold to an Australian resident in connection with a "washing arrangement" as defined in the Tax Act.

Goods and Services Tax

     From July 1, 2000, a goods and servicer tax will be payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supplies on or after July 1, 2000, it will have to pay goods and services tax equal to 1/11th of the total amount received for the supply. However, on the basis of the current GST Legislation, it is likely that the issue of the notes and the payment of interest or principal on the notes to you will not be taxable supplies.

     If the supply is

     o "goods and services tax free," the issuer trustee does not pay a goods and services tax on the supply and can obtain goods and services tax credits for goods and services taxes paid on things acquired to make the supply; or

     o "input taxed," which includes financial supplies, the issuer trustee does not pay a goods and services tax on the supply, but is not entitled to goods and services tax credits for goods and services tax paid on things acquired to make the supply.

     Services provided to the issuer trustee will be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. It is not possible at this stage to identify which services supplied to the issuer trustee will be taxable supplies. However, under the Supplementary Terms Notice, certain fees paid by the issuer trustee, namely the manager's fee, the issuer trustee's fee, the security trustee's fee and the servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:

     o the issuer trustee, the manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

     o the increase will not result in the downgrading or withdrawal of the rating of any notes.


     If other fees payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation or otherwise may be increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may not be entitled to an input tax credit for that increase and the

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Trust expenses will increase, resulting in a decrease in the funds available to the Trust to pay you.

     The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of the St.George Bank standard mortgage documentation that the borrower must maintain full replacement value property insurance at all times.

     The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     o    the property is no longer being used as a residence; or

     o the property is used as commercial residential premises such as a hostel or boarding house; or

     o the borrower is the first vendor of the property - the borrower built the property; or

     o    the mortgaged property has not been used predominantly as a residence.

     Because the issuer trustee is an insured party under the mortgage insurance policies, it may have to account for goods and services tax in respect of any claim payment received. However, under the current draft of the goods and services tax legislation, where the claim payment is made in respect of an insurance policy on which the insured was not entitled to an goods and services tax credit on the premium payable, the insured does not have to account for goods and services tax in respect of the claim payment.

     Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Other Taxes

     No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the notes. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

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


                Enforcement of Foreign Judgments in Australia

     Crusade Management Limited is an Australian proprietary company incorporated with limited liability under the Corporations Law. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Crusade Management Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Crusade Management Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     o the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     o the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     o the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     o    the judgment is a penal or revenue judgment; or

     o there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

     A judgment by a court may be given in some cases only in Australian dollars. Crusade Management Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceedings arising out of this offering. Crusade Management Limited has appointed CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent upon whom process may be served in any such action.

     All of the directors and executive officers of Crusade Management Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Crusade Management Limited has been advised by its Australian counsel Allen Allen & Hemsley, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                      Exchange Controls and Limitations

     Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     o    the Government of Iraq or its agencies or nationals;

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


     o the authorities of the Federal Republic of Yugoslavia (Serbia and Montenegro); or

     o the Government of Libya or any public authority or controlled entity of the Government of Libya.

                             ERISA Considerations

     Subject to the considerations discussed in this section, the notes are eligible for purchase by employee benefit plans.

     Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these Benefit Plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified, except if prudent not to do so, and in accordance with governing plan documents.

     Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears, at the time of their initial issuance that the notes should be treated as debt without substantial equity features for purposes of the regulation and that the notes do not constitute equity interests in the trust for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurred losses.

     However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the manager, the note trustee, the seller or the security trustee is or becomes a party in interest or a disqualified person with respect to these Benefit Plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

     o Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     o Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

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


     o Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     o Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     o Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

     By your acquisition of a note, you shall be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or the Code.

     Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements.

     If you are a plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                       LEGAL INVESTMENT CONSIDERATIONS

     The Class A notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Class A notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Class A notes as legal investments for you.

                            AVAILABLE INFORMATION

     Crusade Management Limited, as manager, has filed with the SEC a registration statement under the Securities Act with respect to the Class A notes offered pursuant to this prospectus. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of the registration statement, including any amendments or exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov."

                             RATINGS OF THE NOTES

     The issuance of the Class A-1 and Class A-2 notes will be conditioned on obtaining a rating of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch IBCA. The issuance of the Class B notes will be conditioned on obtaining a

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


rating of "AAA" by Standard & Poor's, "Aal" by Moody's and "AAA" by Fitch IBCA. You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. The ratings of the Class A notes will be based primarily on the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the Class A notes, the availability of excess interest collections after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the Liquidity Facility, the creditworthiness of the swap providers and the mortgage insurer and the foreign currency rating of Australia. The Commonwealth of Australia's current local currency long term debt rating is "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch IBCA. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a rating agency's view of the likelihood that cash flow on the assets in such country's currency will be permitted to be sent outside of that country.

                            METHOD OF DISTRIBUTION

UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated ____ , St.George Bank and the manager have agreed to sell to the underwriters, for whom Credit Suisse First Boston Corporation is acting as representative, the following respective principal amounts of the Class A notes:

                                                   Principal         Principal
                                                   Amount Of         Amount of
                                                   Class A-1         Class A-2
                                                       Notes             Notes
UNDERWRITER                                            (US$)             (US$)
                                                   ---------         ---------

Credit Suisse First Boston Corporation .........          $_                $_
                                                   ---------          --------
Total ..........................................          $_                $_

     The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A notes if any are purchased.

     The underwriters propose to offer the Class A notes initially at the public offering prices on the cover page of this prospectus and to selling group members at the price less a concession not in excess of the respective amounts set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the respective amounts set forth in the following table to other broker deals.

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


                                                   Selling        Reallowance
CLASS                                          Concessions           Discount
-----------                                     -----------       -----------
A-1 .........................................           _%                 _%
                                                 -----------      -----------
A-2 .........................................           _%                 _%
                                                   -----------    -----------
                                                   -----------    -----------
     Credit Suisse First Boston Corporation has informed St.George Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Class A notes.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Class A notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     The public offering price and concessions may be changed after the initial public offering of the Class A notes.

     St.George Bank and the manager have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in connection with the Securities Act.

     In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with St.George Bank and its affiliates.

OFFERING

     The Class A notes will be offered by the underwriters, subject to prior sale, if and when they are issued to and accepted by them. The underwriters reserve the right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A notes will be made on or about the closing date, against delivery of payment for the notes in immediately available funds.

OFFERING RESTRICTIONS

United Kingdom

     Each underwriter has severally represented and agreed with the issuer trustee that:

     o it has not offered or sold and will not offer or sell any Class A notes to persons in the United Kingdom prior to admission of the Class A notes to

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


          listing in accordance with Part IV of the Financial Services Act, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, a principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act;

     o it has complied and will comply with all applicable provisions of the Financial Services Act with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom; and

     o it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issues of the Class A notes, other than any document which consists of or of any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under the Financial Services Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order
          1996 (as amended) or is a person to whom the document may otherwise lawfully be issued or passed on.

Australia

     The Class A notes may not, in connection with their initial distribution, be offered or sold, directly or indirectly, in the Commonwealth of Australia, its territories or possessions, or to any resident of Australia. Each underwriter has severally represented and agreed that in connection with the initial distribution of the Class A notes it:

     o has not, directly or indirectly, offered for subscription or purchase or issue invitations to subscribe for or buy nor has it sold, the Class A notes;

     o will not, directly or indirectly, offer for subscription or purchase or issued invitations to subscribe for or buy nor will it sell the Class A notes; and

     o has not distributed and will not distribute any offering circular, or any advertisement or other offering material,

 in Australia, its territories or possessions or to any person who is any of the following:

     o actually known by the underwriter, without an obligation on the underwriter to make any inquiry, to be a resident of Australia for the purposes of section 128F of the Tax Act; or

     o an associate of St.George Bank within the meaning of that section, other than in the capacity of a dealer or underwriter in relation to a placement of the notes, as identified on a list provided by St.George Bank.

                       LISTING AND GENERAL INFORMATION

Listing

     We have made an application to the London Stock Exchange Limited to admit the Class A-1 and Class A-2 notes to the Official List. This prospectus, constitutes listing particulars with regard to the issuer trustee and the Class A-1 and Class A-2

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


notes, in accordance with the listing rules made under Part IV of the Financial Services Act. Copies of the Prospectus have been delivered to the Registrar of Companies in England and Wales for registration in accordance with Section 149 of the Financial Services Act.

     The listing of the Class A notes on the London Stock Exchange will be expressed as a percentage of their principal amount, exclusive of accrued interest. It is expected that listing of the Class A notes on the London Stock Exchange will be granted on or about ________, 1999, subject to the issuance of the Class A notes. The Class A notes will be issued in the form of one or more book-entry notes.

Authorization

     AXA Trustees Limited has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Class A notes. The issue of the Class A notes has been authorized by the resolutions of the board of directors of AXA Trustees Limited passed on _______, 1999.

Litigation

     AXA Trustees Limited is not, and has not, been involved in any litigation or arbitration proceedings which may have, or have had during the twelve months preceding the date of this prospectus, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

Euroclear and Cedelbank

     The Class A notes have been accepted for clearance through Euroclear and Cedelbank with the following CUSIP numbers, common codes and ISINs for each class of notes:

                                                         CUSIP           ISIN
                                                         -----           ----
Class A-1 ..............................................
Class A-2 ..............................................

Documents Available for Inspection

     You may inspect copies of the following documents during normal business hours on any weekday, excluding Saturdays, Sundays and public holidays, at the offices of HSBC Services, Mariner House, Pepys Street, London EC3N4DA United Kingdom, during the period of fourteen days from the date of this prospectus:

     o    the Constitution of the issuer trustee;

     o the Master Trust Deed among St.George Bank, the issuer trustee and the manager, dated March 14, 1998;


     o the Servicing Agreement among the issuer trustee, the manager and the servicer, dated March 19, 1998;


     o the Custodian Agreement among the issuer trustee, the manager and the custodian, dated March 19, 1998;

     o the following, which, prior to the closing date, will be in draft form:

     o the Supplementary Terms Notice among the issuer trustee, the manager, the security trustee, the note trustee, the seller, the servicer and the custodian, dated on or about __________ , 1999;

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


     o the Security Trust Deed among the issuer trustee, the manager, the security trustee and the note trustee, dated on or about ______________ , 1999;

     o the Note Trust Deed among the issuer trustee, the manager and the note trustee, dated on or about ______________ , 1999;

     o the Agency Agreement among the issuer trustee, the manager the note trustee, the principal paying agent and the calculation agent, dated on or about ______________ , 1999;

     o the Servicing Agreement Amendment Agreement among the issuer trustee, the manager and the servicer, dated on or about ______________ , 1999;

     o the Standby Bank Guarantee among St.George Bank, the issuer trustee and the standby guarantor, dated on or about
          ______________ , 1999;

     o the Redraw Facility Agreement among the issuer trustee, the manager and the redraw facility provider, dated on or about ______________ , 1999;

     o the basis swap among the issuer trustee, the manager, the basis swap provider and the standby basis swap provider, together with the related schedule and confirmation, dated on or about
          ______________ , 1999;

     o the fixed-floating rate swap among the issuer trustee, the manager, the fixed-floating rate swap provider and the standby fixed-floating rate swap provider, together with the related schedule and confirmation, dated on or about ______________ , 1999;

     o the currency swap between the issuer trustee and the currency swap provider, together with the related schedule and confirmations, dated on or about ______________ , 1999;

     o the mortgage insurance policy among St.George Bank, the issuer trustee and Housing Loan Insurance Corporation, dated on or about ______________ , 1999;

     o the powers of attorney from St.George Bank, dated on or about _____, 1999;

     o the Seller Loan Agreement among the issuer trustee, the manager and the seller, dated on or about ______________ , 1999;

     o [the Deed of Indemnity between St.George Bank, the issuer trustee, the manager and the custodian, dated on or about ______________ , 1999;]

     o the Underwriting Agreement among St.George Bank the manager and the underwriters, dated on or about ______________ , 1999.

Consents to Opinions

     Mayer, Brown & Platt has given and not withdrawn their written consent to the inclusion in this prospectus of their opinion in the form and context in which it is included on pages __ and __ and has authorized the content of their opinion for the purposes of section 152(l)(e) of the Financial Services Act.

     Allen Allen & Hemsley has given and not withdrawn their written consent to the inclusion in the prospectus of their opinion in the form and context in which it is included on pages __ , __ , __ and __ and has authorized the content of their opinion for the purposes of section 152(l)(e) of the Financial Services Act.

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
                                 Announcement

     By distribution or arranging for the distribution of this prospectus to the underwriters and the persons to whom this prospectus is distributed, the issuer trustee announces to the underwriters and each such person that:

     o the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Co., as nominee of DTC;

     o in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

     o as a result of the issue of the Class A notes in this manner, these rights will be created.

                                Legal Matters

     Mayer, Brown & Platt, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for St.George Bank and Crusade Management Limited. Allen Allen & Hemsley, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A notes for St.George Bank and Crusade Management Limited.

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

                                   GLOSSARY

A$ Class A-1 Interest Amount           means, for any quarterly payment date, the amount in Australian dollars which is calculated:

                                       o  on a daily basis at the rate set out in the currency swap relating to the Class A-1 notes which shall be AUD-BBR-BBSW, as defined in the ISDA Definitions, as of the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days, or, in the case of the first Interest Period, 60 days, plus a margin;

                                       o  on the A$ Equivalent of the aggregate of the outstanding principal balances of the Class A-1 notes as of the first day of the Interest Period ending on, but excluding, that payment date; and

                                       o  on the basis of the actual number of days in that Interest
                                          Period and a year of 360 days.

A$ Class A-2 Interest Amount           means, for any quarterly payment date, the amount in Australian dollars which is calculated:

                                       o  on a daily basis at the rate set out in the currency swap relating to the Class A-2 notes which shall be AUD-BBR-BBSW, as defined in the ISDA Definitions, as of the first day of the Interest Period ending on, but excluding, that payment date with a designated maturity of 90 days, or, in the case of the first Interest Period, 60 days, plus a margin;

                                       o  on the A$ Equivalent of the aggregate of the outstanding principal balances of the Class A-2 notes as of the first day of the Interest Period ending on, but excluding, that payment date; and

                                       o  on the basis of the actual number of days in that Interest
                                          Period and a year of 360 days.

A$ Equivalent .......................  means, in relation to an amount denominated or to be denominated in US$, the amount converted to and denominated in A$ at the rate of exchange set forth in the currency swap for the exchange of
                                       United States dollars for Australian dollars.

Accrued Interest Adjustment .........  means the amount equal to any interest and fees accrued on the housing loans up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date.

Agency Agreement ....................  means the Agency Agreement among the issuer trustee, the principal paying agent and the calculation dated on or about ___.

APPROVED BANK .......................  means:

                                       o  a bank, other than St.George Bank, which has a short-term rating of at least F1+ from Fitch IBCA, P-1 from Moody's, and
                                          A-1+ from Standard & Poor's;

                                       o  a bank, including St.George Bank, which has a short-term rating of at least F-1+ from Fitch IBCA, P-1 from Moody's and
                                          A-1 from Standard & Poor's, provided that the total value of deposits held by the bank in relation to a trust does not
                                          exceed twenty percent of the sum of the aggregate of the
                                          Stated Amounts of the notes; or

                                       o  St.George Bank provided that St.George Bank has a short-term rating at least F-1+ from Fitch IBCA, P-1 from Moody's, and
                                          A-1+ from Standard & Poor's;

Australian Establishment ............  means a business carried on, at or through a permanent establishment in Australia

Authorized Investments ..............  consist of the following:

                                       o  cash on hand or at an Approved Bank;

                                       o  bonds, debentures, stock or treasury bills of any
                                          government of an Australian jurisdiction;

                                       o  debentures or stock of any public statutory body
                                          constituted under the law of any Australian jurisdiction
                                          where the repayment of the principal is secured and the
                                          interest payable on the security is guaranteed by the
                                          government of an Australian jurisdiction;

                                       o  notes or other securities of any government of an Australian jurisdiction;

                                       o  deposits with, or the acquisition of certificates of deposit, whether negotiable, convertible or otherwise, issued by an
                                          Approved Bank;

                                       o  bills of exchange which at the time of acquisition have a remaining term to maturity of not more than 200 days,
                                          accepted or endorsed by an Approved Bank;

                                       o  securities which are "mortgage-backed securities" within the meaning of both the Duties Act, 1997 of New South Wales and the Trustee Act, 1958 of Victoria;

                                       o  any other assets of a class of assets that are both:

                                          o  prescribed for the purposes of sub-paragraph
                                             ____ of the definition of a "prescribed property" in the
                                             Duties Act, 1997 of New South Wales or are otherwise
                                             included within the definition of "pool of mortgages"
                                             in that Act, and

                                          o  declared by order of the Governor in Council of Victoria and published in the Victorian Government Gazette to be
                                             assets for purposes of Subdivision 17A of the Stamps Act,
                                             1958 of Victoria or are otherwise included within sub-
                                             paragraph (b)(ii) of the definition of "pool of mortgages"
                                             in section 137NA of that Act.

                                       As used in this definition, expressions will be construed and, if necessary read down, so that the notes in relation to the
                                       Trust constitute "mortgage-backed securities" for the purposes of both the Duties Act, 1997 of New South Wales and the Stamps
                                       Act, 1958 of Victoria.

                                       Each of the investments in the second, third, fourth, seventh and eighth bullet points outlined above must have a long term rating of AAA or a short term rating of A-1+, as the case may be, from Standard & Poor's, a long term rating of Aaa or a short term rating of P-1, as the case may be, from Moody's and a long term rating of AAA or a short term rating of F1+, as the case may be, from Fitch IBCA. Each of the investments in the second to eighth bullet points outlined above,
                                       inclusive, must mature no later than the next quarterly
                                       payment date following its acquisition. Each investment must be denominated in Australian dollars. Each investment must be of a type which does not adversely affect the risk weighting expected to be attributed to the notes by the [Financial
                                       Services Authority] [Bank of England] and must be held by, or in the name of, the Issuer trustee or its nominee.

Available Income ....................  see page ____

Basic Terms Modification ............  means any modification which serves to alter, add, or modify the terms and conditions of such class of notes or the provisions of any of the Transaction Documents if such alteration,
                                       addition or modification is, in the opinion of the note
                                       trustee, materially prejudicial or likely to be materially prejudicial to the noteholders as a whole or the class of
                                       noteholders, which shall include any modification to the date of
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                                       maturity of the class of notes, or a modification which would have the effect of postponing any day for payment of interest in respect of the class of notes, reducing or canceling the amount of principal payable in respect of the class of notes or the rate of interest applicable to the class of notes or altering the percentage of the aggregate outstanding principal balance
                                       required to consent to any action or altering the currency of payment of the class of notes or an alteration of the date or priority of redemption of the class of notes.

Benefit Plan ........................  means a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Agreement Plans.

Business Day ........................  in relation to the Note Trust Deed, the Agency Agreement, any
                                       Class A note and any US$ payments the currency swap, means:

                                       o  any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in London, New York City and
                                          Sydney and in relation to any other Transaction Documents and
                                          A$ payments under the currency swap, means:

                                       o  any day, other than a Saturday, Sunday or public holiday, on which banks are open for business in Sydney.

Carryover Class A Charge Offs........  means, on any quarterly determination date in relation to a Class A note, the aggregate of Class A Charge Offs in relation to that
                                       Class A note prior to that quarterly determination date which have not been reinstated as described in this prospectus.

Carryover Class B Charge Offs .......  means, on any quarterly determination date in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that determination date which have not been reinstated as described in this prospectus.

Carryover Redraw Charge Offs.........  means, on any quarterly determination date in relation the redraw facility, the aggregate of Redraw Charge prior to that quarterly determination date which have not been reinstated as described in this prospectus.

Class A Charge Off ..................  means a Principal Charge Off allocated against the Class A notes.

Class B Charge Off ..................  means a Principal Charge Off allocated against the Class B notes.

Code ................................  means the Internal Revenue Code of 1986.

Default .............................  means a failure by the issuer trustee to comply with:

                                       o  an obligation which is expressly imposed on it by the terms of a Transaction Document; or
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                                       o  a written direction given by the manager in accordance with a
                                          Transaction Document and in terms which are consistent with the requirements of the Transaction Documents in circumstances where the Transaction Documents require or contemplate that the issuer trustee will comply that direction;

                                       in each case within any period of time specified in, or
                                       contemplated by, the relevant Transaction Document for such compliance. However, it will not be a Default if the issuer trustee does not comply with an obligation or direction where the note trustee or the security trustee directs the issuer trustee not to comply with that obligation or direction.

DTC .................................  the Depository Trust Company

Eligibility Criteria ................  see page ____

ERISA ...............................  means the Employee Retirement Income Security Act

                                       o  any security interest over the trust assets is enforced;

                                       o  all or any part of any Transaction Document (other than the basis swap, the redraw facility or the currency swap, in respect of a termination because of a change in the law) is terminated or is or becomes void, illegal, invalid,
                                          unenforceable or of limited force and effect, or a party
                                          becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the basis swap, the standby basis swap, the redraw facility or the currency
                                          swap); or

                                       o  without the prior consent of the Security Trustee, that consent being subject in accordance with the terms of the Security Trust
                                          Deed to the prior written consent of the Note Trustee;

                                          o  the trust is wound up, or the issuer trustee is required to wind up the trust under the Master Trust Deed or applicable law, or the winding up of the trust commences;

                                          o  the trust is held or is conceded by the issuer trustee
                                             not to have been constituted or to have been imperfectly
                                             constituted; or

                                          o  unless another trustee is appointed to the Trust under the
                                             Transaction Documents, the issuer trustee ceases to be
                                             authorized under the Trust to hold the property of the
                                             Trust in its name and to perform its obligations under the
                                             Transaction Documents.
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Excess Available Income .............  see page ____

Exchange Act ........................  means the Securities Exchange Act of 1934, as amended.

Extraordinary Resolution ............  means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes
                                       capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting
                                       Mortgagees

Fair Market Value ...................  means the fair market value as agreed on by the issuer trustee, based on appropriate expert advice, and the seller.

Finance Charge Collections ..........  see page ____

Finance Charge Loss .................  means, with respect to any housing loan, Liquidation Losses which are attributable to interest, fees and expenses in relation to the housing loan.

Financial Services Act ..............  means the Financial Services Act 1986 of the United Kingdom

Gross Principal Collections .........  see page ____

Guaranteed Shortfall ................  see page ____

Insolvency Event ....................  means with respect to the issuer trustee, in its personal capacity and as trustee of a trust, the manager, the servicer, St.George
                                       Bank or the custodian, the happening of any of the following events:

                                       o  except for the purpose of a solvent reconstruction or amalgamation:

                                          o  an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, other than
                                             frivolous or vexatious applications, proceedings, notices and steps, are taken for:

                                          o  the winding up, dissolution or administration of the relevant corporation; or

                                          o  the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its
                                             creditors or a class of them;

                                          o  and is not dismissed, ceased or withdrawn within 15 business days;
                                             the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its
                                             business or disposes of or threatens to dispose of
                                             substantially all of its assets;
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                                       o  the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

                                       o  a receiver, receiver and manager or administrator is
                                          appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except, in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

                                       o  anything analogous to an event referred to in the four
                                          preceding paragraphs or having substantially similar effect, occurs with respect to the relevant corporation.

Interest Period .....................  In relation to a quarterly payment date, means the Period from and including the preceding quarterly date to but excluding the applicable quarterly payment date. However, the first and last interest periods are as follows:

                                       o  first: period from and including the closing date to but excluding the first quarterly payment date

                                       o  last: if the notes are fully retired upon redemption in full, the period from and including the quarterly payment date
                                          preceding the date on which the notes are redeemed in full to but excluding the day on which the notes are redeemed in full.
                                          If the notes are not fully retired upon redemption in full and payment of principal is improperly refused, the last interest period will end on the date on which the note trustee or
                                          principal paying agent receives the moneys in respect of the notes and notifies the holders of that receipt or the date on which the outstanding principal balance of the note, less
                                          charge offs, has been reduced to zero; provided that interest on that note shall thereafter begin to accrue from and
                                          including any date on which the outstanding principal balance of that note, less charge offs, becomes greater than zero.

ISDA Definitions ....................  means the Definitions of the International Swaps and Derivatives
                                       Association, Inc.

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Issuer Trustee's Default ............  means

                                       o  an Insolvency Event has occurred and is continuing in
                                          relation to the issuer trustee in its personal capacity;

                                       o  any action is taken in relation to the issuer trustee in its personal capacity which causes the rating of any notes to be downgraded or withdrawn;

                                       o  the issuer trustee, or any employee or officer of the issuer trustee, breaches any obligation or duty imposed on the
                                          issuer trustee under any Transaction Document in relation to the trust where the manager reasonably believes it may have a
                                          Material Adverse Effect and the issuer trustee falls or
                                          neglects after 30 days' notice from the manager to remedy
                                          that breach;

                                       o  the issuer trustee merges or consolidates with another entity without ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the
                                          Transaction Documents; or

                                       o  there is a change in effective control of the issuer trustee from that existing on the date of the Master Trust Deed to a competitor unless approved by the manager. A competitor is a bank or financial institution that carries on certain
                                          businesses that are the same as, or substantially similar to or in competition with, a business conducted by the seller.

LIBOR ...............................  means:

                                       o  the rate applicable to any Interest Period for three-month, or in the case of the first Interest Period, two-month, deposits in U.S. dollars which appears on the Telerate Page 3750 as of
                                          11:00 a.m., London time, on the determination date; or

                                       o  if such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and calculation agent had specified "USD-LIBOR-
                                          Reference Banks" as the applicable Floating Rate Option under under the ISDA Definitions.

Liquidation Losses ..................  means, with respect to any housing loan for a collection period, the amount, if any, by which the Unpaid Balance of a housing loan, together with the expenses relating to the housing loan, exceeds the Liquidation Proceeds of the housing loan.
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Liquidation Proceeds ................  means, with respect to a housing loan, all amounts recovered from the enforcement of the housing loan and the related mortgage excluding proceeds of a mortgage insurance policy.

Liquidity Draw ......................  means a draw on the Liquidity Account to cover

Liquidity Shortfall .................  means, for any determination date, the excess of the
                                       Shortfall over the amount available for a Principal Draw

Manager's Default ...................  means

                                       o  the manager falls to make any payment required by it within the time period specified in a Transaction Document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

                                       o  an Insolvency Event has occurred and is continuing in relation to the manager;

                                       o  the manager breaches any obligation or duty imposed on the manager under the Master Trust Deed, any other Transaction
                                          Document or any other deed, agreement or arrangement entered into by the manager under the Master Trust Deed in relation to the trust, the issuer trustee reasonably believes that such breach has an adverse effect and the breach is not remedied within 30 days' notice being given by the issuer trustee,
                                          except in the case of reliance by the manager on the
                                          information provided by, or action taken by, the servicer, or if the manager has not received information from the servicer which the manager requires to comply with the obligation or duty; or

                                       o  a representation, warranty or statement by or on behalf of the manager in a Transaction Document or a document provided under or in connection with a Transaction Document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has a Material Adverse
                                          Effect.

Master Trust Deed ...................  means the Master Trust Deed dated March 14, 1998, among St.George Bank, the manager and AXA Trustees Limited.

Material Adverse Effect .............  means, in relation to an event, an event which will materially and adversely affect the amount or the timing of a payment to a noteholder.
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Mortgage Shortfall ..................  See page ____

Mortgagees ..........................  see page ____

Noteholder Mortgagees ...............  means the note trustee, on behalf of the Class A noteholders and the
                                       Class B noteholders.

Note Trust Deed .....................  means the note trust deed among the issuer trustee, the manager, the note trustee, the principal paying agent and the calculation agent.

One Month Bank Bill Rate ............  on any date means the rate:

                                       o  calculated by taking the simple average of the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 a.m., Sydney time, on each of that date and the preceding two business days for each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen
                                          BBSW Page, having a tenor of 30 days;

                                       o  eliminating the highest and lowest mean rates;

                                       o  taking the average of the remaining mean rates; and

                                       o  if necessary, rounding the resultant figure upwards to four decimal places.

                                       If on any day fewer than five BBSW Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that day shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any day the rate for that day cannot be determined in accordance with the foregoing procedures then the rate for that day shall mean such rate as is agreed between the manager and the issuer trustee having regard to comparable indices then available, except that on the first reset date, as defined in the redraw facility, of any Redraw Advance and the two business days preceding that reset date the One Month Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period from that reset date to, but not including, the next reset date.

Payment Shortfall ..................   means, for any determination date, the excess of Total Payments over
                                       Available Income.

Principal Charge Off ...............   means, with respect to a collection period, the amount of Mortgage
                                       Shortfalls for that collection period.
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Principal Collections ...............  see page ___

Principal Draw ......................  means an application of Principal Collections to cover Payment
                                       Shortfall.

Principal Loss ......................  for a collection period means, with respect to any housing loan,
                                       Liquidation Losses which are to principal in relation to the housing loan.

Recovered Amount ....................  amounts received from St. George by the issuer trustee which related to amounts previously paid by the standby guarantor to the issuer trustee allocable, as determined by the manager, to income.

Redraw Advance ......................  means a drawdown on the redraw facility.

Redraw Charge Off ...................  means a Principal Charge Off allocated against the Redraw Principal
                                       Outstanding.

Redraw Principal Outstanding.........  means the amount by which Gross Principal Collections and the available Redraw Retention Amount are insufficient to fund redraws.

Redraw Retention Amount .............  means, for any quarterly collection period, the amount by the manager on the preceding quarterly determination date, as described in
                                       "Description of Class A Notes - Redraws", on page ____.

Redraw Shortfall ....................  means the amount by which Gross Principal Collections and the available
                                       Redraw Retention Amount are insufficient to fund redraws.

Relevant Date .......................  means the date on which a payment first becomes due but, if the full amount of the money payable has not received in New York City by the principal paying agent or the note trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with the terms of notes.

Representative ......................  is in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder.

Secured Moneys ......................  means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any
                                       Mortgagee for any reason whatever under or in connection with a
                                       Transition Document.

Servicing Agreement .................  means the Servicing Agreement as amended by the Servicing Agreement Amendment
                                       Agreement, each among the issuer trustee, the manager, the seller, the servicer and the note trustee.
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Standby Bank Guarantee Limit.........  see page ____

Supplementary Terms Notice...........  means the supplementary terms notice among the issuer trustee, the manager, St.George Bank, as seller, servicer and indemnifier, the security trustee, the note trustee and the custodian.

Tax Act .............................  means the Income Tax Assessment Act of 1936 of the Commonwealth
                                       of Australia.

Termination Date ....................  with respect to the trust shall be the earlier to occur of:

                                       o  the date which is 80 years after the date of creation of the trust;

                                       o  the termination of the trust under statute or general law;

                                       o  full and final enforcement by the security trustee of its rights under the Security Trust Deed after the occurrence of an event of default under the Security Trust Deed; or

                                       o  at any time after all creditors of the trust have been repaid in full, the business day immediately following that date.

Three Month Bank Bill Rate...........  on any date means the rate:

                                       o  calculated by taking the simple average of the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 a.m.,
                                          Sydney time, on each of that date and the preceding two
                                          business days for each BBSW Reference Bank so quoting, but not fewer than five, as being the mean buying and selling rate for a bill, which for the purpose of this definition means a bill of exchange of the type specified for the purpose of
                                          quoting on the Reuters Screen BBSW Page, having tenor of 90 days or, where the relevant date is the first day of the
                                          first Interest Period, 60 days;

                                       o  eliminating the highest and lowest mean rates;

                                       o  taking the average of the remaining mean rates; and

                                       o  if necessary, rounding the resultant figure upwards to
                                          four decimal places.

                                       If on any of the days fewer than five BBSW Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date shall be calculated as above by taking the rates otherwise quoted by five of the BBSW Reference Banks on application by the
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                                       parties for such a bill of the same tenor. If in respect of any day the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that day shall mean such rate as is agreed between the manager and St.George
                                       Bank having regard to comparable indices then available.

Threshold Rate ......................  means, at any time, 0.25% per annum plus the rate of interest that must be set on all of the housing loans, where permitted under the related loan agreements, which will be sufficient, assuming that all of the parties to the Transaction Documents and the housing loans comply with their obligations under the Transaction
                                       Documents and the housing loans, when aggregated with the income produced by the rate of interest on all other housing loans, to ensure that the issuer trustee will have sufficient collections to enable it to meet all of the obligations of the trust, including the repayment of any Principal Draws.

Title Perfection Event ..............  means any of the following:

                                       o  the seller ceases to have a long term credit rating of at least "BBB" from Fitch IBCA, "Baa2" from Moody's, or "BBB"
                                          from Standard & Poor's;

                                       o  an Insolvency Event occurs with respect to the seller;

                                       o  St.George Bank fails to transfer collections to the issuer trustee within the time required under the Servicing Agreement;

                                       o  if the seller is also the servicer, a Servicer Transfer Event;

                                       o  if the seller is also the redraw facility provider, a breach of its obligations, undertakings or representations under the redraw facility if such breach will have a Material Adverse Effect; or

                                       o  the seller breaches any representation, warranty, covenant or undertaking in any Transaction Document which is not remedied within thirty days of the earlier of the seller becoming aware of or receiving notice of the breach.

Total Available Funds ...............  means the sum of Available Income, Principal Draws Liquidity Draws.

Total Payments ......................  means all amounts payable by the issuer trustee on a payment date, as described on page ____.

Unpaid Balance ......................  means the unpaid principal amount of the housing

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                                       loan plus the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage.

USD-LIBOR-Reference Banks              means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks - being four major banks in the
                                       London interbank market agreed to by the calculation agent and the currency swap provider - at approximately 11:00 a.m., London time, on the quarterly determination date to prime banks in the
                                       London interbank market for a period of three months, or in the case of the first Interest Period, two months, commencing on the first day of the Interest Period and in a Representative Amount,
                                       as defined in the ISDA Definitions. The calculation agent will request the principal London office of each of the Reference
                                       Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest
                                       Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the calculation agent and the currency swap provider, at approximately 11:00 a.m., New York
                                       City time, on that quarterly determination date for loans in U.S.
                                       dollars to leading European banks for a period of three months, or in the case of the first Interest Period, two months,
                                       commencing on the first day of the Interest Period and in a
                                       Representative Amount. If no such rates are available in New York
                                       City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.

Voting Mortgages ....................  are:

                                       o  the note trustee alone for as long as amounts outstanding under the notes are 75% or more of Secured Moneys; and

                                       o  otherwise, the note trustee, acting on behalf of the noteholders, and each other Mortgagee.

                                   APPENDIX I

                   TERMS AND CONDITIONS OF THE CLASS A-1 NOTES

 [copy to come]

                                   APPENDIX II

                   TERMS AND CONDITIONS OF THE CLASS A-2 NOTES
[copy to come]

                                    AII - 1

                           Crusade Management Limited

                                     $_____

                                 Mortgage Backed
                               Floating Rate Notes

                       Crusade Global Trust No. 1 of 1999

                      [logo of Crusade Management Limited]


                                   ----------
                                   PROSPECTUS
                                   ----------


                                  Underwriters

                  Credit Suisse First Boston Corporation

                              _____________, 1999

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the securities in any state where the offer is not permitted.

     Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution*

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the notes being registered under this registration statement, other than underwriting discounts and commissions:

      SEC Registration Fee ........................................
      Printing and Engraving ......................................
      Legal Fees and Expenses .....................................
      Trustee Fees and Expenses ...................................
      Rating Agency Fees ..........................................
      Accounting Fees & Expenses ..................................
      Miscellaneous ...............................................
                                                                     -----------
      Total .......................................................
                                                                     ===========

* All amounts except the SEC registration fee are estimates of expenses incurred in connection with the issuance and distribution of the notes.

Item 14. Indemnification of Directors and Officers.

     Pursuant to Section 109 of the Articles of Association of the registrant:

     (1) To the extent permitted by law and without limiting the powers of the registrant, the registrant must indemnify each person who is, or has been, a director or secretary of the registrant against any liability which results directly or indirectly from facts or circumstances relating to the person serving or having served in that capacity in relation to the registrant or any of its subsidiaries or in the capacity of an employee of the registrant or any of its subsidiaries:

          (a) to any person (other than the registrant or a related body corporate), which does not arise out of conduct involving a lack of good faith or conduct known to the person to be wrongful;

          (b) for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, in which judgment is given in favor of the person or in which the person is acquitted, or in connection with any application in relation to such proceedings in which the court grants relief to the person under the Corporations Law and the Corporations Regulations of Australia.

     (2) The registrant need not indemnify a person as provided for in paragraph (1) in respect of a liability to the extent that the person is entitled to an indemnity in respect of that liability under a contract of insurance.

     (3) To the extent permitted by law and without limiting the powers of the registrant, the board of directors may authorize the registrant to, and the registrant may enter into any:

          (a)  documentary indemnity in favor of; or

          (b)  insurance policy for the benefit of,

          a person who is, or has been, a director, secretary, auditor, employee or other officer of the registrant or of a subsidiary of the registrant, which indemnity or insurance policy may be in such terms as the board of directors approves and, in particular, may apply to acts or omissions prior to or after the time of entering into the indemnity or policy; and

     (4) The benefit of each indemnity given in paragraph (1) of Section 109 continues, even after its terms or the terms of this paragraph are modified or deleted, in respect of a liability arising out of acts or omissions occurring prior to the modification or deletion.

Item 15. Recent Sales of Unregistered Securities.

     The following information relates to securities of the registrant issued or sold by the registrant, or for which it has acted as manager with respect to, that were not registered under the Securities Act:

     1. The registrant was incorporated on February 2, 1996. Five fully paid shares of A$1.00 each were allotted to St.George Bank on February 21, 1996.

     2.   The registrant acted as manager with respect to the following:

                             Crusade Trust              Crusade Euro Trust         Crusade Euro Trust
                             No 1 of 1997               No 1 of 1998               No 2 of 1998
                             -------------------------  -------------------------  ------------------------
       Date ..............              August 1, 1997             March 19, 1998        September 29, 1998
       Amount ............               A$500 million             US$500 million            US$325 million

       Type ..............   Mortgage Backed            Mortgage Backed            Mortgage Backed
                             Floating Rate Notes        Floating Rate Notes        Floating Rate Notes
                             Class A Notes $A500m       Class A Notes US$496m      Class A Notes US$314m
                                                        Class B Notes US$4m        Class B Notes US$11m

       Exemption from        100% domestic issue, not   100% European issue, not   100% European issue, not
       Registration ......   offered in the USA.        offered in the USA.        offered in the USA.

       Principal             Bankers Trust Australia    Deutsche Morgan Grenfell   Deutsche Bank BT Alex
       underwriters ......   Limited                    BT Alex Brown              Brown International
                                                        International UBS Limited  Warburg Dillon Read

       Underwriting Fees..   A$1,500,000                US$741,000                 US$619,000

       Offering Price ....   BBSW + 23 basis points     Class A: LIBOR + 18        Class A: LIBOR + 20
                                                        basis points Class B:      basis points Class B:
                                                        LIBOR + 30 basis points    LIBOR + 45 basis points

      Weighted Average
      Life to call .......   3.85 years                 3.5 years                  3.6 years

Item 16. Exhibits and Financial Statement Schedules.

     1.1 Form of Underwriting Agreement.*

     3.1 Memorandum of Association of the Registrant.*

     3.2 Articles of Association of the Registrant.*

     4.1 Master Trust Deed.*

     4.2 Form of the Supplementary Terms Notice.*

     4.3 Form of the Security Trust Deed.*

      4.4 Form of the Note Trust Deed.*
      4.5 Form of Agency Agreement.*
      5.1 Opinion of Mayer, Brown & Platt as to legality of the notes.*
      8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).*
      8.2 Opinion of Allen Allen & Hemsley as to certain tax matters.*
     10.1 The Servicing Agreement.*
     10.2 Form of Servicing Agreement Amendment.*
     10.3 Form of the Redraw Facility Agreement.*
     10.4 Form of the Basis Swap.*
     10.5 Form of the Fixed-Floating Rate Swap.*
     10.6 Form of the Cross Currency Swap.*
     10.7 Form of Standby Guarantee.*
     10.8 Form of Seller Loan Agreement.*
     23.1 Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*
     23.2 Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).*
     24.1 Power of Attorney (included on signature pages).
     25.1 Statement of Eligibility of Note Trustee.*
     99.1 Opinion of Allen Allen & Hemsley as to Enforceability of U.S. Judgments under Australian Law.*

----------
*    To be filed by Amendment.

Item 17. Undertakings.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia, on the 6th day of August 1999.

                                                    Crusade Management Limited

                                                    By: /s/ Paul Leslie Gibbeson
                                                       -------------------------
                                                    Name: Paul Leslie Gibbeson
                                                    Title: Secretary

                                Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Michael Bowan and Diane Citron, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                Title                           Date

      /s/ Gregory Michael Bartlett         Principal Executive Officer           August 6, 1999
      ----------------------------
        Gregory Michael Bartlett

      /s/ Steven George McKerihan          Principal Financial Officer           August 6, 1999
      ----------------------------
        Steven George McKerihan

      /s/ Steven George McKerihan          Principal Accounting Officer          August 6, 1999
      ----------------------------
        Steven George McKerihan

      /s/ Gregory Michael Bartlett         Director                              August 6, 1999
      ----------------------------
        Gregory Michael Bartlett

      /s/ Steven George McKerihan          Director                              August 6, 1999
      ----------------------------
        Steven George McKerihan

        /s/ Keith Andrew Ward              Director                              August 6, 1999
      ----------------------------
          Keith Andrew Ward

                     Signature of Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, the undersigned hereby certifies that it is the agent for service of process in the United States of the registrant with respect to the Registration Statement and signs this Registration Statement solely in such capacity.

                                                 /s/ Stephanie McDonald
                                             -----------------------------------
                                             Name:      Stephanie McDonald
                                             Address:   CT Corporation System
                                                        1633 Broadway
                                                        New York, New York 10019

                                             Telephone: (212) 479-8247

                                 Exhibits Index

                                                                                           Sequential
Exhibit                                                                                       Page
 No.                            Description of Exhibit                                       Number
-------   ----------------------------------------------------------------------           ----------

 1.1      Form of Underwriting Agreement.*
 3.1      Memorandum of Association of the Registrant.*
 3.2      Articles of Association of the Registrant.*
 4.1      Master Trust Deed.*
 4.2      Form of the Supplementary Terms Notice.*
 4.3      Form of the Security Trust Deed.*
 4.4      Form of the Note Trust Deed.*
 4.5      Form of Agency Agreement.*
 5.1      Opinion of Mayer, Brown & Platt as to legality of the notes.*
 8.1 Opinion of Mayer, Brown & Platt as to certain tax matters (included in Exhibit 5.1 hereof).*
 8.2      Opinion of Allen Allen & Hemsley as to certain tax matters.*
10.1      The Servicing Agreement.*
10.2      Form of Servicing Agreement Amendment*
10.3      Form of the Redraw Facility Agreement.*
10.4      Form of the Basis Swap.*
10.5      Form of the Fixed-Floating Rate Swap.*
10.6      Form of the Cross Currency Swap.*
10.7      Form of Standby Guarantee.*
10.8      Form of Seller Loan Agreement.*
23.1      Consent of Mayer, Brown & Platt (included in Exhibit 5.1 hereof).*
23.2      Consent of Allen Allen & Hemsley (included in Exhibit 8.2 hereof).*
24.1      Power of Attorney (included on signature pages).
25.1      Statement of Eligibility of Note Trustee.*
99.1      Opinion of Allen Allen & Hemsley as to Enforceability of U.S.
          Judgments under Australian Law.*
99.1      Opinion of Allen Allen & Hemsley as to Enforceability of U.S.
          Judgments under Australian Law.*

----------
*    To be filed by amendment.